SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant  |X|
Filed by a party other than the registrant |_|
Check the appropriate box:                         |_| Confidential, for Use of
      |_| Preliminary proxy statement                  the Commission Only (as
      |X| Definitive proxy statement                   permitted by Rule
      |_| Definitive additional materials              14a-6(e)(2)
      |_| Soliciting material pursuant to
          Rule 14a-11(c) or Rule 14a-12



                         FIRST CHEROKEE BANCSHARES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
      |_| No fee required
      |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
                          Common Stock, $1.00 par value
-------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:
                                 257,704 shares
-------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $23.60 per share, which is the per share price to be paid in the transaction subject to this Schedule 14A filing
-------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
                                   $6,081,814
-------------------------------------------------------------------------------
      (5) Total fee paid:
                                     $1,217
-------------------------------------------------------------------------------
      |X| Fee paid previously with preliminary materials:
-------------------------------------------------------------------------------
      |_| Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
-------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement no.:
-------------------------------------------------------------------------------
      (3) Filing Party:
-------------------------------------------------------------------------------
      (4) Date Filed:
-------------------------------------------------------------------------------

                         FIRST CHEROKEE BANCSHARES, INC.
                                 9860 Highway 92
                            Woodstock, Georgia 30188
                                 (770) 591-9000


                                November 21, 2003



Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders, which will be held at the Woodstock Library, 7745 Main Street, Woodstock, Georgia 30188, on Tuesday, December 16, 2003, at 3:00 p.m. I hope that you will be able to attend the meeting, and I look forward to seeing you.

         The purpose of the special meeting is for shareholders to vote on an Agreement and Plan of Reorganization, which provides for the reorganization of First Cherokee Bancshares, Inc. into a Subchapter S-Corporation through the merger of First Cherokee Interim Corp. with and into First Cherokee. First Cherokee will be the surviving corporation and will elect to be taxed as an S-Corporation after the reorganization. Interim is a new Georgia corporation, and wholly-owned subsidiary of First Cherokee that we organized solely to facilitate First Cherokee's reorganization into an S-Corporation.

         The reorganization will be effective upon the filing of the articles of merger of Interim with and into First Cherokee with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2003, but it cannot occur until we receive shareholder approval of the reorganization.

         Under the reorganization plan, any shareholder who (1) is not eligible or who does not wish to be a shareholder of the resulting S-Corporation, (2) is not a resident of Georgia, or, (3) who, together with his or her spouse, is the record holder of fewer than 2,500 shares of First Cherokee common stock will receive $23.60 in cash in exchange for each share of First Cherokee common stock that he or she holds as of the effective time of the reorganization. All other shares of First Cherokee common stock will remain outstanding, and each outstanding share of Interim common stock will be cancelled upon the effective time of the reorganization.

         Generally, individuals who are citizens or residents of the United States, estates and certain trusts are eligible to be S-Corporation shareholders. Corporations, limited liability companies, partnerships and IRAs, however, are not eligible S-Corporation shareholders. If you own shares of First Cherokee common stock indirectly through an ineligible S-Corporation shareholder, those shares will be converted to cash as described above, unless those shares are transferred to an eligible shareholder prior to the effective time of the reorganization.

         ELIGIBLE SHAREHOLDERS WHO WISH TO CONTINUE TO BE FIRST CHEROKEE SHAREHOLDERS AFTER THE REORGANIZATION MUST SIGN AND RETURN THE FOLLOWING DOCUMENTS TO FIRST CHEROKEE AT OR BEFORE 5:00 P.M. ON DECEMBER 19, 2003:

     o First Cherokee Shareholders Agreement (the blue attachment is the signature page); and

     o S-Corporation Election Form 2553 (the yellow attachment).

November 21, 2003
Page 2

Instructions for completing and returning these documents are included on the gold attachment. Any shareholder who fails to sign and return the First Cherokee Shareholders Agreement and S-Corporation Election Form at or before 5:00 p.m. on December 19, 2003 will receive $23.60 per share in cash for their shares of First Cherokee Common Stock.

         The board of directors has established November 7, 2003 as the record date for determining shareholders who are entitled to notice of the special meeting, and to vote on the reorganization plan. We enclose the following materials relating to the special meeting:

     o Official notice of the meeting;
     o Proxy statement describing the matters to be voted on at the meeting; and
     o Proxy card for voting at the special meeting (the green attachment).

         The reorganization cannot be completed unless approved by the holders of a majority of the outstanding shares of First Cherokee. Since the directors and executive officers of First Cherokee, directly or indirectly, own 53.1% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured.

         Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it to First Cherokee in the envelope provided on or before December 8, 2003. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

         Please direct any questions you have to Rick Kononen, Kitty Kendrick or me at (770) 591-9000. Although we cannot advise you regarding the merits of the options available to you through the reorganization plan, we can assist you in completing the attached documents. On behalf of the board of directors, I urge you to vote for approval of the reorganization plan.


                                          Sincerely,



                                          /s/ Carl C. Hames, Jr.
                                          ----------------------
                                          Carl C. Hames, Jr.
                                          President and Chief Executive Officer

                         FIRST CHEROKEE BANCSHARES, INC.
                                 9860 Highway 92
                            Woodstock, Georgia 30188
                                 (770) 591-9000

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 16, 2003

         A special meeting of shareholders of First Cherokee Bancshares, Inc. will be held on Tuesday, December 16, 2003, at 3:00 p.m. at the Woodstock Library, 7745 Main Street, Woodstock, Georgia 30188, for the following purposes:

     (1) To vote on the Amended and Restated Agreement and Plan of Reorganization, a copy of which is attached as APPENDIX A to the proxy statement accompanying this notice, providing for the reorganization of First Cherokee into an S-Corporation; and

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE REORGANIZATION PLAN.

         Shareholders of First Cherokee are entitled to statutory dissenters' rights under the reorganization plan. If the shareholders of First Cherokee approve the reorganization plan, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as APPENDIX D to the accompanying proxy statement.

         The board of directors has set the close of business on November 7, 2003, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

         We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

         If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                           By Order of the Board of Directors,

                                           /s/ Carl C. Hames, Jr.
                                           ----------------------
                                           Carl C. Hames, Jr.
                                           President and Chief Executive Officer
November 21, 2003

                         FIRST CHEROKEE BANCSHARES, INC.
                                 9860 Highway 92
                            Woodstock, Georgia 30188
                                 (770) 591-9000

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                      For Special Meeting of Shareholders
                         To Be Held on December 16, 2003
--------------------------------------------------------------------------------

         The board of directors of First Cherokee Bancshares, Inc. has determined that it is in the best interests of First Cherokee and its shareholders to reorganize First Cherokee so that it can be taxed as a Subchapter S corporation. In order to effect the reorganization, the board of directors adopted an Amended and Restated Agreement and Plan of Reorganization that provides for the merger of First Cherokee Interim Corp. with and into First Cherokee. Pursuant to the reorganization plan, First Cherokee will be the surviving corporation and will make an election to be taxed as an S-Corporation after the reorganization. We formed Interim as a Georgia corporation and wholly-owned subsidiary of First Cherokee solely to facilitate the reorganization.

         The reorganization will be effective upon the filing of the articles of merger of Interim with and into First Cherokee with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2003, but it cannot occur until we receive shareholder approval of the reorganization.

         Each share of First Cherokee common stock held of record, or beneficially in the case of shares held in street name, immediately prior to the effective time of the reorganization by the following shareholders will be converted into the right to receive $23.60 in cash:

     o any shareholder who is not eligible to be an S-Corporation shareholder;

     o any shareholder who does not sign and deliver the First Cherokee Shareholders Agreement and S-Corporation Election Form to First Cherokee on or before December 19, 2003;

     o any shareholder who is not a resident of the State of Georgia; or

     o any shareholder who, together with his or her spouse, is the record holder of fewer than 2,500 shares of First Cherokee common stock.

         All other shares of First Cherokee common stock shall remain outstanding after the effective time of the reorganization. Each outstanding share of Interim common stock will be cancelled upon the effective time of the reorganization.

         Generally, individuals who are citizens or residents of the United States, estates and certain trusts are eligible to be S-Corporation shareholders. Corporations, limited liability companies, partnerships and IRAs, however, are NOT eligible S-Corporation shareholders. If you own shares of First Cherokee common stock indirectly through an ineligible S-Corporation shareholder, those shares will be converted to cash as described above, unless those shares are transferred to an eligible shareholder prior to the effective time of the reorganization.

         This proxy statement provides you with detailed information about the proposed reorganization of First Cherokee. We encourage you to read this entire document carefully.

         The board of directors has determined that the terms of the reorganization are procedurally and substantively fair to unaffiliated shareholders. In conformity with Georgia law, those shareholders who receive cash in exchange for their shares of First Cherokee common stock will receive what we believe to be the fair value of their shares, without taking into effect the proposed reorganization of First Cherokee. The board of directors of First Cherokee, including the directors who are not employees of First Cherokee, has unanimously approved the reorganization plan. The reorganization cannot be completed, however, unless approved by the holders of a majority of the outstanding shares of First Cherokee. Since the directors and executive officers of First Cherokee, directly or indirectly, own 53.1% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REORGANIZATION OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 21, 2003. WE FIRST MAILED THIS PROXY STATEMENT TO THE SHAREHOLDERS OF FIRST CHEROKEE ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

         We will update this proxy statement to (1) correct any statements in this document that become false or misleading after the date hereof or (2) reflect any material fact the omission of which would cause statements in this document to be false or misleading.

         You should not construe the contents of this proxy statement or any communication from First Cherokee, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning an investment in shares of First Cherokee common stock.

         First Cherokee makes forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of First Cherokee after the reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various economic, regulatory, and technological future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements.

         The words "we," "our," and "us," as used in this proxy statement, refer to First Cherokee, its wholly-owned subsidiary, First National Bank of Cherokee, and Interim, collectively, unless the context indicates otherwise.

                                TABLE OF CONTENTS


                                                                            Page


SUMMARY TERM SHEET............................................................3

INFORMATION REGARDING SPECIAL MEETING OF SHAREHOLDERS.........................6

   Time and Place of Meeting..................................................6
   Record Date and Mailing Date...............................................6
   Number of Shares Outstanding...............................................6
   Purpose of Special Meeting.................................................6
   Voting At the Special Meeting..............................................6
   Dissenters' Rights.........................................................6
   Procedures for Voting by Proxy.............................................7
   Requirements for Shareholder Approval......................................7
   Solicitation of Proxies....................................................8

SPECIAL FACTORS...............................................................9

   Purpose of the Reorganization Plan.........................................9
   Alternatives Considered by the Board of Directors..........................9
   Reasons for the Reorganization............................................11
   Effects of the Reorganization.............................................13
   Effects of the Reorganization Plan On the First National Bank of
      Cherokee 401(K) Plan...................................................18
   Federal Income Tax Consequences of the Reorganization Plan................20
   Pro Forma Effect of the Reorganization Plan...............................21
   Recommendation of the Board of Directors; Fairness of the
      Reorganization Plan....................................................26
   First Cherokee Affiliates' Determination of Fairness of the
      Reorganization Plan....................................................30
   The T. Stephen Johnson Opinion............................................31
   Information Regarding Affiliates..........................................33
   Recent Affiliate Transactions.............................................35
   Other Transactions........................................................35
   Stock Purchases by First Cherokee.........................................36

DESCRIPTION OF THE PLAN......................................................38

   The Reorganization........................................................38
   Source of Funds and Expenses..............................................43
   Pro Forma Effect of the Reorganization Plan...............................44
   Effective Time of the Reorganization......................................44
   Cash Conversion of First Cherokee Common Stock............................44
   Interim Common Stock......................................................46
   Exchange of First Cherokee Stock Certificates.............................46

DISSENTERS' RIGHTS...........................................................47

DESCRIPTION OF FIRST CHEROKEE AND INTERIM....................................51

   Business of First Cherokee and Business of First National
      Bank of Cherokee.......................................................51
   Business of Interim.......................................................51
   Directors and Executive Officers..........................................52
   Market for Common Stock...................................................53
   Description of Common Stock...............................................54
   Dividend Policy...........................................................55
   Legal Proceedings.........................................................56
   Additional Information....................................................56
   Financial Statements......................................................57

APPENDIX A           AGREEMENT AND PLAN OF REORGANIZATION...................A-1


APPENDIX B           SHAREHOLDERS AGREEMENT.................................B-1


APPENDIX C           S-CORPORATION ELECTION FORM 2553.......................C-1


APPENDIX D           EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE....D-1

                               SUMMARY TERM SHEET


         The following is a summary of the material terms of the reorganization plan to be voted on at the special meeting of shareholders. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

                o REORGANIZATION: The reorganization plan provides for the reorganization of First Cherokee into a corporation taxable under Subchapter S of the Internal Revenue Code through the merger of Interim with and into First Cherokee. First Cherokee will be the surviving corporation and will elect to be taxed as an S-Corporation after the reorganization. Interim is a new Georgia corporation and wholly-owned subsidiary of First Cherokee that we organized solely to facilitate the reorganization. See "DESCRIPTION OF THE PLAN--The Reorganization" on page 38.

                o SHAREHOLDER APPROVAL IS ASSURED: The reorganization cannot be completed unless approved by the holders of a majority of the outstanding shares of First Cherokee. Since the directors and executive officers of First Cherokee, directly or indirectly, own 53.1% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured. See "SPECIAL FACTORS - Recommendation of the Board of Directors; Fairness of the Reorganization Plan" on page 26.

                o EFFECTIVE TIME OF THE REORGANIZATION: The reorganization will be effective upon the filing of the articles of merger of Interim with and into First Cherokee with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2003, but it cannot occur until we receive shareholder approval of the reorganization. Upon the effective time of the reorganization specified shares of First Cherokee common stock will be converted to cash. See "DESCRIPTION OF THE PLAN - Effective Time of the Reorganization" on page 44.

                o CASH CONVERSION: Each share of First Cherokee common stock held of record, or beneficially in the case of the shares held in street name, immediately prior to the effective time of the reorganization by the following shareholders will be converted into the right to receive $23.60 in cash:

                     o any shareholder who is not eligible to be an
                       S-Corporation shareholder;
                     o any shareholder who does not sign and deliver the First
                       Cherokee Shareholders Agreement and S-Corporation Election Form to First Cherokee on or before December 19, 2003;
                     o any shareholder who is not a resident of the State of
                       Georgia; or
                     o any shareholder who, together with his or her spouse, is the record holder of fewer than 2,500 shares of First Cherokee common stock.

                  All other shares of First Cherokee common stock will remain outstanding after the effective time of the reorganization. See "DESCRIPTION OF THE PLAN - Cash Conversion of First Cherokee Common Stock" on page 44.

                o SHARES HELD IN STREET NAME: If you hold any shares of First
                  Cherokee common stock in street name (i.e., through a broker), we will look through the broker to the beneficial owner to determine the total number of shares held by the beneficial owner and whether the beneficial owner is a Georgia resident and an eligible S-Corporation shareholder. See "DESCRIPTION OF THE PLAN--Cash Conversion of First Cherokee Common Stock - Shares Held in Street Name" on page 45.

                o MARKET FOR FIRST CHEROKEE'S COMMON STOCK: First Cherokee's
                  common stock is quoted on the Nasdaq over-the-counter bulletin board under the symbol "FCKE." If you, together with your spouse, are the record holder of fewer than 2,500 shares of First Cherokee common stock and wish to continue to be a shareholder after the reorganization, you must purchase additional shares of First Cherokee common stock prior to the effective time of the reorganization. To obtain information regarding brokers that may be able to assist you with purchasing additional shares in the open market, please contact Carl Hames, Rick Kononen or Kitty Kendrick at (770) 591-9000. See "DESCRIPTION OF THE PLAN - Cash Conversion of First Cherokee Common Stock - Holders of Fewer than 2,500 Shares of First Cherokee Common Stock" on page 45 and "DESCRIPTION OF FIRST CHEROKEE AND INTERIM - Market for Common Stock" on page 53.

                o SHAREHOLDER ELIGIBILITY:  In order to be a First Cherokee shareholder after the reorganization takes effect, you must be eligible to be an S-Corporation shareholder and must sign and return the S-Corporation Election Form to First Cherokee at or before 5:00 p.m. on December 19, 2003. Generally, individuals who are citizens or residents of the United States, estates and some trusts can be shareholders of an S-Corporation; however, corporations, limited liability companies, partnerships, and IRAs may NOT be shareholders of an S-Corporation. See "DESCRIPTION OF THE PLAN--The Reorganization--Shareholder Eligibility" and "--S-Corporation Election Form 2553" on page 38.

                o SHAREHOLDERS AGREEMENT:  In order to be a First Cherokee shareholder after the reorganization takes effect, you must sign and return the First Cherokee Shareholders Agreement to First Cherokee at or before 5:00 p.m. on December 19, 2003. The Shareholders Agreement contains significant transfer restrictions on shares of First Cherokee common stock which are designed to prevent an inadvertent termination of First Cherokee's S-Corporation election. See "DESCRIPTION OF THE PLAN-The Reorganization-Shareholders Agreement" on page 38.

                o S-CORPORATION ELECTION:  Under a Subchapter S income tax election, First Cherokee will pass its taxable income through to its shareholders for taxation at their personal rates, thus allowing it to avoid paying corporate income tax. This election will permit First Cherokee to distribute its net income to shareholders without subjecting the shareholders to additional income taxation upon receipt of distributions from First

                  Cherokee. Since First Cherokee shareholders will become subject to tax on First Cherokee's taxable income once the Subchapter S election is effective, we intend to distribute enough of First Cherokee's earnings to provide shareholders with cash sufficient to pay their individual tax liabilities. However, because we must comply with the Georgia Business Corporation Code and are subject to the rules and regulations of various regulatory authorities with respect to the declaration of dividends, there can be no assurance that we will be allowed to make distributions in amounts sufficient to cover all of each shareholder's income tax liability that results from being taxed on their respective share of First Cherokee's taxable income. See "DESCRIPTION OF THE PLAN-The Reorganization-Subchapter S In General" on page 38 and "SPECIAL FACTORS-Effects of the Reorganization-Shareholders Remaining After the Reorganization-Subchapter S Election" on page 13.

                o DISSENTER'S RIGHTS:  Shareholders of First Cherokee are
                  entitled to statutory dissenters' rights under the reorganization plan. If the shareholders of First Cherokee approve the reorganization plan, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of
                  Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as APPENDIX D to the accompanying proxy statement. See DISSENTERS RIGHTS" on page 47.

                              INFORMATION REGARDING
                         SPECIAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

         We are soliciting proxies through this proxy statement for use at a special meeting of First Cherokee shareholders. The special meeting will be held at 3:00 p.m. on Tuesday, December 16, 2003, at the Woodstock Library, 7745 Main Street, Woodstock, Georgia 30188.

RECORD DATE AND MAILING DATE

         The close of business of November 7, 2003, is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about November 21, 2003.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, First Cherokee had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 775,325 shares were issued and 729,574 were outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSE OF SPECIAL MEETING

         The purpose of the special meeting is for shareholders to consider and vote on the reorganization plan which provides for the reorganization of First Cherokee into an S-Corporation through the merger of Interim with and into First Cherokee. First Cherokee will be the surviving corporation and will make an election to be taxed as an S-Corporation after the effective time of the reorganization.

VOTING AT THE SPECIAL MEETING

         The reorganization plan must be approved by the affirmative vote of a majority of the outstanding shares of First Cherokee entitled to vote on the reorganization plan. As of the record date, First Cherokee's directors and executive officers owned, directly or indirectly, 387,672 shares or 53.1% of the 729,574 outstanding shares. Each of the directors and executive officers has indicated that he or she intends to vote his or her shares in favor of the reorganization plan.

DISSENTERS' RIGHTS

         Shareholders of First Cherokee are entitled to dissent from the reorganization plan. If you dissent from the reorganization plan, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares. We have included a copy of Article 13 of the Georgia Business Corporation Code in APPENDIX D to this proxy statement and a summary of
Article 13 under "DISSENTERS' RIGHTS" beginning on page 47.

         TO PERFECT DISSENTERS' RIGHTS, YOU MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT YOU GIVE FIRST CHEROKEE NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN PRIOR TO THE VOTE OF THE SHAREHOLDERS AT THE SPECIAL MEETING AND THAT YOU NOT VOTE YOUR SHARES IN FAVOR OF THE REORGANIZATION PLAN. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH HIS OR HER SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE REORGANIZATION PLAN AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. FAILURE TO VOTE AGAINST THE REORGANIZATION PLAN WILL NOT RESULT IN A WAIVER OF YOUR RIGHT TO DISSENT. FURTHERMORE, VOTING AGAINST THE REORGANIZATION PLAN WILL NOT SATISFY THE REQUIREMENT THAT YOU PROVIDE FIRST CHEROKEE NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN.

PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the reorganization plan and, in the best judgment of the persons appointed as proxies, on all other matters properly brought before the special meeting.

         You can revoke your proxy at any time before it is voted by delivering to Thomas D. Hopkins, Jr., secretary of First Cherokee, at the main office of First Cherokee, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present at the meeting if a majority of the outstanding shares of First Cherokee common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Approval of the reorganization plan requires the affirmative vote of a majority of the outstanding shares of First Cherokee entitled to vote on the reorganization plan. Any other matter that may properly come before the special meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Although abstentions and broker non-votes will not be counted as votes in favor of or against the reorganization plan, abstentions and broker non-votes will have the effect of negative votes since the affirmative vote of a majority of the OUTSTANDING shares is required to approve the reorganization plan.

         ABSTENTIONS. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

         BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

SOLICITATION OF PROXIES

         Proxies are being solicited by First Cherokee, and First Cherokee will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                                 SPECIAL FACTORS

PURPOSE OF THE REORGANIZATION PLAN

         The primary purpose of the reorganization plan is to promote more efficient capital utilization and enhance shareholder value by reducing the combined taxes paid by First Cherokee and its shareholders under Subchapter S of the Internal Revenue Code. The reorganization plan is also designed to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares. Additionally, the reorganization plan is designed to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Securities Exchange Act.

         As an S-Corporation, First Cherokee will pass through its taxable income to remaining shareholders for taxation at their personal rates, thus allowing First Cherokee to avoid paying corporate income tax. As a result, First Cherokee will be able to generate a higher level of net income and, consequently, a higher return to its shareholders.

         First Cherokee currently has approximately 450 shareholders of record, but approximately 76% of the outstanding shares are held by fewer than 40 beneficial owners. As a result, there is a limited market for First Cherokee's shares and the board of directors believes there is little likelihood a more active market will develop. However, since we have more than 300 shareholders of record and are registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act. The cost of complying with these requirements is substantial, and in light of the limited trading market for First Cherokee's common stock, the board of directors believes First Cherokee receives little benefit from being registered under the Securities Exchange Act. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who own relatively small numbers of shares.

         Because the number of shareholders of an S-Corporation is limited to 75 beneficial owners, the reorganization plan is designed to substantially reduce the number of First Cherokee's shareholders. As of August 31, 2003, First Cherokee had approximately 380 beneficial owners who owned fewer than 2,500 shares. The reorganization plan will allow us to pay these shareholders a fair price for their shares while eliminating the costs associated with servicing shareholders who own relatively small numbers of shares. Because First Cherokee's common stock will not be registered under the Securities Exchange Act after the reorganization, the reorganization will also allow us to save the administrative, accounting, and legal expenses incurred in complying with the Act's disclosure and reporting requirements. In addition, since there is only a limited trading market for shares of First Cherokee's common stock, the payments to shareholders receiving cash in the reorganization will provide an opportunity for those shareholders to realize the full value of their shares.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

         The board of directors routinely reviews and discusses with senior management First Cherokee's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the reorganization plan, the board considered other alternatives. These alternatives were rejected because the board believed the reorganization would be the most cost effective manner in which to achieve its goals of improving capital utilization and shareholder value while also continuing to serve the financial needs of the communities in which it operates. These alternatives included:

         SELLING FIRST CHEROKEE. The board of directors considered seeking another financial institution, with liquidity and a more active market in its common stock, to purchase First Cherokee and its subsidiary, First National Bank of Cherokee. The market prices of bank stock have, however, declined over the past two years due to economic and market conditions. First Cherokee has also made substantial investments in its technology and human resources infrastructure over the past five years. The board does not believe that the sale of First Cherokee at this time would allow shareholders to realize the full value of the infrastructure that has been developed because First Cherokee has not yet grown to the size that optimizes the effectiveness of the infrastructure. Furthermore, based on informal discussions from time to time with our legal counsel, accountants and financial advisors, we believe there are few purchasers offering a truly liquid currency seeking to purchase institutions of our size and in our market area. Additionally, we believe any purchaser would also significantly reduce our ability to serve our community through employment and loans.

         Like many other community banks in metropolitan Atlanta, from time to time, First Cherokee has received informal expressions of interest in a possible merger transaction. These inquiries have generally been made through casual oral conversations between third parties and First Cherokee's legal counsel and financial consultants. First Cherokee believes that these limited inquiries were prompted by First Cherokee's position in a highly desirable market and, to a lesser extent, the publicity generated by First National Bank of Cherokee's formal agreement with the Office of the Comptroller of the Currency. See "Reasons for the Reorganization" below for a discussion regarding the formal agreement. However, because the board believes that a sale at this time would not be in the best interests of our shareholders, employees or community, the Board has not solicited, nor has it received any unsolicited, third party bids. For the foregoing reasons, the board rejected this alternative.

         ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to permit First Cherokee to elect to become an S-Corporation, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its disclosure and reporting requirements under the Securities Exchange Act. As a result, the board rejected this alternative.

         REVERSE STOCK SPLIT. The board of directors considered declaring a reverse stock split at a ratio of 1-for-2,500, with cash payments for resulting fractional shares. This alternative would also have the effect of reducing the number of shareholders. A reverse stock split, however, would not provide a mechanism to ensure that all First Cherokee shareholders remaining after the reorganization sign both the First Cherokee Shareholders Agreement and S-Corporation Election Form. In order for First Cherokee to make an S-Corporation election, all remaining shareholders must sign the S-Corporation Election Form. Once the S-Corporation election is made, the First Cherokee Shareholders Agreement is designed to prevent an inadvertent termination of the election. Therefore, a mechanism to ensure that all remaining shareholders sign the First Cherokee Shareholders Agreement and S-Corporation Election Form is a key component of the reorganization plan. Accordingly, the board determined that the reorganization plan would be the most effective method of electing to become an S-Corporation and rejected the reverse stock split alternative.

         LIMITED OFFERING OF COMMON STOCK. The board of directors considered conducting a limited offering of First Cherokee's common stock in connection with the reorganization. The limited offering would have provided an opportunity for eligible shareholders, who were the record holders of fewer than 2,500 shares of First Cherokee common stock, to purchase additional shares of common stock from First Cherokee at the cash conversion price if they desired to continue to be First Cherokee shareholders after the reorganization. Additionally, eligible shareholders who owned shares indirectly through an ineligible shareholder would have been able to subscribe to purchase shares directly in the limited offering. However, regulations under the Securities Exchange Act of 1934, which are designed to prevent market manipulation, generally prohibit a company from purchasing its shares while concurrently conducting a distribution or offering. Although we believed conducting the limited offering in connection with the reorganization would not have resulted in market manipulation, the SEC could have determined that including the limited offering violated Regulation M under the Securities Exchange Act. We believed that seeking exemptive relief from the SEC from the restrictions under Regulation M would have resulted in significant additional legal fees and could have caused a delay which would have prevented us from making an S-Corporation election for the 2004 tax year. Since First Cherokee's common stock is quoted on the Nasdaq over-the-counter bulletin board and there is a limited trading market for First Cherokee common stock, shareholders who are the record holders of fewer than 2,500 shares or who own shares indirectly through an ineligible shareholder may purchase shares in the market. Accordingly, the board of directors determined that while the limited offering would have been convenient for shareholders, it was not essential, and therefore decided not to conduct a limited offering rather than attempt to obtain exemptive relief from the restrictions under Regulation M.

REASONS FOR THE REORGANIZATION

         The executive committee of First Cherokee began discussing the various strategic alternatives for improving shareholder returns and capital utilization in the third quarter of 2001. After considering the alternatives described above, on December 4, 2001, the board of directors of First Cherokee approved a plan to reorganize First Cherokee into an S-Corporation and directed that the plan be submitted to shareholders for their approval. The terms and effect of the 2001 plan were substantially similar to the currently proposed reorganization plan. However, in January 2002, the Office of the Comptroller of the Currency (the "OCC") conducted an examination of First National Bank of Cherokee which resulted in the board of directors of the bank entering into a formal agreement with the OCC regarding the administration and operation of the bank. The agreement effectively required the bank to take various corrective actions related to management and board supervision, the levels of credit risk and criticized assets, construction loan underwriting, loan review, and the allowance for loan losses.

         While the bank was subject to the formal agreement, First Cherokee would have been required to obtain approval of the Federal Reserve in order to convert its shares of common stock to cash in the reorganization. First Cherokee believed that Federal Reserve approval may have been difficult to obtain while the formal agreement was in place. Therefore, in July 2002, First Cherokee temporarily abandoned its plans to reorganize as an S-Corporation in order to focus on complying with the bank's obligations under the formal agreement so that the formal agreement could be terminated.

         On August 13, 2003, the formal agreement was terminated by the OCC. Accordingly, management decided to proceed with its plans to reorganize First Cherokee as an S-Corporation. The board of directors met on August 20, 2003 to reconsider the proposed reorganization plan, including the effects of the reorganization plan on First Cherokee and its affiliated and unaffiliated shareholders, which are set forth below.

         The board believes that the structure of the plan of reorganization provides the most effective method of reducing the number of shareholders of First Cherokee to a level which will allow First Cherokee and its remaining shareholders to make an election to be taxed as an S-Corporation and to also eliminate First Cherokee's registration under the Securities Exchange Act, both of which the board believes will improve shareholder returns and First Cherokee's capital utilization. The plan of reorganization is designed to ensure all of First Cherokee's remaining shareholders execute and deliver the Shareholders Agreement and S-Corporation Election Form. The S-Corporation Election Form must be signed by all of the remaining shareholders to effect the S-Corporation election. We believe it is necessary for all remaining shareholders to execute the Shareholders Agreement to prevent the inadvertent termination of the S-Corporation election. The cash conversion feature of the reorganization plan is structured to allow First Cherokee to reduce its number of shareholders by paying shareholders, who own relatively small numbers of shares, as well as other shareholders, a fair price for their shares.

         After considering the foregoing and the effects of the reorganization plan, the board of directors, including those directors who are not employees of First Cherokee, unanimously adopted a form of Agreement and Plan of Reorganization and authorized First Cherokee's president and chief executive officer to select an independent financial advisor, knowledgeable in valuing financial services companies, to provide an opinion regarding the value of First Cherokee's common stock. Accordingly, on August 25, 2003, T. Stephen Johnson & Associates, Inc. was retained to provide an opinion regarding the trading value of First Cherokee's common stock.

         On September 17, 2003, after considering T. Stephen Johnson & Associates' opinion, the effects of the reorganization plan, the tax consequences, and the pro forma effect of the reorganization plan, the board of directors, including those directors who are not employees of First Cherokee, unanimously adopted the Agreement and Plan of Reorganization, which provided for a limited offering of First Cherokee's common stock in connection with the reorganization. In November 2003, the board of directors reconsidered the need for a limited offering in light of the fact that a limited offering might have resulted in a violation of Regulation M under the Securities Exchange Act and considered the effects of the reorganization plan, the tax consequences of the reorganization, and the pro forma effect of the reorganization plan without a concurrent limited offering of First Cherokee's common stock, each of which is described below. After considering these factors, on November 12, 2003, the board of directors, including those directors who are not directors of First Cherokee, unanimously adopted the Amended and Restated Agreement and Plan of Reorganization which is attached as Appendix A to this proxy statement. The Amended and Restated Agreement and Plan of Reorganization does not provide for a limited offering of First Cherokee's common stock. See "SPECIAL FACTORS-Alternatives Considered by the Board of Directors-Limited Offering of Common Stock" on page 11.

         First Cherokee intends to effect the reorganization on or before December 31, 2003, to enable First Cherokee to be taxed as an S-Corporation for the 2004 tax year.

EFFECTS OF THE REORGANIZATION

         The reorganization plan will have various effects on First Cherokee and its affiliated and unaffiliated shareholders. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of First Cherokee or the beneficial owner of 10% or more of First Cherokee's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder. Interim, while not a shareholder of First Cherokee, is an affiliate of First Cherokee because Interim is controlled by First Cherokee. Because Interim was formed solely to facilitate the reorganization, other than Interim's merger with and into First Cherokee, the reorganization will not have any material effect on Interim.

         SHAREHOLDERS RECEIVING CASH. As a result of the reorganization we estimate that approximately 257,704 shares held by approximately 415 shareholders will be converted to cash and that almost all of those shareholders will no longer be shareholders of First Cherokee after the reorganization. Some unaffiliated shareholders who wish to continue to be shareholders after the reorganization may be forced to receive cash for all of their shares. While some shares that are held by our affiliates indirectly through ineligible S-Corporation shareholders (such as IRA's or corporations or partnerships that they control) will be converted to cash in the reorganization, all of our affiliates will continue to be shareholders after the reorganization because of the number of shares (i.e., more than 2,500) that they hold directly or indirectly through options. Accordingly, no affiliated shareholders will be forced to receive cash for their shares.

         Any shareholder who is otherwise eligible to continue to be a shareholder after the reorganization but who does not desire to continue to be a shareholder may receive cash for their shares by NOT returning a signed S-Corporation Election Form or Shareholders Agreement. Given the relatively illiquid market for First Cherokee's common stock, the reorganization provides a good opportunity for those shareholders to liquidate their shares at a fair price, without incurring brokerage costs.

         The reorganization will have no other effect on shareholders who receive cash for all of their shares of First Cherokee common stock and are no longer shareholders after the reorganization.

         SHAREHOLDERS REMAINING AFTER THE REORGANIZATION. Except as otherwise indicated, the following effects of the reorganization apply to both our affiliated and unaffiliated shareholders. Additional effects of the reorganization that are particular to our affiliates are described under "Effects of the Reorganization Plan on Affiliates" on page 17.

         SUBCHAPTER S ELECTION. The purpose of the reorganization is to enable First Cherokee to elect to be taxed as an S-Corporation under the Internal Revenue Code. The ability of First Cherokee to be taxed as an S-Corporation is beneficial to First Cherokee and the shareholders remaining after the reorganization for the following reasons:

     o Earnings arising after the Subchapter S election becomes effective can be distributed to shareholders with only one level of income tax imposed on the earnings.

     o Undistributed earnings arising after the Subchapter S election becomes effective will increase a shareholder's basis in his or her stock, which will reduce any gain (or increase any loss) recognized by a shareholder upon a subsequent disposition of the stock.

     o There is increased ability to structure a tax-advantaged sale of assets in the event that a subsequent decision is made by our remaining shareholders to sell First Cherokee. We have no sale plans under discussion nor is a sale contemplated.

         Generally, an S-Corporation is exempt from federal income taxation. Instead, the S-Corporation's shareholders are taxed (proportionately, based upon their shareholdings) on the taxable income of the S-Corporation. These earnings may then be distributed by the S-Corporation to its shareholders "tax-free" - that is, without the shareholder having to include the earnings in income again as a dividend, which is unlike a distribution by a regular corporation.

         In the case of an S-Corporation having earnings and profits, the S-Corporation is entitled to distribute the earnings that have been taxed to its shareholders first. Thus, distributions that are not in excess of the S-Corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will not be subject to further taxation in the hands of the S-Corporation's shareholders. Distributions in excess of the S-Corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will be taxable to the S-Corporation's shareholders (the same as distributions prior to the election) to the extent of the S-Corporation's historic earnings and profits. Each shareholder's basis in his or her S-Corporation stock is increased by the amount of income taxed to the shareholder after the Subchapter S election has been made, to the extent that such income is retained by the S-Corporation and not distributed to the S-Corporation's shareholders. Thus, unlike a regular corporation, the S-Corporation's income after the Subchapter S election has been made that is not distributed to its shareholders will reduce the amount of gain (or increase the amount of loss) recognized by a shareholder upon a subsequent disposition of the S-Corporation's common stock.

         As stated above, an S-Corporation is subject to tax in limited circumstances. Accordingly, an S-Corporation (unlike a regular corporation) may sell its assets in a taxable sale and distribute the proceeds from the sale to its shareholders with the shareholders being taxed only once on the gain generated by the sale. In the case of a regular corporation, a similar sale of assets would be subject to corporate taxation and then the proceeds remaining after paying the corporate-level tax would be subject to tax again when distributed to the corporation's shareholders. Thus, an S-Corporation has a distinct advantage over a regular corporation in structuring a more tax-advantaged sale of the corporation's business to a prospective buyer. (Generally, the shareholders of a regular corporation will have to sell their stock of the corporation in order to realize the same net, after-tax proceeds as the shareholders of an S-Corporation realize in the case of an asset sale. However, a buyer of a business generally may claim tax deductions for any premium paid for the business only when it acquires assets, instead of stock.)

         An S-Corporation can be subject to a corporate-level tax upon a sale of some or all of its assets where it has been taxed as a regular corporation and then subsequently makes an election to be taxed as an S-Corporation. The corporate level tax generally applies to any "built-in" gains of the corporation. "Built-in" gains are those gains which economically accrue prior to the time that the Subchapter S election becomes effective. The "built-in" gains tax applies generally only to built-in gains that are recognized during the first ten (10) years after the Subchapter S election is effective. We do not have sale plans under discussion nor is a sale contemplated.

         COST SAVINGS RELATED TO THE REDUCED NUMBER OF SHAREHOLDERS AND ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. The reorganization will allow us to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares and to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act. In particular, eliminating the registration of our common stock under the Securities Exchange Act will:

      o Significantly reduce the information First Cherokee is required to furnish to its shareholders;

      o Eliminate the information First Cherokee is required to furnish to the SEC; and

      o Make various provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b)of the Act, proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, inapplicable to First Cherokee.

         We estimate that we will save approximately $100,000 per year as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act. We believe these cost savings will result in improved net earnings for First Cherokee, which will benefit the shareholders remaining after the reorganization.

         NET EARNINGS PER SHARE AND BOOK VALUE. We estimate that approximately 257,704 shares will be converted to $23.60 per share, or an aggregate of $6,081,814, in cash as a result of the reorganization. Additionally, we estimate the total cost to First Cherokee to effect the reorganization, including expenses, will be approximately $132,500. We plan to fund the reorganization and pay for the total cost of the reorganization with approximately $4,614,314 in existing working capital and $1,600,000 in proceeds from a line of credit. Based on these estimates, we expect as a result of the reorganization:

                o Net earnings per share of common stock (including non-
                  recurring income and expenses) for the year ended December 31, 2002 will increase from $.79 on a historical basis to $1.00 on a pro forma basis ($.78 to $.98 on a fully diluted basis);

                o Net earnings per share of common stock (including non-
                  recurring income and expenses) for the nine months ended September 30, 2003 will increase from $.62 on a historical basis to $.75 on a pro forma basis ($.62 and $.74 on a fully diluted basis);

                o Aggregate shareholders' equity of First Cherokee as of
                  December 31, 2002 will be reduced from approximately $13,175,140 on a historical basis to approximately $6,985,026 on a pro forma basis;

                o The book value per share of common stock as of December 31,
                  2002 will be reduced from approximately $18.17 per share on a historical basis to approximately $14.94 per share on a pro forma basis;

                o Aggregate shareholders' equity of First Cherokee as of
                  September 30, 2003 will be reduced from approximately $13,704,324 on a historical basis to approximately $7,521,410 on a pro forma basis; and

                o The book value per share of common stock as of September 30,
                  2003 will be reduced from approximately $18.79 per share on a historical basis to approximately $15.95 per share on a pro forma basis;

         For a description of the assumptions used to determine the pro forma information, see "Pro Forma Effect of the Reorganization Plan" on page 21.

         DECREASE IN CAPITAL. While First Cherokee's equity capital will be reduced as a result of the reorganization, First Cherokee anticipates that it will remain "well capitalized" for bank regulatory purposes. First Cherokee's Tier 1 capital as of September 30, 2003, will decrease from $17,147,999 on a historical basis to $9,419,356 on a pro forma basis.

         REDUCTION IN THE LIQUIDITY OF FIRST CHEROKEE'S COMMON STOCK. First Cherokee believes that the reorganization will reduce its number of record shareholders from approximately 450 to approximately 50. We estimate that approximately 257,704 shares held by approximately 415 shareholders will be converted into cash in the reorganization. The number of outstanding shares of First Cherokee common stock will decrease from 729,405 shares to approximately 471,701 shares. Accordingly, the liquidity of shares of First Cherokee common stock will decrease after the reorganization, which may cause a decrease in the value of First Cherokee's common stock.

         EFFECT ON MARKET FOR SHARES. First Cherokee's common stock is currently quoted on the Nasdaq over-the-counter bulletin board under the symbol "FCKE." After the reorganization First Cherokee's common stock will not be quoted on the Nasdaq over-the-counter bulletin board nor any other automated quotation system nor be listed on any national securities market or exchange. The failure to list on the over-the-counter bulletin board, together with the reduction in public information concerning First Cherokee as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the liquidity of the common stock.

         ACCESS TO INFORMATION CONCERNING FIRST CHEROKEE. The elimination of First Cherokee's registration under the Securities Exchange Act will reduce the information concerning First Cherokee and its affiliates that is available to First Cherokee's remaining unaffiliated shareholders which may make it more difficult for those shareholders to evaluate their investment in First Cherokee. As a result of their position with First Cherokee, the remaining affiliated shareholders will have access to information which will no longer be available to unaffiliated shareholders.

         DIVIDENDS. After the reorganization, First Cherokee intends to distribute at least enough of its earnings to provide the remaining shareholders with sufficient cash to pay their individual tax liabilities resulting from being taxed on their respective shares of First Cherokee's taxable income. However, because First Cherokee's payment of dividends is subject to regulatory limitations, it may be unable to pay dividends sufficient to cover all of every remaining shareholder's tax liability, and may not be able to pay dividends at all. Shareholders of First Cherokee will be subject to tax on First Cherokee's taxable income regardless of whether or not First Cherokee distributes any of its earnings to its shareholders. As a result, First Cherokee shareholders may be required to pay taxes on their respective share of First Cherokee's taxable income at a time when they have no cash flow from their shares with which to pay the taxes.

         TRANSFER RESTRICTIONS ON FIRST CHEROKEE COMMON STOCK. All remaining shareholders of First Cherokee after the reorganization will be subject to the First Cherokee Shareholders Agreement, which places significant transfer restrictions on shares of First Cherokee common stock in order to prevent an inadvertent termination of First Cherokee's S-Corporation election. As a result, remaining First Cherokee shareholders may be required to bear the economic risk of the investment in First Cherokee common stock for an indefinite period of time.

         FINANCIAL EFFECTS OF THE REORGANIZATION; FINANCING OF THE REORGANIZATION. We estimate that approximately $6,081,814 will be required to pay for the shares of First Cherokee common stock converted to cash in the reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $132,500. We do not expect that the payment to shareholders receiving cash in the reorganization and the payment of expenses will have any material adverse effect on First Cherokee's capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under "DESCRIPTION OF THE PLAN--Source of Funds and Expenses" on page 43 for a description of the fees and expenses First Cherokee expects to incur in connection with the reorganization.

         First Cherokee expects to finance the net cash amount to be paid to shareholders in the reorganization and the payment of related costs and expenses with existing working capital of First Cherokee of approximately $4,614,314 and proceeds from a line of credit of approximately $1,600,000. See "DESCRIPTION OF THE PLAN - Source of Funds and Expenses" on page 43.

         ABILITY TO RAISE FUTURE CAPITAL. Because the number of shareholders of an S-Corporation is limited to 75, after the reorganization, First Cherokee will have limited sources from which to obtain additional capital to support growth. As a result, future growth of First Cherokee may be restricted if we are unable to obtain required capital.

         BENEFITS OF FIRST CHEROKEE TO THE COMMUNITY. In reaching the conclusion to recommend the reorganization plan, the board of directors has given long and serious attention to the fact that our shareholders, including those who will receive cash in the reorganization and those who will remain after the reorganization, have been loyal and supportive of First Cherokee. The board also recognized that the reorganization plan will result in the shares of a large number of shareholders being converted to cash, in some cases against the wishes of those shareholders. While the board was mindful of these issues, the board ultimately concluded that given the vital role played by First Cherokee in its communities - as an employer, as a source of credit for capital and business growth, and as a community resource - the continued viability of First Cherokee as an independent financial institution was of significant benefit to its communities.

EFFECTS OF THE REORGANIZATION PLAN ON AFFILIATES.

         The reorganization will also have various effects on the executive officers and directors of First Cherokee, each of whom may, as a result of his or her position with First Cherokee, be deemed to be an affiliate of First Cherokee. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of First Cherokee or the beneficial owner of 10% or more of First Cherokee's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder. Interim, while not a shareholder of First Cherokee, is an affiliate of First Cherokee because Interim is controlled by First Cherokee. Because Interim was formed solely to facilitate the reorganization, other than Interim's merger with and into First Cherokee, the reorganization will not have any material effect on Interim.

         INCREASED SHARE OWNERSHIP OF OFFICERS AND DIRECTORS. As a result of the reorganization, and based on the number of outstanding shares owned by such officers and directors as of the record date, First Cherokee expects that the:

      o Percentage of ownership of common stock held by executive officers and directors of First Cherokee as a group will increase from 53.1% to 79.9% of First Cherokee's outstanding common stock;

      o Book value as of September 30, 2003, of the shares of common stock held by First Cherokee's executive officers and directors, as a group, will decrease $1,267,389, or 17.4%, from $7,276,996 on a historical basis to approximately $6,009,607 on a pro forma basis; and

      o Pro rata interest of First Cherokee's executive officers and directors, as a group, in the net earnings of First Cherokee for the year ended December 31, 2002, will increase $67,520, or 22.1%, from $305,229 on a historical basis to approximately $372,749 on a pro forma basis.

For a description of the assumptions First Cherokee used in determining the numbers of shares and related percentages that First Cherokee expects to be held by current officers and directors immediately after the reorganization, please see the footnotes to the beneficial ownership table under "Information Regarding Affiliates" on page 33.

         NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the reorganization, First Cherokee's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of First Cherokee will no longer be subject to any of the reporting requirements and restrictions of the Securities Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16.

         RULE 144 NOT AVAILABLE. After the reorganization, since First Cherokee's common stock will not be registered under the Securities Exchange Act, executive officers and directors of First Cherokee may be deprived of the ability to dispose of their shares of First Cherokee common stock pursuant to Rule 144 under the Securities Act of 1933.

EFFECTS OF THE REORGANIZATION PLAN ON THE FIRST NATIONAL BANK OF CHEROKEE 401(K) PLAN

         First National Bank of Cherokee currently maintains the First National Bank of Cherokee 401(k) Plan (the "Profit Sharing Plan"), a broad-based employee retirement plan that is designed to be qualified under Section 401(a) of the Internal Revenue Code of 1986. The Profit Sharing Plan is available to eligible employees who have completed three months of service and have reached at least age 21. Under the terms of the Profit Sharing Plan, eligible employees may elect to make pre-tax salary deferrals to the Profit Sharing Plan in an amount not to exceed the lesser of fifty percent of their compensation or $12,000 (subject to cost of living adjustments) plus catch-up contributions of $2,000 during 2003 by employees eligible to make such catch-up contributions. In addition, First National Bank of Cherokee may make discretionary matching and profit sharing contributions to the Profit Sharing Plan.

         The Profit Sharing Plan allows participants to direct the investment of their entire account balances, other than employer matching contributions made in the form of First Cherokee common stock. Participants may invest contributions among several mutual funds having materially different investment characteristics and in First Cherokee common stock. Employer matching contributions are currently invested in First Cherokee common stock.

         In connection with the reorganization, effective as of January 1, 2004, obligations under the Profit Sharing Plan will be assumed by First Cherokee, and the Profit Sharing Plan will be restated as the First Cherokee Bancshares, Inc. 401(k) and Employee Stock Ownership Plan (the "Restated Plan"). As part of the restatement, two "single plans," within the meaning of Treasury regulations section 1.414(l)-1(b)(1), will be formed: a profit sharing plan with a cash or deferred arrangement (the "401(k) Plan") and an employee stock ownership plan (the "ESOP"). Prior to the effective time of the reorganization, participants in the Profit Sharing Plan will be required to decide the extent to which that portion of their pre-tax salary deferral accounts invested in First Cherokee common stock as of the effective time of the reorganization under the Profit Sharing Plan will be allocated to the 401(k) Plan or the ESOP. Participants will receive additional information regarding this process along with a copy of this proxy statement prior to the effective time of the reorganization.

         The 401(k) Plan will continue to allow employee pre-tax salary deferrals and First Cherokee may make employer matching contributions on a discretionary basis. Participant investment direction will continue to be allowed under the 401(k) Plan, although participants will have no opportunity to invest 401(k) Plan assets in First Cherokee common stock; therefore, if a participant elects to keep any portion of his or her account that is currently invested in First Cherokee common stock in the 401(k) Plan, those amounts will be invested in accordance with the participant's investment election but will not be invested in First Cherokee common stock.

         Under the ESOP, First Cherokee alternatively may make matching and profit sharing contributions on a discretionary basis for any given plan year. Existing accounts maintained under the Profit Sharing Plan may be placed in the ESOP, but only to the extent those accounts were invested in First Cherokee common stock as of December 31, 2003. From and after January 1, 2004, the ESOP will be designed so that the trustee for the ESOP will be required to invest all ESOP assets primarily in First Cherokee common stock.

         The Restated Plan will be designed as a tax-qualified retirement plan under the Internal Revenue Code, which means that it will generally be exempt from federal income taxation. As a result, to the extent the Restated Plan holds shares of First Cherokee common stock, the trustee for the Restated Plan, as a First Cherokee shareholder, will not have federal income tax liability with respect to its proportionate share of First Cherokee's earnings. Nevertheless, the trustee will receive the Restated Plan's share of S corporation distributions from First Cherokee. Unlike First Cherokee shareholders generally, the trustee will not have to apply those S corporation distributions to the payment of federal income taxes on its share of First Cherokee's earnings. Instead, the trustee will be able to reinvest any such S corporation distributions in accordance with the terms of the trust agreement to which it is subject in its capacity as trustee for the Restated Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN

         We have received a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, that the merger of Interim with and into First Cherokee pursuant to the terms of the reorganization plan will be characterized as a redemption of stock for federal income tax purposes of only those First Cherokee shareholders whose First Cherokee common stock is converted to cash under the reorganization plan. In addition, the opinion will provide that no gain or loss will be recognized by the First Cherokee shareholders who continue to hold First Cherokee common stock after the effective time of the reorganization plan. Presented below is a discussion of the material federal income tax consequences of the reorganization plan to First Cherokee, Interim and First Cherokee's shareholders.

         The discussion does not address all U.S. federal income tax consequences that may be relevant to certain First Cherokee shareholders in light of their particular circumstances. The discussion assumes that the First Cherokee shareholders hold their shares of First Cherokee common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the reorganization plan, or the tax consequences of any transaction effected prior to, concurrently with, or subsequent to the merger of Interim with First Cherokee that are not consummated under the terms of the reorganization plan, including without limitation transactions in which First Cherokee or Interim common stock is acquired or disposed of pursuant to the exercise of options or otherwise.

ACCORDINGLY, FIRST CHEROKEE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION PLAN, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE REORGANIZATION PLAN IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

         The following are the material federal income tax consequences of the reorganization plan:

            o No gain or loss will be recognized by a First Cherokee shareholder whose shares of First Cherokee common stock remain outstanding after the effective time of the reorganization plan.

            o A First Cherokee shareholder who receives solely cash for his or her shares of First Cherokee common stock because (1) the shareholder is not eligible to be a shareholder of an S-Corporation; (2) the shareholder does not execute the Shareholders Agreement or S-Corporation Election Form; or (3) the shareholder exercises dissenters' rights, or otherwise, generally will recognize gain or loss equal to the difference between the cash received and the basis in the shareholder's shares of First Cherokee common stock that are cancelled as a result of the reorganization plan. Any gain recognized by the shareholder will be long-term capital gain provided that the First Cherokee common stock was held as a capital asset and the shareholder has held the First Cherokee shares for more than one year on the effective date of the reorganization plan.

            o No gain or loss will be recognized by either First Cherokee or
              Interim as a result of the reorganization plan.

         No ruling has been or will be obtained from the Internal Revenue Service in connection with the reorganization plan. First Cherokee shareholders should be aware that the tax opinion does not bind the Internal Revenue Service and that the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. The validity of the tax opinion is also subject to assumptions and qualifications and will be based on the truth and accuracy of representations made by First Cherokee and Interim, including without limitation representations in certificates to be delivered to counsel by the management of First Cherokee and Interim.

         A successful Internal Revenue Service challenge to the characterization of the reorganization plan as a redemption could result in First Cherokee shareholders, including First Cherokee shareholders who continue to hold First Cherokee common stock after the effective date of the reorganization, recognizing taxable capital gain or loss with respect to each share of First Cherokee common stock surrendered in the reorganization in an amount equal to the difference between the First Cherokee shareholder's basis in such stock and the fair market value, as of the effective time of the reorganization, of First Cherokee common stock and any other consideration received in exchange therefor. In such event, a First Cherokee shareholder's aggregate basis in First Cherokee common stock so received would equal its fair market value as of the effective time of the reorganization and the holding period for such stock would begin the day after the closing of the reorganization.

         Non-corporate shareholders of First Cherokee may be subject to backup withholding at a rate of 30% on cash payments received in the reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 which will be included in the transmittal materials that will be delivered to shareholders after the effective time of the reorganization, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

         THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REORGANIZATION. THUS, FIRST CHEROKEE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION PLAN, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

         The following financial statements illustrate the pro forma effect of the transactions contemplated by the reorganization plan on First Cherokee's financial statements as of December 31, 2002 and September 30, 2003. Management has prepared this information based on its estimate that $6,081,814 will be paid to shareholders whose shares are converted to cash in the reorganization.

                         First Cherokee Bancshares, Inc.
                 Pro Forma Consolidated Condensed Balance Sheet
                                December 31, 2002
                                   (Unaudited)

                                                                       Historical       Adjustments           Pro Forma
                                                                       ----------       -----------           ---------

                                     Assets
                                     ------

Cash and due from banks, including $8,541,728 bearing interest          $13,815,091    ($6,081,814) (1)       $9,224,977
                                                                                          (108,300) (2)
                                                                                         1,600,000  (3)
Federal funds sold                                                        6,734,000                            6,734,000
                                                                          ---------      ---------             ---------
          Total cash and cash equivalents                                20,549,091     (4,590,114)           15,958,977

Securities available for sale                                             4,992,362                            4,992,362
Other investments                                                           985,400                              985,400
Loans, net                                                              145,570,660                          145,570,660
Premises and equipment, net                                               4,698,810                            4,698,810
Accrued interest receivable and other assets                             11,491,485                           11,491,485
                                                                         ----------      ---------            ----------
                    Total assets                                       $188,287,808    ($4,590,114)         $183,697,694
                                                                       ============     ==========          ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Liabilities:
Deposits:
     Interest-bearing deposits                                         $143,483,776                         $143,483,776
     Noninterest-bearing deposits                                        21,386,628                           21,386,628
                                                                         ----------                           ----------
          Total deposits                                                164,870,404                          164,870,404

Trust preferred securities                                                9,000,000                            9,000,000
Note payable and other borrowings                                              -        $1,600,000 (3)         1,600,000
Accrued interest payable and other liabilities                            1,242,264                            1,242,264
                                                                          ---------      ---------             ---------
                    Total liabilities                                   175,112,668      1,600,000           176,712,668
                                                                        -----------      ---------           -----------


Stockholders' equity:
Common stock ($1 par value; 10,000,000 shares authorized,
     775,325 shares issued, 725,227 and 467,523 shares
     outstanding)                                                           775,325      ($257,704) (1)          517,621
Additional paid-in-capital                                                6,907,556     (5,824,110) (1)        1,083,446
Retained earnings                                                         6,558,159       (108,300) (2)        6,449,859
Treasury stock (50,098 shares acquired at cost)                          (1,066,344)                          (1,066,344)
Accumulated other comprehensive
     income, net of tax                                                         444                                  444
                                                                                ---      ---------                   ---
               Total stockholders' equity                                13,175,140     (6,190,114)            6,985,026
                                                                         ----------     ----------             ---------
                    Total liabilities and stockholders' equity         $188,287,808    ($4,590,114)         $183,697,694
                                                                       ============    ===========          ============

Footnotes:
(1) Represents use of cash to repurchase 257,704 shares at $23.60 per share.

(2) Represents recognition of estimated costs of transaction of $132,500 and estimated interest expense, net of tax.

(3) Represents anticipated proceeds from a line of credit to be used to partially fund the share repurchase.

                         First Cherokee Bancshares, Inc.
             Pro Forma Consolidated Condensed Statement of Earnings
                      For the year ended December 31, 2002
                                   (Unaudited)

                                                            Historical       Adjustments        Pro Forma
                                                            ----------       -----------        ---------

Interest income:
     Interest and fees on loans                            $12,261,104                         $12,261,104
     Interest on federal funds sold/deposits
          with other banks                                     282,375                             282,375
     Interest and dividends on investments                     194,230                             194,230
                                                               -------                             -------
          Total interest income                             12,737,709                          12,737,709
                                                            ----------                          ----------

Interest expense:
     Interest on deposits                                    5,216,611                           5,216,611
     Interest on note payable and other borrowings             318,458         $48,000 (1)         366,458
                                                               -------          ------             -------
          Total interest expense                             5,535,069          48,000           5,583,069
                                                             ---------          ------           ---------

Net interest income                                          7,202,640         (48,000)          7,154,640
Provision for loan losses                                      250,000                             250,000
                                                               -------          ------             -------
Net interest income after provision
     for loan losses                                         6,952,640         (48,000)          6,904,640
                                                             ---------          ------           ---------

Other income:
     Gain on sales of loans, net                               222,020                             222,020
     Service charges on deposit accounts
          and other income                                   1,740,719                           1,740,719
                                                             ---------                           ---------
Total other income                                           1,962,739                           1,962,739
                                                             ---------                           ---------

Other expense:
     Salaries and employee benefits                          3,991,866                           3,991,866
     Occupancy                                                 978,498                             978,498
     Other operating expense                                 3,187,087         132,500 (2)       3,319,587
                                                             ---------         -------           ---------
Total other expense                                          8,157,451         132,500           8,289,951
                                                             ---------         -------           ---------

Earnings before income taxes                                   757,928        (180,500)            577,428

Income tax expense                                             183,109         (72,200)(3)         110,909
                                                               -------          ------             -------

Net earnings                                                  $574,819       ($108,300)           $466,519
                                                              ========        ========            ========

Net earnings per share of common stock:
     Basic                                                       $0.79                               $1.00
                                                                 =====                               =====
     Fully Diluted                                               $0.78                               $0.98
                                                                 =====                               =====

Average shares outstanding:
     Basic                                                     725,539        (257,704)            467,835
                                                               =======         =======             =======
     Fully Diluted                                             734,559        (257,704)            476,855
                                                               =======         =======             =======


Footnotes:
(1) Represents estimated interest expense on line of credit.

(2) Represents recognition of estimated costs of transaction of $132,500.

(3) Represents estimated tax effect of costs of transaction and interest expense.

                          First Cherokee Bancshares, Inc.
                  Pro Forma Consolidated Condensed Balance Sheet
                                September 30, 2003
                                    (Unaudited)


                                                                     Historical      Adjustments            Pro Forma
                                                                     ----------      -----------            ---------
                                     Assets
                                     ------

Cash and due from banks, including $2,569,657
     bearing interest                                                 $7,290,785     ($6,081,814)(1)        $2,707,871
                                                                                        (101,100)(2)
                                                                                       1,600,000 (3)
Federal funds sold                                                       990,000                               990,000
                                                                         -------       ---------               -------
          Total cash and cash equivalents                              8,280,785      (4,582,914)            3,697,871

Securities available for sale                                          4,905,789                             4,905,789
Other investments                                                        793,500                               793,500
Loans, net                                                           145,316,745                           145,316,745
Premises and equipment, net                                            4,852,782                             4,852,782
Accrued interest receivable and other assets                          10,648,186                            10,648,186
                                                                      ----------      ----------            ----------
                    Total assets                                    $174,797,787     ($4,582,914)         $170,214,873
                                                                    ============     ===========          ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Liabilities:
Deposits:
     Interest-bearing deposits                                      $123,946,140                          $123,946,140
     Noninterest-bearing deposits                                     23,017,527                            23,017,527
                                                                      ----------                            ----------
          Total deposits                                             146,963,667                           146,963,667

Trust preferred securities                                             9,000,000                             9,000,000
Note payable and other borrowings                                      4,000,000       1,600,000 (3)         5,600,000
Accrued interest payable and other liabilities                         1,129,796                             1,129,796
                                                                       ---------       ---------             ---------
                    Total liabilities                                161,093,463       1,600,000           162,693,463
                                                                     -----------       ---------           -----------

Stockholders' equity:
Common stock ($1 par value; 10,000,000 shares authorized,
     775,325 shares issued, 729,405 and 471,701 shares
     outstanding)                                                        775,325       ($257,704)(1)           517,621
Additional paid-in-capital                                             6,914,768      (5,824,110)(1)         1,090,658
Retained earnings                                                      7,012,451        (101,100)(2)         6,911,351
Treasury stock (45,920 shares acquired at cost)                         (984,145)                             (984,145)
Accumulated other comprehensive
     income, net of tax                                                  (14,075)                              (14,075)
                                                                         -------       ---------               -------
               Total stockholders' equity                             13,704,324      (6,182,914)            7,521,410
                                                                      ----------       ---------             ---------
                    Total liabilities and stockholders' equity      $174,797,787     ($4,582,914)         $170,214,873
                                                                    ============     ===========          ============



Footnotes:
(1) Represents use of cash to repurchase 257,704 shares at $23.60 per share.

(2) Represents recognition of estimated costs of transaction of $132,500 and estimated interest expense, net of tax.

(3) Represents anticipated proceeds from a line of credit to be used to partially fund the share repurchase.

                         First Cherokee Bancshares, Inc.
             Pro Forma Consolidated Condensed Statement of Earnings
                  For the nine months ended September 30, 2003
                                   (Unaudited)

                                                              Historical        Adjustments        Pro Forma
                                                              ----------        -----------        ---------
Interest income:
     Interest and fees on loans                                  $8,086,894                        $8,086,894
     Interest on federal funds sold/deposits
          with other banks                                           59,312                            59,312
     Interest and dividends on investments                          138,505                           138,505
                                                                    -------                           -------
          Total interest income                                   8,284,711                         8,284,711
                                                                  ---------                         ---------

Interest expense:
     Interest on deposits                                         2,430,171                         2,430,171
     Interest on note payable and other borrowings                  340,572        $36,000 (1)        376,572
                                                                    -------         ------            -------
          Total interest expense                                  2,770,743         36,000          2,806,743
                                                                  ---------         ------          ---------

Net interest income                                               5,513,968         (36,000)        5,477,968
Provision for loan losses                                              -                                 -
Net interest income after provision                               ---------          ------         ---------
     for loan losses                                              5,513,968         (36,000)        5,477,968
                                                                  ---------          ------         ---------

Other income:
     Gain on sales of loans, net                                       -                                 -
     Service charges on deposit accounts
          and other income                                        1,393,472                         1,393,472
                                                                  ---------                         ---------

Total other income                                                1,393,472                         1,393,472
                                                                  ---------                         ---------


Other expense:
     Salaries and employee benefits                               2,994,822                         2,994,822
     Occupancy                                                      731,357                           731,357
     Other operating expense                                      2,471,969        $132,500 (2)     2,604,469
                                                                  ---------        --------         ---------
Total other expense                                               6,198,148         132,500         6,330,648
                                                                  ---------         -------         ---------

Earnings before income taxes                                        709,292        (168,500)          540,792

Income tax expense                                                  255,000         (67,400)(3)       187,600
                                                                    -------          ------           -------

Net earnings                                                       $454,292       ($101,100)         $353,192
                                                                   ========        ========           =======

Net earnings per share of common stock:
     Basic                                                            $0.62                             $0.75
                                                                      =====                             =====
     Fully Diluted                                                    $0.62                             $0.74
                                                                      =====                             =====

Average shares outstanding:
     Basic                                                          728,965        (257,704)          471,261
                                                                    =======         =======           =======
     Fully Diluted                                                  737,728        (257,704)          480,024
                                                                    =======         =======           =======


Footnotes:
(1) Represents estimated interest expense on line of credit.

(2) Represents recognition of estimated costs of transaction of $132,500.

(3) Represents estimated tax effect of costs of transaction and interest expense.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION PLAN

         The board believes that the reorganization plan, taken as a whole, is substantively and procedurally fair to, and in the best interests of, First Cherokee and all of its shareholders, including unaffiliated shareholders who will receive cash in the reorganization and whose shares of First Cherokee common stock will remain outstanding after the reorganization. The board of directors of First Cherokee, including those directors who are not employees of First Cherokee, have unanimously approved the reorganization plan, and the board unanimously recommends that the shareholders vote for approval and adoption of the reorganization plan. All of First Cherokee's directors, including those who are not employees, will continue to be shareholders of First Cherokee after the reorganization. The effects of the reorganization that are particular to our affiliates are set forth under the heading "Effects of the Reorganization Plan on Affiliates" on page 17.

         All of First Cherokee's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power over) in favor of adoption of the reorganization plan. Since the directors and executive officers of First Cherokee, directly or indirectly, own 53.1% of the shares outstanding and they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization plan is assured. Although the board as a whole recommends that the shareholders vote in favor of the reorganization plan for the reasons set forth in "Reasons for the Reorganization," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

         The board considered a number of factors in determining to approve the reorganization plan, including the relative benefits and disadvantages described under "SPECIAL FACTORS--Effects of the Reorganization" on page 12. The board also reviewed the pro forma financial and tax effects on First Cherokee and its remaining shareholders related to the S-Corporation election. The tax benefits and the earnings potential that result from the S-Corporation election were significant factors in the board's determination that the S-Corporation election should be a part of the reorganization plan. First Cherokee's primary reason for the reorganization is to enable First Cherokee to be taxed as an S-Corporation.

         Additionally, after the reorganization First Cherokee common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the decrease in the expenses related to servicing First Cherokee's large number of shareholders holding small positions in First Cherokee's stock that would result from the reorganization. First Cherokee's management determined that the reorganization would result in cost savings of approximately $100,000 per year.

         Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC reporting corporation, there is no active trading market for the shares of First Cherokee's common stock, especially for sales of large blocks of shares, and that First Cherokee's shareholders derive little benefit from First Cherokee's status as an SEC reporting corporation. The board determined that the benefits of the S-Corporation election and the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

         The board considered alternative transactions to accomplish the proposed going-private transaction but ultimately approved the reorganization proposal. Please read the discussion under "--Alternatives Considered by the Board of Directors" on page 9 for a description of the alternatives considered by the board.

   o SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusion as to the substantive fairness of the reorganization plan, both to affiliated and unaffiliated shareholders. The board did not assign any specific weights to the factors listed below, and individual directors may have given differing weights to different factors.

   o HISTORICAL AND CURRENT MARKET PRICES OF FIRST CHEROKEE'S COMMON STOCK:
Although First Cherokee's common stock is quoted on the Nasdaq over-the-counter bulletin board, there is only a limited trading market for First Cherokee's common stock. The common stock is thinly traded, with a daily average volume over the last three years of only 75 shares per day compared to a median average daily volume of over 750 shares per day for other southeastern banks in First Cherokee's peer group (banks with total assets between $100 million and $300 million). The board also reviewed high and low bid prices for the common stock from January 1, 2001 to September 16, 2003, which ranged from $18.00 to $21.50 per share. The closing price of First Cherokee's common stock on September 18, 2003, the last day before we filed the preliminary proxy statement, was $20.70.

   o BOOK VALUE: As of June 30, 2003, the book value per share of outstanding First Cherokee common stock was approximately $18.74. Although book value was a factor considered by the board in determining the consideration to be paid to shareholders whose shares are converted to cash in the reorganization, the board determined that it was not directly relevant. However, the board noted that the per share cash price of $23.60 payable in the reorganization reflected a multiple of 1.26X First Cherokee's June 30, 2003 book value per share.

   o GOING CONCERN VALUE: In determining the cash amount to be paid to shareholders whose shares are converted to cash in the reorganization, the board valued First Cherokee's shares on the basis of a going concern, without giving effect to any anticipated effects of the reorganization. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of First Cherokee, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of First Cherokee. In determining the going-concern value of First Cherokee's shares, the board adopted the analyses and conclusions of its financial advisor which are described under "--The T. Stephen Johnson Opinion" on page 31.

   o HISTORICAL PRICES PAID BY FIRST CHEROKEE: Since July 1, 2001, First Cherokee purchased 5,245 shares from various shareholders wishing to sell their shares. The board considered historical prices paid by First Cherokee for these shares which ranged from $20.60 to $21.50 per share.

   o EARNINGS: The board reviewed the earnings of First Cherokee for the previous three fiscal years. For the three years ended December 31, 2000, 2001 and 2002, First Cherokee reported basic earnings per share of $1.99, $1.83 and $.79, and fully diluted earnings per share of $1.98, $1.81 and $.78 respectively. The board noted that the cash price of $23.60 payable in the reorganization reflected a multiple of 11.86 times First Cherokee's earnings per share for the year ended December 31, 2002.

   o ANNUALIZED RETURN ON INVESTMENT: The board also considered that the cash price of $23.60 payable in the reorganization represents an 11.4% annualized return on First Cherokee's common stock over the 14-year period since First Cherokee's organization.

   o OPINION OF T. STEPHEN JOHNSON: The board engaged T. Stephen Johnson & Associates, Inc. to render a valuation of the trading value of First Cherokee's common stock so as to ensure the cash price to be paid in the reorganization as determined by the board of directors represents an independent and fair valuation. The T. Stephen Johnson valuation indicated that as of August 29, 2003, the trading value of First Cherokee's common stock ranged from a low of $20.60 per share to a high of $22.20 per share. The board also reviewed and considered the financial analyses presented to the board in connection with the valuation and adopted the financial advisor's conclusions and analyses as its own. You should read the discussion under "--The T. Stephen Johnson Opinion" on page 31 for more information relating to the valuation and the related financial analyses.

   o OPPORTUNITY TO LIQUIDATE SHARES OF COMMON STOCK: The board considered the opportunity the reorganization proposal presents for shareholders owning fewer than 2,500 shares or any other shareholder who does not want to be a shareholder of an S-Corporation to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of First Cherokee's common stock. The board also considered the fact that, in addition to First Cherokee common stock not being registered under the Securities Exchange Act after the reorganization, First Cherokee common stock will not be quoted on the Nasdaq over-the-counter bulletin board or traded on any other national market. The board also recognized that $23.60 to be paid to shareholders whose shares are converted to cash in the reorganization reflected a premium over recent trading prices for First Cherokee stock. Although the board believes that recent trading prices of $20.70 per share in September 2003 reflects the fair value of First Cherokee common stock, the board decided to pay shareholders receiving cash in the reorganization a premium over recent trading prices.

         In connection with its deliberations, the board did not consider, and did not request that its financial advisor evaluate, First Cherokee's liquidation value. The board did not view First Cherokee's liquidation value to be a relevant measure of valuation, given that the cash amount per share to be paid to shareholders whose shares are converted to cash significantly exceeded the book value per share of First Cherokee, and it was the board's view that First Cherokee is far more valuable as a going concern than its net book value per share of $18.74 as of June 30, 2003. The board also believes liquidation is not a feasible alternative for a financial institution because of tax and regulatory concerns. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share. Additionally, First Cherokee can give no assurance that the liquidation value would not produce a higher valuation of First Cherokee than its value as a going concern.

         The board is not aware of any firm offers, other than in conjunction with the reorganization, having been made by an unaffiliated person or entity during the preceding two years for:

              (1) the merger or consolidation of First Cherokee into or with that unaffiliated person or entity;

              (2) the sale or other transfer of all or any substantial part of the assets of First Cherokee; or

              (3) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control over First Cherokee.

         After consideration of all of the foregoing information, the board determined that $23.60 is a fair price to be paid to shareholders whose shares will be converted to cash in the reorganization. The board calculated the cash conversion price of $23.60 by averaging the high and low prices in the range of trading values determined by T. Stephen Johnson and adding a premium of approximately 10% to the average trading value in the range. The board believes that it is appropriate and fair to the unaffiliated and affiliated shareholders receiving cash in the reorganization that the cash conversion price include a premium over the trading value as determined by T. Stephen Johnson and the recent and historical trading prices of First Cherokee's common stock given the fact that some shareholders receiving cash in the reorganization may be forced to receive cash against their wishes. Additionally, many shareholders who may be forced to receive cash provided continual loyal support to First Cherokee since its inception.

         The board also believes that paying such a premium is also fair to the remaining shareholders, including both the affiliated and unaffiliated shareholders, because those shareholders may also choose to receive the cash conversion price for their shares in the reorganization by not returning a signed S-Corporation Election Form or Shareholders Agreement to First Cherokee.

         Based on management's review of the shareholders list and the number of shares held by First Cherokee's record and beneficial owners, the board established 2,500 as the threshold number of shares that must be held by a shareholder (individually or together with his or her spouse) immediately prior to the effective date of the reorganization in order to continue to be a shareholder after the reorganization. The board believes this threshold will result in a sufficient reduction in the number of First Cherokee shareholders to allow the S-Corporation election and will have the optimal effect on First Cherokee's pro forma financial statements with respect to First Cherokee's goals of improving capital utilization and shareholder returns.

         PROCEDURAL FAIRNESS. The Georgia Business Corporation Code requires shareholder approval of the transactions contemplated by the reorganization plan. The vote of a majority of the outstanding shares of First Cherokee common stock entitled to vote on the reorganization plan will be required to approve the reorganization plan. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of First Cherokee's shares to consider and approve the reorganization plan as provided under Georgia law and the terms of the reorganization plan. The board also considered such a provision unnecessary in view of the right of shareholders, whether affiliated or unaffiliated, to dissent from the reorganization plan and receive the "fair value" of their shares.

         Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the reorganization or preparing a report covering the fairness of the reorganization was retained by First Cherokee or by a majority of directors who are not employees of First Cherokee. First Cherokee has not made any provision in connection with the reorganization to grant unaffiliated shareholders access to First Cherokee's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at First Cherokee's expense. With respect to unaffiliated shareholders' access to First Cherokee's corporate files, the board determined that this proxy statement, together with First Cherokee's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the reorganization plan. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review First Cherokee's relevant books and records. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at First Cherokee's expense, the board did not consider these procedures necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of First Cherokee, the cost of such procedures, and that most of First Cherokee's shareholders live in Cherokee County, Georgia, and are familiar with First Cherokee's operations and management.

         After consideration of the factors described above, the board of directors believes that the transaction is procedurally fair to unaffiliated shareholders notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the expense of First Cherokee. Additionally, the board believes that the reorganization plan is substantively fair to First Cherokee's unaffiliated shareholders. The reorganization plan was unanimously adopted by the directors of First Cherokee, including the directors who are not employees of First Cherokee. All of First Cherokee's directors, including those who are not employees, will continue to be shareholders of First Cherokee after the reorganization. The effects of the reorganization that are particular to our affiliates are set forth under the heading "Effects of the Reorganization Plan on Affiliates" on page 17.

FIRST CHEROKEE AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION PLAN

         First Cherokee's affiliates engaged in the reorganization include its directors and executive officers and its wholly owned subsidiary First Cherokee Interim Corp., which was formed solely to facilitate the reorganization. The directors and executive officers of First Cherokee are: Alan D. Bobo, Elwin K. Bobo, Michael A. Edwards, J. Stanley Fitts, Russell L. Flynn, Carl C. Hames, Jr., C. Garry Haygood, Thomas D. Hopkins, Jr., Bobby R. Hubbard, R.O. Kononen, Jr., Dennis M. Lord, Larry R. Lusk, Stuart R. Tasman, and Kitty A. Kendrick. Mr. Hames is also the sole director and the president and treasurer of Interim and Ms. Kendrick is the secretary of Interim.

         Each of First Cherokee's affiliates believes that the reorganization plan is substantively and procedurally fair to, and in the best interests of, all of First Cherokee's shareholders, including unaffiliated shareholders and shareholders who will receive cash in the reorganization and shareholders whose shares of First Cherokee common stock will remain outstanding after the reorganization. In reaching this conclusion, First Cherokee's affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of First Cherokee and adopted such factors, analyses, and conclusions as their own. See "Special Factors - Recommendation of the Board of Directors; Fairness of the Reorganization Plan."

THE T. STEPHEN JOHNSON OPINION

         First Cherokee engaged T. Stephen Johnson and Associates, Inc. (TSJ&A), Atlanta, Georgia to provide an opinion as to the trading value of First Cherokee's common shares to assist the board in determining the cash price to be paid for shares of First Cherokee common stock in the reorganization. As used in the TSJ&A opinion, trading value means the market value of a single share or a small lot of shares without taking into account any control premium or marketability discount. TSJ&A is an investment banking firm that frequently renders valuation opinions of banks, bank holding companies and other public and closely held entities in connection with offerings, mergers, reorganizations, acquisitions, estate planning and other matters. The board selected TSJ&A to issue the opinion based on TSJ&A's reputation in banking valuation and its familiarity with the banking industry; TSJ&A's familiarity with First Cherokee and this transaction; and based on advice from our legal counsel and other independent professionals.

         In connection with First Cherokee's 2001 plans to reorganize as an S-Corporation, TSJ&A provided a similar valuation to First Cherokee in December, 2001 for which First Cherokee paid TSJ&A a fee of $7,500. After soliciting bids from three investment banking firms, the board selected TSJ&A to render the December 2001 valuation of First Cherokee's common stock based on the bids and the other factors described above. No other material relationship exists or has existed within the past two years between First Cherokee, TSJ&A or any of their respective affiliates. After deciding to move forward with its reorganization plans, in August 2003, First Cherokee engaged TSJ&A to provide a current opinion as to the trading value of First Cherokee's common stock. First Cherokee paid TSJ&A a fee of $5,000 for its services rendered in connection this valuation analysis. First Cherokee will reimburse TSJ&A for its reasonable out-of-pocket expenses incurred in connection with such services.

         No instructions were given nor limitations imposed by First Cherokee upon TSJ&A regarding the scope of its investigation or the procedures it followed in rendering its opinion. In arriving at its opinion, TSJ&A reviewed certain publicly available business and unaudited financial information relating to First Cherokee as well as the December, 2001 valuation and a management projection of a 2004 financial budget. In connection with its review, TSJ&A did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. TSJ&A did not make an independent evaluation or appraisal of the assets of First Cherokee.

         To assist in rendering its opinion, TSJ&A performed two analyses. An Investment Value was calculated by discounting future cash flows, assuming growth in earnings and no future cash dividends. An Assumed Trading Value was calculated by applying industry standard pricing multiples for peer group banks to the earnings and book value per share of First Cherokee's common stock after reviewing the trading activity of the stock on the Nasdaq over-the-counter bulletin board during the last three years and the First Cherokee treasury share purchases and sales in 2001 and 2002 as reported in its 2002 annual report.

         TSJ&A calculated an Investment Value assuming net income will grow at an average annual growth rate of 15 percent for a period of ten years. The final period ending book value was then discounted back at 11 percent, the assumed required investment rate of return, to determine what an investor would be willing to pay today for one share of stock to be held for ten years. The resulting value is $21.97 per share.

         TSJ&A reviewed the trading information as of June 30, 2003, for 69 commercial banks headquartered in the Southeastern United States with total assets between $100 million and $300 million, (the Peer Group). At June 30, 2003, the median trading price to book value for the Peer Group was 1.46 times and the median trading price to the last twelve months earnings was 18.92 times. Applying these Peer Group ratios to the First Cherokee common share book value of $18.74 and last twelve month's earnings per share as of June 30, 2003 of $0.95 resulted in an assumed trading value of $27.41 and $17.46, respectively. The average of these two figures is $22.43 per share.

         First Cherokee does have an established market for trading its common shares, although trading activity has been low. During the last 36 months, Nasdaq has reported trades on 45 days with an average of 651 shares traded per trading day. During this period the stock has traded from a low of $17.00 to a high of $21.50. The last reported trade involved 200 shares traded at $20.60 on August 7, 2003. During 2002, First Cherokee sold 6,687 shares of its treasury stock at an average price of $20.92 per share and purchased 4,474 shares into treasury at an average price of $21.12 per share. During 2001, First Cherokee sold 14,475 shares of its treasury stock at an average price of $18.78 per share and purchased 5,554 shares into treasury at an average price of $20.82 per share. Some, but not all of these trades may have been included in the Nasdaq trading reports. The average daily trading volume over the last three years has been 75 shares per day compared to a median average daily trading volume of over 750 shares per day for the Peer Group. However, trading values reported by Nasdaq and company treasury stock activity have been consistent at or near the current level of $20.60 per share. Therefore, TSJ&A has not applied a marketability discount to the trading price resulting in assumed trading value of $22.43.

         In conclusion, TSJ&A has performed two separate analyses in an effort to render an opinion as to the trading value of the common shares of First Cherokee. These analyses resulted in calculated values ranging from $21.97 and $22.43 per share, with an average of $22.20. The fact that First Cherokee has experienced Nasdaq over-the-counter trading activity and the share price has been consistent with treasury stock activity, the current reported last trade price of $20.60 per share is also a fair indicator of the trading value of the common shares of First Cherokee. Therefore, it is the opinion of TSJ&A that the trading value of First Cherokee common shares as of August 29, 2003 ranges from a low of $20.60 to a high of $22.20.

         We will have TSJ&A's opinion available for inspection and copying at First Cherokee's principal executive offices during its regular business hours by any interested shareholder or his or her representative who has been so designated in writing. We will mail a copy of the opinion to any interested shareholder or his or her representative upon written request and at the expense of the requesting shareholder.

INFORMATION REGARDING AFFILIATES

         The following table sets forth the number and the percentage ownership of shares of First Cherokee common stock directly and indirectly owned by each director and executive officer of First Cherokee, and by all directors and executive officers as a group, as of September 30, 2003. No shares of First Cherokee are held, directly or indirectly, by Interim. The address for each person named in the table is 9860 Highway 92, Woodstock, Georgia 30188. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which is the power to vote or to direct the voting of such security, or "investment power" which is the power to dispose or to direct the disposition of such security. The number of shares indirectly owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                                                 Number of
                                             Number           Shares Subject                               Percentage
        Name of                               Of                    To              Total Shares               Of
    Beneficial Owner                        Shares(1)            Options(2)            Owned                 Class
    ----------------                        ------                -------              -----                 -----

Directors
---------
Alan D. Bobo                                 25,865(3)              1,200               27,065                 3.7
Elwin K. Bobo                                33,405(4)              1,200               34,605                 4.7
Michael A. Edwards                           15,860(5)              1,200               17,060                 2.3
J. Stanley Fitts                             47,002(6)              1,200               48,202                 6.6
Russell L. Flynn                             15,010(7)              1,200               16,210                 2.2
Carl C. Hames, Jr.                           58,520(8)              1,200               59,720                 8.2
C. Garry Haygood                             59,953(9)              1,200               61,153                 8.4
Thomas D. Hopkins, Jr.                       26,182(10)             1,200               27,382                 3.7
Bobby R. Hubbard                             21,168(11)             1,200               22,368                 3.1
R. O. Kononen, Jr.                           11,675(12)            10,000               21,675                 2.9
Dennis M. Lord                               37,125(13)             1,200               38,325                 5.2
Larry R. Lusk                                17,431(14)             1,200               18,631                 2.5
Dr. Stuart R. Tasman                         16,647(15)             1,200               17,847                 2.4

ADDITIONAL EXECUTIVE OFFICER
NOT ALSO A DIRECTOR
-------------------
Kitty A. Kendrick                             1,829(16)             7,200                9,029                 1.2

All Directors and
Executive Officers
as a Group (14 persons)                     387,672                31,600              419,272                57.4

Percentage of Outstanding Shares
Held Directly or Indirectly by All
Directors and Executive Officers as
a Group                                        53.1



(1) Does not include shares deemed to be indirectly owned through the right to exercise options within 60 days of September 30, 2003.

(2) Consists of shares deemed to be indirectly owned through the right to exercise options within 60 days of September 30, 2003.

(3) Consists of (a) 21,307 shares owned directly by Mr. Bobo; (b) 660 shares owned by Mr. Bobo's children, as to which Mr. Bobo disclaims beneficial ownership; (c) 2,857 shares owned by Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership; and (d) 1,041 shares held in an IRA for the benefit of Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership.

(4) Consists of (a) 32,032 shares owned directly by Mr. Bobo; and (b) 1,373 shares held in an IRA for Mr. Bobo's benefit.

(5)      Consists of (a) 15,750 shares owned directly by Mr. Edwards; and
         (b) 110 shares owned by Mr. Edwards' daughter, as to which Mr. Edwards disclaims beneficial ownership.

(6)      Consists of (a) 26,757 shares owned directly by Mr. Fitts; and
         (b) 20,245 shares held for the benefit of Mr. Fitts in Reeves Floral Products, Inc. Profit Sharing Plan and Trust.

(7) As to the indicated shares, Mr. Flynn shares voting power with his wife.

(8) Consists of (a) 40,865 shares owned directly by Mr. Hames; (b) 3,085 shares held in an IRA for Mr. Hames' benefit; (c) 7,092 shares owned by Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership;
         (d) l,765 shares held in an IRA for the benefit of Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (e) 5,713 shares acquired through deferrals to the First National Bank of Cherokee 401(k) Plan. Mr. Hames is also an executive officer of the Company.

(9)      Consists of 59,953 shares owned directly by Mr. Haygood.

(10)     Consists of (a) 22,661 shares owned directly by Mr. Hopkins and
         (b) 3,521 shares owned by Mr. Hopkins' wife, as to which Mr. Hopkins disclaims beneficial ownership.

(11) Consists of (a) 20,130 shares owned directly by Mr. Hubbard; (b) 519 shares held in an IRA for Mr. Hubbard's benefit; (c) 519 shares held in an IRA for the benefit of Mr. Hubbard's wife, as to which Mr. Hubbard disclaims beneficial ownership.

(12) Consists of (a) 8,536 shares owned directly by Mr. Kononen; and (b) 3,139 shares acquired through deferrals to the First National Bank of Cherokee 401(k) Plan. Mr. Kononen is also an executive officer of the Company.

(13) Consists of (a) 16,500 shares owned directly by Mr. Lord; (b) 880 shares held in an IRA for Mr. Lord's benefit; and (c) 19,745 shares owned jointly by Mr. Lord and his wife.

(14) Consists of (a) 10,477 shares owned directly by Mr. Lusk; (b) 1,189 shares held in an IRA for Mr. Lusk's benefit; (c) 5,000 shares owned by Mr. Lusk's wife, as to which Mr. Lusk disclaims beneficial ownership; and (d) 765 shares held in an IRA for the benefit of Mr. Lusk's wife.

(15) Consists of (a) 12,713 shares owned directly by Dr. Tasman; (b) 1,100 shares owned by Dr. Tasman's daughters, as to which Dr. Tasman disclaims beneficial ownership; (c) 1,379 shares held in an IRA for Dr. Tasman's benefit; and (d) 1,455 shares held in a SEP IRA for Dr. Tasman's benefit.

(16) Consists of (a) 187 shares owned jointly by Ms. Kendrick and her husband; and (b) 1,642 shares acquired through deferrals to the First National Bank of Cherokee 401(k) Plan. Ms. Kendrick is also an executive officer of the Company.

         The percentage of shares beneficially owned by the directors and executive officers of First Cherokee after the reorganization plan takes effect will depend on the actual number of shares converted to cash in the reorganization. Assuming an aggregate of 257,704 shares, including approximately 10,885 shares held by the directors and executive officers in IRAs, are converted to cash in the reorganization, the directors and executive officers will directly or indirectly own an aggregate of approximately 376,787 shares, or 79.9%, of First Cherokee's outstanding common stock after the reorganization.

RECENT AFFILIATE TRANSACTIONS

         During the past two years the following directors and executive officers of First Cherokee have purchased or sold shares of First Cherokee as set forth below:

                            Number
                          of shares         Purchase/Sales
     Name              Purchased/(Sold)         Price            Date Purchased
     ----              ----------------         -----            --------------
C. Garry Haygood             400               $21.00              12/12/01
Thomas D. Hopkins, Jr.      (400)              $21.00              12/12/01
Thomas D. Hopkins, Jr.      (350)              $21.00              06/03/02
Bobby R. Hubbard             330               $21.10              11/18/02
C. Garry Haygood             888               $21.35              11/19/02
C. Garry Haygood             550               $21.50              12/16/02
Larry R. Lusk                121               $21.35              12/26/02
(through spouse)
C. Garry Haygood          11,410               $21.50               1/24/03

OTHER TRANSACTIONS:

         Carl C. Hames, Jr. exercised options to purchase 1,100 shares of First Cherokee common stock at $9.09 per share on May 10, 2002.

         The following table designates shares acquired by executive officers at market value through deferrals to the First National Bank of Cherokee 401(k)
Plan:

                                2001          2002       Through June 30, 2003
                                ----          ----       ---------------------

         Carl C. Hames, Jr.     396           573                605
         R. O. Kononen, Jr.     409           581                340
         Kitty A. Kendrick       87           107                 25


STOCK PURCHASES BY FIRST CHEROKEE

         During the past two years, First Cherokee has repurchased the following shares of its common stock:

Purchases From Shareholders:

Date Purchased               Number of Shares                     Purchase Price
--------------               ----------------                     --------------

September 26, 2001                200                                  $21.00
October 4, 2001                 1,375                                  $21.00
October 31, 2001                   79                                  $21.00
November 5, 2001                  116                                  $21.00
February 22, 2002               1,100                                  $21.00
June 3, 2002                      350                                  $21.00
September 19, 2002              1,100                                  $21.50
December 24, 2002                 220                                  $21.50
February 7, 2003                  440                                  $21.35
May 9, 2003                       165                                  $21.15
August 18, 2003                   100                                  $20.60

Purchases from the 401(k) Plan:

Date Purchased              Number of Shares                      Purchase Price
--------------              ----------------                      --------------

October 10, 2001                2,196                                  $21.00
October 12, 2001                   13                                  $21.00
October 31, 2001                   11                                  $19.02
November 1, 2001                    9                                  $21.00
November 13, 2001                 592                                  $21.00
January 17, 2002                  207                                  $21.00
January 18, 2002                  137                                  $21.00
February 11,2002                  686                                  $21.00
February 12, 2002                   9                                  $20.28
March 8, 2002                      24                                  $20.50
March 14, 2002                     28                                  $20.50
April 23, 2002                     40                                  $20.50
June 3, 2002                       74                                  $20.50
June 19, 2002                      37                                  $20.50
July 12, 2002                     107                                  $20.50
August 23, 2002                    36                                  $21.30

Date Purchased              Number of Shares                      Purchase Price
--------------              ----------------                      --------------
October 22, 2002                  239                                  $21.10
November 1, 2002                   34                                  $21.15
November 20, 2002                  41                                  $21.10
December 3, 2002                    5                                  $21.35
January 8, 2003                     8                                  $21.35
February 20, 2003                  95                                  $21.10
February 24, 2003                  32                                  $21.10
March 3, 2003                     140                                  $21.50
March 11, 2003                      9                                  $21.50
May 29, 2003                      101                                  $21.00
June 4, 2003                       45                                  $21.15
June 17, 2003                      39                                  $21.00
July 3, 2003                       23                                  $21.00
August 7, 2003                     35                                  $20.55

                             DESCRIPTION OF THE PLAN

THE REORGANIZATION

         The board of directors of First Cherokee determined that it would be in the best interests of First Cherokee and its shareholders to reorganize First Cherokee to enable it to be taxed as an S-Corporation. In order to facilitate First Cherokee's reorganization into an S-Corporation, the reorganization plan provides for the merger of Interim with and into First Cherokee. Interim is a Georgia corporation that First Cherokee formed solely to facilitate the reorganization. First Cherokee will be the surviving corporation and will elect to be taxed as an S-Corporation immediately after the effective time of the reorganization. We anticipate that the effective time of the reorganization will be in December 2003.

         SUBCHAPTER S IN GENERAL. Under a Subchapter S income tax election, First Cherokee will pass its taxable income through to its shareholders for taxation at their personal rates, thus allowing it to avoid paying corporate income tax. As a result, we will be able to generate a higher level of net income. More importantly, this election will permit First Cherokee to distribute its net income to shareholders without subjecting the shareholders to additional income taxation upon receipt of distributions from First Cherokee.

         We have described the tax benefits of being taxed as an S-Corporation in more detail under the heading "SPECIAL FACTORS - Benefits of Subchapter S Election" on page 13. The S-Corporation election has numerous special income tax effects on shareholders. YOU SHOULD CONSULT WITH YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER ADVISORS TO UNDERSTAND THE EFFECT THE S-CORPORATION ELECTION WILL HAVE ON YOU.

         SHAREHOLDER ELIGIBILITY. In order to be a shareholder of an S-Corporation, you must be a citizen or resident of the United States. Estates and certain trusts (generally, a trust that distributes income annually to its beneficiaries, all of whom are individuals, or a trust that has as its beneficiaries only those persons who are eligible to hold stock in an S-Corporation and who make a qualifying election, provided that no interest in the trust was purchased) can also be shareholders of an S-Corporation. CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS AND IRAS MAY NOT BE SHAREHOLDERS OF AN S-CORPORATION.

         S-CORPORATION ELECTION FORM 2553. In order for First Cherokee to elect to be taxed as an S-Corporation, each of its shareholders remaining after the reorganization must sign the S-Corporation Election Form on the Internal Revenue Service Form 2553, which is attached as APPENDIX C to this proxy statement. Accordingly, eligible shareholders must sign and deliver the S-Corporation Election Form 2553 to First Cherokee in order to remain First Cherokee shareholders after the reorganization.

         SHAREHOLDERS AGREEMENT. The reorganization plan provides that eligible shareholders of First Cherokee must sign and deliver the Shareholders Agreement to First Cherokee in order to remain First Cherokee shareholders after the reorganization. The Shareholders Agreement is designed to prevent an inadvertent termination of First Cherokee's S-Corporation election. You should review carefully the Shareholders Agreement, which is attached as APPENDIX B to this proxy statement. The paragraphs below summarize the material provisions of the Shareholders Agreement.

o TRANSFER RESTRICTIONS: No shareholder may sell or otherwise dispose of his or her shares of First Cherokee common stock except as provided in the Shareholders Agreement. Any attempted disposition of shares of First Cherokee common stock, which is not in accordance with the terms of the Shareholders Agreement is void AB INITIO and will not be reflected on First Cherokee's records.

         Shareholders may make Permitted Transfers (as defined below) provided that each of the following transfer conditions is satisfied:

                  (1) The transferee qualifies as an S-Corporation shareholder;

                  (2) The number of First Cherokee shareholders may not increase as a result of the transfer, unless the board approves the increase (by the affirmative vote of two-thirds of the directors then holding office);

                  (3) If the transferee will beneficially own (as defined in the Shareholders Agreement) more than 5% of First Cherokee's outstanding common stock after the transaction, the board approves the transaction (by the affirmative vote of two-thirds of the directors then holding office); and

                  (4) The transferee agrees to be bound by the Shareholders Agreement.

         "Permitted Transfer" means:

                    o A transfer to the shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children or grandchildren (or a qualified trust for the benefit of any one or more of the foregoing); or

                    o A transfer to another shareholder of First Cherokee; or

                    o A transfer approved by the affirmative vote of two-thirds of the directors of First Cherokee then holding office.

o SALE OF SHARES: A shareholder who receives a Qualified Offer may sell his or her shares pursuant to the Shareholders Agreement. A "Qualified Offer" means an offer from a person who satisfies the ownership requirements with respect to an S-Corporation, PROVIDED, HOWEVER, that either the number of shareholders of First Cherokee does not increase as a result of the transfer or the board of directors (by the affirmative vote of two-thirds of the directors then holding office) has approved the transfer. In addition, a Qualified Offer has to be a legally enforceable written offer which is made at arm's length from a person who is financially capable of carrying out the terms of the written offer.

         A shareholder who wishes to sell his or her shares upon receipt of a Qualified Offer has to give written notice to First Cherokee and is thereby deemed to have offered to sell his or her shares to First Cherokee. First Cherokee has 30 days to decide whether to purchase all or any part of the offered shares at the price contained in the Qualified Offer. The purchase price will be payable in the amount and on substantially the same terms as contained in the Qualified Offer. The closing of the transaction will occur no later than the 60th day following the 30-day option period. If First Cherokee does not agree to purchase all of the offered shares, the shareholder may transfer the shares to the person making the Qualified Offer provided that the transfer satisfies each of the transfer conditions described under the heading "Transfer Restrictions" above. This transfer has to take place within 60 days.

o PLEDGE OF SHARES: A shareholder may pledge his or her shares as collateral to secure payment of a loan. If the shareholder defaults and the lender is entitled and intends to foreclose on the collateral shares, the lender has to give written notice to First Cherokee and is thereby deemed to have offered to sell all of the collateral shares to First Cherokee. First Cherokee has 30 days to decide whether to purchase all or any part of the collateral shares at the price contained in the lender's notice. The purchase price will be payable in the amount and on substantially the same terms as contained in the lender's notice. The closing of the transaction will occur no later than the 60th day following the 30-day option period. If First Cherokee does not agree to purchase all of the collateral shares, the lender may transfer the collateral shares provided that the transfer satisfies each of the transfer conditions described under the heading "Transfer Restrictions" above.

o DEATH OF A SHAREHOLDER: Upon the death of a shareholder, First Cherokee has the right to acquire the deceased shareholder's shares. First Cherokee has 30 days from its actual knowledge of the shareholder's death to exercise its purchase option which has to be with respect to all of the deceased shareholder's shares. If the shares are not purchased by First Cherokee (through no fault of the shareholder's estate), the estate, beneficiary or heir of the deceased shareholder will remain the owner of the shares provided that the shares remain subject to the Shareholders Agreement. First Cherokee will not exercise its purchase option if each of the conditions described under the heading "Transfer Restrictions" above are met and:

                    o The shares are left to one of the following - the
                      shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children and grandchildren (or a qualified trust for the benefit of any one of the foregoing); or

                    o The shares are left to another shareholder of First
                      Cherokee; or

                    o The new shareholder or shareholders are approved by the
                      affirmative vote of two-thirds of First Cherokee's directors then holding office.

         If First Cherokee purchases the shares, the purchase price will be equal to the GREATER of Fair Market Value Per Share or Book Value Per Share. Fair Market Value Per Share will be determined reasonably and in good faith by First Cherokee's board of directors. "Fair Market Value Per Share" means the price a third party would pay for the shares as of the applicable valuation date on a per share basis. "Book Value Per Share" means the book value of the shares as determined reasonably and in good faith by First Cherokee's board of directors as of the quarter end prior to the applicable valuation date, using the data shown in First Cherokee's consolidated financial statements for that same quarter. If the person selling the shares is a director of First Cherokee, he or she will not participate in the determination of Fair Market Value Per Share. If the selling shareholder does not agree with the value determination, the selling shareholder and First Cherokee will engage an independent appraiser to make the determination, which is to be completed within 30 days. The determination made by the appraiser, absent fraud, will be final and binding. The selling shareholder and First Cherokee will bear cost of the appraisal equally.

         The closing will occur no later than the last to occur of the 60th day following the determination of the purchase price for the shares, the 60th day following the qualification of the executor or personal representative of the estate of the deceased shareholder, the 60th day following the qualification of a guardian for the property of the deceased shareholder or the 60th day following First Cherokee's election to purchase the shares.

o MANAGEMENT: First Cherokee's board of directors will manage the business and affairs of First Cherokee but will refrain from taking any actions in contravention of the Shareholders Agreement and from issuing additional shares of common stock such that First Cherokee would lose its eligibility to be taxed pursuant to Subchapter S of the Internal Revenue Code.

         Additionally, pursuant to the Shareholders Agreement, the First Cherokee's board of directors intends, subject to regulatory requirements, to cause First Cherokee to make annual or quarterly distributions equal, on an annualized basis, to approximately the amount representing the tax liability attributable to First Cherokee's annual taxable income. In determining the amount of any distribution, the board of directors may take into account anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

         First Cherokee will also be required to exercise its option to acquire the shares held by a deceased shareholder's estate, if the shares, upon distribution by the estate, would be owned by a person who would cause a termination of First Cherokee's Subchapter S status.

o SPECIFIC ENFORCEMENT; LEGEND; ETC.: The Shareholders Agreement can be specifically enforced. Certificates evidencing the shares will bear the following legend regarding the Shareholders Agreement:

         "The Shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders Agreement between First Cherokee Bancshares, Inc. (the "Company") and its shareholders, dated as of December ___, 2003, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

Persons making transfers of shares are required to deliver the appropriate stock powers, but if they do not, First Cherokee is irrevocably appointed as attorney-in-fact to execute the necessary stock powers and to perform any other actions necessary in order to transfer the stock certificate.

o S-CORPORATION STATUS: Each shareholder acknowledges that First Cherokee has elected to be treated for federal and state income tax purposes as an S-Corporation.

         If First Cherokee (by the affirmative vote of two-thirds of its directors then holding office) and the shareholders of First Cherokee (by the affirmative vote of two-thirds of the outstanding shares) decide to terminate the S-Corporation election, each shareholder will be provided a written notice of the determination. Within 60 days after delivery of the notice, each shareholder agrees (if requested) to deliver a consent (in such form as may be required to comply with applicable income tax rules and regulations) to the revocation to First Cherokee.

         If First Cherokee's status as an S-Corporation is terminated inadvertently and First Cherokee and any shareholder desire that the S-Corporation election be continued, everyone agrees to use their best efforts to obtain a waiver of the terminating event from the Internal Revenue Service. If a shareholder causes a terminating event to occur, the shareholder will bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps.

         Each shareholder agrees to cause any trust which may be holding the shareholder's shares to be maintained as a permissible shareholder.

         To avoid increasing the number of shareholders as a result in a change in the marital status of a shareholder, each shareholder agrees, if his or her shares are owned as husband and wife (whether jointly or individually) and if the individuals are no longer husband and wife, that the shares will be held by only one of the two spouses.

         Each shareholder agrees to take all actions that may be required by any state in which First Cherokee does business to ensure recognition of First Cherokee's S-Corporation status. Additionally, in the event First Cherokee elects or is required to make any payment on behalf of a shareholder, such as a tax payment, each shareholder agrees the amount of the payment shall be treated as a non-interest bearing loan. The loan shall be repaid by charging against and reducing the amount of any subsequent distribution due to the affected shareholder.

         Each shareholder agrees to indemnify and hold First Cherokee and each other shareholder harmless from and against all loss arising out of any violation of the Shareholders Agreement by the indemnifying shareholder.

o AMENDMENT. Except for the vote required to extend the term of the Shareholders Agreement, neither the Shareholders Agreement nor any provision to the Shareholders Agreement may be waived, modified, amended or terminated except by a written agreement approved by First Cherokee, by the affirmative vote of at least two-thirds of its directors then holding office, and by the shareholders of First Cherokee, by affirmative vote of at least two-thirds of the then issued and outstanding shares of First Cherokee.

o TERMINATION. The Shareholders Agreement terminates on the earlier to occur of the effective time that an agreement providing for termination of the Shareholders Agreement is signed by First Cherokee (authorized by the affirmative vote of two-thirds of its directors then holding office) and by its shareholders, by the affirmative vote of at least two-thirds of the then-issued and outstanding shares of First Cherokee or at the effective time of a registration statement filed by First Cherokee with the Securities and Exchange Commission with respect to a public offering of First Cherokee's common stock.

o ENFORCEMENT COSTS. Should any party be required to engage legal counsel to enforce or prevent the breach of any of the provisions of the Shareholders Agreement, then the prevailing party in the action will be entitled to be reimbursed by the other party for all costs and expenses incurred by the prevailing party.

o SEPARATE COUNSEL. By signing the Shareholders Agreement, each shareholder acknowledges that he or she has had the opportunity to obtain separate legal counsel and advice regarding the Shareholders Agreement and that he or she has read and understands the Shareholders Agreement.

SOURCE OF FUNDS AND EXPENSES


         We estimate that approximately $6,081,814 will be required to pay for the shares of First Cherokee common stock exchanged for cash in the reorganization. We intend to fund the reorganization with existing working capital of First Cherokee equal to approximately $4,481,814 and the proceeds from a line of credit with Nexity Bank, Woodstock, Georgia, equal to approximately $1,600,000. None of the net funds required for the reorganization will be received from First National Bank of Cherokee.

         Pursuant to our commitment letter from Nexity Bank,

         o The aggregate principal available on the line of credit will be $3,000,000;

         o Interest will be payable monthly with all principal due at maturity;

         o The line of credit will mature one year from the date of the note, and we expect the maturity date will be in December 2004;

         o The line of credit will bear interest at an annual rate equal to the prime rate minus 1%;

         o The line of credit will be secured by 100% of the outstanding stock of First National Bank of Cherokee; and

         o First Cherokee will also be subject to other customary covenants regarding its financial performance and condition.

We anticipate that we will enter into a formal loan agreement with Nexity Bank for the line of credit in December 2003. First Cherokee has no alternative financing arrangements in the event that Nexity Bank does not extend the line of credit to First Cherokee.

         Currently, First Cherokee intends to repay the line of credit with the proceeds from a private placement of its common stock that it intends to conduct during the first quarter of 2004. First Cherokee, however, has not considered or determined any specific terms for the private placement and may elect not to conduct a private placement. Other than the proceeds from the potential private placement of shares of First Cherokee common stock, First Cherokee does not have any repayment plans or arrangements for the line of credit.

         Although the aggregate amount available on the line of credit will be $3,000,000, we only expect to draw $1,600,000 on the line of credit to fund the reorganization. The unused principal amount on the line of credit will be available for general corporate purposes. We have no current plans, however, to use these available funds.

         First Cherokee will also pay all of the expenses related to the reorganization from existing working capital. We estimate that the expenses of the reorganization will be as follows:

                  SEC filing fees            1,217
                  Legal fees                75,000
                  Accounting fees           30,500
                  Appraisal fees            12,500
                  Printing costs            10,000
                  Other                      3,283
                                         ---------
                           Total           132,500
                                           =======

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

         See "SPECIAL FACTORS--Pro Forma Effect of the Reorganization Plan" on page 21 for illustrations of the pro forma effect of the reorganization plan on First Cherokee's September 30, 2003 and December 31, 2002 financial statements.

EFFECTIVE TIME OF THE REORGANIZATION

         The reorganization will be effective upon the filing of the articles of merger of Interim with and into First Cherokee with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2003, but it cannot occur until we receive shareholder approval of the reorganization. Upon the effective time of the reorganization, specified shares of First Cherokee common stock will be converted to cash as described below.


CASH CONVERSION OF FIRST CHEROKEE COMMON STOCK

         Since only eligible persons may be shareholders of an S-Corporation and an S-Corporation may only have 75 shareholders, some shares of First Cherokee common stock will be converted to the right to receive $23.60 per share in cash in the reorganization. The board determined that the fair value of First Cherokee's common stock before the reorganization is $23.60 per share. The board based its determination on the factors described under "SPECIAL FACTORS--Reasons for the Reorganization" on page 11 and "--Recommendation of the Board of Directors; Fairness of the Reorganization Plan" on page 26.

         Each share of First Cherokee common stock held of record, or beneficially in the case of shares held in street name, immediately prior to the effective time of the reorganization by the following shareholders will be converted into the right to receive $23.60 in cash:

     o any shareholder who is not eligible to be an S-Corporation shareholder;

     o any shareholder who does not sign and deliver the First Cherokee Shareholders Agreement and S-Corporation Election Form to First Cherokee on or before December 19, 2003;

     o any shareholder who is not a resident of the State of Georgia; or

     o any shareholder who, together with his or her spouse, is the record holder of fewer than 2,500 shares of First Cherokee common stock.

         All other outstanding shares of First Cherokee common stock will remain outstanding after the effective time of the reorganization.

         SHAREHOLDERS WHO ARE NOT ELIGIBLE S-CORPORATION SHAREHOLDERS. If you own any shares of First Cherokee common stock indirectly through an entity or person who is not eligible to be an S-Corporation shareholder (for example, a corporation, limited liability company, partnership or IRA), those shares will be converted to cash in the reorganization unless those shares are transferred to an eligible S-Corporation shareholder prior to the effective time of the reorganization. For example, if you are an eligible S-Corporation shareholder, you may choose to transfer shares owned indirectly through a corporation or partnership that you control to your own name, to prevent the shares from being converted to cash in the reorganization. To transfer shares of First Cherokee common stock, the certificate(s) representing the shares must be delivered to First Cherokee along with written instructions from the record holder of the shares directing the transfer of the shares. The certificate(s) and the transfer instructions should be delivered to:

                         First Cherokee Bancshares, Inc.
                              Attn: Kitty Kendrick
                                 9860 Highway 92
                            Woodstock, Georgia 30188

         SHARES HELD IN STREET NAME. If you hold any shares of First Cherokee common stock in street name (i.e., through a broker), we will look through the broker to the beneficial owner to determine the total number of shares held by the beneficial owner and whether the beneficial owner is a Georgia resident and an eligible S-Corporation shareholder. The beneficial owner of the shares must sign and return the Shareholders Agreement and S-Corporation Election Form to First Cherokee in order to remain a shareholder after the reorganization.

         HOLDERS OF FEWER THAN 2,500 SHARES OF FIRST CHEROKEE COMMON STOCK. Regardless of whether your shares are held through an eligible S-Corporation shareholder, if you, together with your spouse, are not the record holder (or, beneficial owner, in the case of shares held in street name) of at least 2,500 shares of First Cherokee common stock immediately prior to the effective time of the reorganization, your shares of First Cherokee common stock will be converted to cash in the reorganization as described above. If you hold less than 2,500 shares of First Cherokee common stock, and wish to remain a First Cherokee shareholder after the reorganization, you must purchase additional shares of First Cherokee common stock prior to the effective time of the reorganization. If, after purchasing additional shares you hold at least 2,500 shares of First Cherokee common stock, your shares will not be converted to cash if you are otherwise eligible to remain a shareholder of First Cherokee after the reorganization. First Cherokee's common stock is quoted on the Nasdaq over-the-counter bulletin board under the symbol "FCKE" and there is a limited trading market for First Cherokee's common stock. To obtain information regarding brokers that may be able to assist you with purchasing additional shares in the open market, please contact Carl Hames, Rick Kononen or Kitty Kendrick at (770) 591-9000. First Cherokee will not receive any compensation from or pay any compensation to any broker in connection with any such referral.

         DELIVERY OF SHAREHOLDERS AGREEMENT AND S-CORPORATION ELECTION FORM. Notwithstanding any other provision of the reorganization plan, all shares of First Cherokee common stock held immediately prior to the effective time of the reorganization by any shareholder that does not sign and return the First Cherokee Shareholders Agreement (APPENDIX B) and S-Corporation Election Form (APPENDIX C) to First Cherokee at or before 5:00 p.m. on December 19, 2003 will be converted to cash in the reorganization as described above, unless the board of directors of First Cherokee, at its sole discretion, accepts those documents after such time. As a result, if you transfer any shares after December 19, 2003 to anyone that did not deliver a Shareholders Agreement and S-Corporation Form to First Cherokee prior to December 19, 2003, the transferee may receive cash for those shares in the reorganization unless First Cherokee, in its sole discretion, accepts those documents from the transferee after December 19, 2003.

         We estimate that the number of shares outstanding after the reorganization will be approximately 471,701. The exact change in the number of outstanding shares will depend on the number of shares converted to cash in the reorganization. The reorganization will not materially alter voting rights and other rights of shareholders, other than as a result of the payment of cash in the reorganization.

INTERIM COMMON STOCK

         Each outstanding share of Interim common stock shall be cancelled upon the effective time of the reorganization.

EXCHANGE OF FIRST CHEROKEE STOCK CERTIFICATES

         Holders of shares of First Cherokee common stock that will remain outstanding after the reorganization will be required to deliver their certificate(s) evidencing their shares to First Cherokee to be exchanged for a new certificate(s), which contains appropriate legends regarding transfer restrictions on the shares. Promptly after the effective time of the reorganization, First Cherokee will mail to each First Cherokee shareholder transmittal materials and delivery instructions for exchanging certificates representing shares entitled to be converted to cash and shares which will remain outstanding after the reorganization. Until shareholders deliver their certificate(s) evidencing shares of First Cherokee common stock (or arrangements are made to account for lost, stolen or destroyed certificates according to First Cherokee's usual procedures), the shareholder:

       o will not be paid any cash, which the certificate may entitle the shareholder to receive;

       o will not be paid dividends or other distributions in respect of the shares of First Cherokee common stock which the certificate may entitle the shareholder to receive; rather, the dividends or distributions will be retained, without interest, for the shareholder's account until surrender of the certificate; and

       o will not be paid interest on any cash payment, which the certificate may entitle the shareholder to receive.

         After the effective time of the reorganization, each remaining First Cherokee shareholder will, however, be entitled to vote at any meeting of First Cherokee's shareholders the number of shares of First Cherokee common stock which the shareholder holds after the effective time of the reorganization, regardless of whether the shareholders has surrendered his or her First Cherokee stock certificate(s) for exchange for new a certificate(s).

                               DISSENTERS' RIGHTS

         Pursuant to the provisions of the Georgia Business Corporation Code, First Cherokee's shareholders have the right to dissent from the reorganization plan and to receive the fair value of their shares in cash. Holders of First Cherokee common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

         Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the reorganization plan is consummated, you must:

                o Give to First Cherokee, prior to the vote at the special meeting with respect to the approval of the reorganization plan, written notice of your intent to demand payment for your shares of First Cherokee common stock (hereinafter referred to as "shares");

                o Not vote in favor of the reorganization plan; and

                o Comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective time of the reorganization plan.

         You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify First Cherokee in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

         Voting against the reorganization plan will not satisfy the written demand requirement. In addition to not voting in favor of the reorganization plan, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the reorganization plan is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the reorganization plan and will not be entitled to assert dissenters' rights.

         Any written objection to the reorganization plan satisfying the requirements discussed above should be addressed to First Cherokee Bancshares, Inc., 9860 Highway 92, Woodstock, Georgia 30188, Attention: Carl C. Hames, Jr., President and Chief Executive Officer.

         If the shareholders of First Cherokee approve the reorganization plan at the special meeting, First Cherokee must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective time of the reorganization plan and must:

                o State where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

                o Inform holders of uncertificated shares to what extent
                  transfer of these shares will be restricted after the demand for payment is received;

                o Set a date by which First Cherokee must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

                o Be accompanied by a copy of Article 13 of the Georgia Business
                  Corporation Code.

         A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with First Cherokee in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the reorganization plan. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

         Except as described below, First Cherokee must, within 10 days of the later of the effective time of the reorganization or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount First Cherokee estimates to be the fair value of the shares, plus accrued interest from the effective time of the reorganization plan. First Cherokee's offer of payment must be accompanied by:

               o Recent financial statements of First Cherokee; First Cherokee's estimate of the fair value of the shares;

               o An explanation of how the interest was calculated;

               o A statement of the dissenter's right to demand payment under
                 Section 14-2-1327 of the Georgia Business Corporation Code; and

               o A copy of Article 13 of the Georgia Business Corporate Code.

         If the dissenting shareholder accepts First Cherokee's offer by written notice to First Cherokee within 30 days after First Cherokee's offer, First Cherokee must pay for the shares within 60 days after the later of the making of the offer or the effective time of the reorganization plan.

         If the reorganization plan is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, First Cherokee must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. First Cherokee must send a new Dissenters' Notice if the reorganization plan is consummated after the return of certificates and repeat the payment demand procedure described above.

         Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify First Cherokee in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

                o He or she believes that the amount offered by First Cherokee is less than the fair value of his or her shares or that First Cherokee has calculated incorrectly the interest due; or

                o First Cherokee, having failed to consummate the reorganization plan, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         A dissenting shareholder waives his or her right to demand payment under Section 14-2-1327 unless he or she notifies First Cherokee of his or her demand in writing within 30 days after First Cherokee makes or offers payment for the dissenting shareholder's shares. If First Cherokee does not offer payment within 10 days of the later of the reorganization plan's effective time or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany First Cherokee's payment offer, and First Cherokee must provide such information within 10 days after receipt of the written demand. The shareholder may notify First Cherokee of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

         If a demand for payment under Section 14-2-1327 remains unsettled, First Cherokee must commence a nonjury equity valuation proceeding in the Superior Court of Cherokee County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If First Cherokee does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires First Cherokee to pay each dissenting shareholder whose demand remains unsettled the amount demanded. First Cherokee is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

         The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against First Cherokee, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against First Cherokee if the court finds First Cherokee did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either First Cherokee or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

         If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against First Cherokee, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective time of the reorganization plan, regardless of whether notice of the reorganization plan and of the right to dissent were given by First Cherokee in compliance with the Dissenters' Notice and payment offer requirements.

         This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as APPENDIX D to this proxy statement. If you intend to dissent from approval of the reorganization plan, you should review carefully the text of APPENDIX D and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

         We have not made any provision to grant you access to any of the corporate files of First Cherokee, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of First Cherokee.

         Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Reorganization Plan."

                    DESCRIPTION OF FIRST CHEROKEE AND INTERIM

BUSINESS OF FIRST CHEROKEE AND BUSINESS OF FIRST NATIONAL BANK OF CHEROKEE

         First Cherokee was incorporated as a Georgia corporation on July 26, 1988, for the purpose of becoming a bank holding company by acquiring all of the common stock of First National Bank of Cherokee, Woodstock, Georgia. First Cherokee became a bank holding company within the meaning of the federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon its acquisition of all of the common stock of First National Bank of Cherokee on November 27, 1989. The principal executive office of First Cherokee is located at 9860 Highway 92, Woodstock, Georgia 30188, and the telephone number is (770) 591-9000.

         Currently, First National Bank of Cherokee is a national bank chartered under the laws of the United States. On September 12, 2003, however, the bank applied to the Georgia Department of Banking and Finance to convert its charter to a Georgia state charter. Upon the effective time of the charter conversion, First National Bank of Cherokee will change its name to "First Cherokee State Bank." We expect the charter conversion to be effective in the fourth quarter of 2003. We do not anticipate that the charter conversion will have any material effect on the business operations of the bank.

         The bank's principal sources of income are interest and fees collected on loans, interest and dividends collected on investments, gains on the sale of loans, and service fees on deposit accounts. Its principal expenses are interest paid on savings, time, NOW and money market deposits, loan loss provision, employee compensation, office expenses, and other overhead expenses.

         In December 2000, First National Bank of Cherokee formed an operating subsidiary, Cherokee National Trust, LLC ("CNT"). CNT is 60% owned by First National Bank of Cherokee and 40% owned by a registered investment advisor. It began operations in the first quarter of 2001 and primarily holds customer assets in custody for safekeeping. CNT does not have investment discretion with respect to its customers' assets. CNT's principal sources of income are fees collected in connection with its custodial services. CNT's principal expenses are employee compensation, office expenses, data processing and other overhead expenses.

         Upon the effective time of the bank's charter conversion, CNT will change its name to "CNT Wealth Management." We do not expect the bank's charter conversion to have any other effect on the business operations of CNT.

BUSINESS OF INTERIM

         Interim is a new Georgia corporation and wholly-owned subsidiary of First Cherokee that was formed solely to facilitate the reorganization. Interim will merge with and into First Cherokee. First Cherokee will be the surviving corporation in the reorganization. Interim will have no business operations. Interim's principal office and mailing address is 9860 Highway 92, Woodstock, Georgia 30188, and the telephone number is (770) 591-9000. Carl C. Hames, Jr. is the sole director and the president and treasurer of Interim.

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of First Cherokee after the reorganization will be the same as the directors and executive officers of First Cherokee immediately prior to the reorganization. The board of directors consists of thirteen members. The shareholders of First Cherokee elect directors annually to serve one-year terms. Each director will continue to serve his or her existing term which expires in 2004.

         For each director and executive officer of First Cherokee, the following table sets forth the person's name, age at January 1, 2003, position with First Cherokee, principal occupation for the past five years, and the year the person first became a director or executive officer.


                                                                                                           Director or
                                      Position with                                                        Executive
Name (Age)                            First Cherokee           Principal Occupation                        Since
----------                            --------------           --------------------                        -----

Alan D. Bobo (51)                     Director                 Owner of Bobo Plumbing Company,              1988
                                                               Cherokee County, Georgia.

Elwin K. Bobo (55)                    Director                 Owner of Bobo Construction Company,          1988
                                                               Cherokee County, Georgia.

Michael A. Edwards (44)               Director                 Vice President of Edwards Tire Sales,        1988
                                                               Inc., Cherokee County, Georgia.

J. Stanley Fitts (59)                 Chairman of the Board    Owner and President of Reeves Floral         1988
                                      of Directors             Products, Inc, Cherokee County, Georgia.

Russell L. Flynn (70)                 Director                 Associate Broker with ERA Sunrise            1988
                                                               Realty since 2001; Qualified Broker
                                                               with Century 21 Realty from 1998 to
                                                               2001, both in Cherokee County, Georgia.

Carl C. Hames, Jr. (54)               Director, President      President and Chief Executive Officer        1988
                                      and Chief Executive      of First Cherokee and Chief Executive
                                      Officer                  Officer of First National Bank of
                                                               Cherokee, Cherokee County, Georgia.

C. Garry Haygood (52)                 Director                 President of Circle H Development,           1988
                                                               Inc., a land development company,
                                                               Cherokee County, Georgia.


                                       52

                                                                                                           Director or
                                      Position with                                                        Executive
Name (Age)                            First Cherokee           Principal Occupation                        Since
----------                            --------------           --------------------                        -----

Thomas D. Hopkins, Jr. (69)           Director and Secretary   Retired.  Previous President of Hopkins      1988
                                                               and Son, Inc., which formerly operated
                                                               two NAPA Auto Parts Stores in Cherokee
                                                               County Georgia.  He is also a Georgia Real
                                                               Estate Broker and the owner of Tom Hopkins
                                                               Realty.

Bobby R. Hubbard (59)                 Director                 Flight Equipment Instructor/ Operations      1988
                                                               Analyst for Lockheed Martin Aeronautical
                                                               Systems, Cobb County, Georgia.

R. O. Kononen, Jr. (52)               Director and Executive   Executive Vice President of First            1998
                                      Vice President           Cherokee and President of First National
                                                               Bank of Cherokee.  Cherokee County,
                                                               Georgia.

Dennis M. Lord (61)                   Director                 Property Development, Cherokee               1988
                                                               County, Georgia.

Larry R. Lusk (53)                    Director                 Contract sales/design work and property      1988
                                                               development, Cherokee County, Georgia.

Dr. Stuart R. Tasman (50)             Director                 Optometrist, Cobb County, Georgia.           1988

Kitty A. Kendrick (44)                Chief Financial          Chief Financial Officer and Executive        1993
                                      Officer and Executive    Vice President of First Cherokee and
                                      Vice President           First National Bank of Cherokee.


         During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above named persons is a citizen of the United States, and the business address and telephone number for each of the above-named persons is 9860 Highway 92, Woodstock, Georgia 30188,
(770) 591-9000.

MARKET FOR COMMON STOCK

         Although First Cherokee's common stock is currently quoted on the Nasdaq over-the-counter bulletin board under the symbol "FCKE," there is only a limited trading market for First Cherokee's common stock, and we expect that the trading market for First Cherokee common stock will remain limited after the reorganization. Additionally, we will not take any steps to cause the shares of First Cherokee common stock to become eligible for trading on an automated quotation system operated by a national securities association. First Cherokee will not be required to file reports under Section 15(d) of the Securities Exchange Act, and its common stock will not be registered under Section 12(g) of the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

         The articles of incorporation of First Cherokee will not change as a result of the reorganization. First Cherokee's articles of incorporation provide for 10,000,000 authorized shares of common stock, $1.00 par value.

         As of the record date, 775,325 shares of First Cherokee common stock were issued and 729,574 were outstanding. We estimate that the number of shares of First Cherokee common stock outstanding after the reorganization will be approximately 471,701. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash.

         The rights of First Cherokee shareholders will be governed by the Georgia Business Corporation Code and First Cherokee's articles of incorporation and bylaws. Neither First Cherokee's articles of incorporation nor its bylaws provide specific approval requirements for business combinations or reorganizations. As a result, these transactions will be governed by the Georgia Business Corporation Code, which generally requires approval by the holders of a majority of the outstanding shares.

         Generally, we may issue additional shares of First Cherokee common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. First Cherokee common stock will not be subject to liability for further calls or assessments by First Cherokee and will not be subject to any redemption, sinking fund or conversion provisions.

         The holders of shares of First Cherokee common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. First Cherokee may pay dividends in cash, property or shares of common stock, unless First Cherokee is insolvent or the dividend payment would render it insolvent.

         Holders of First Cherokee common stock will be entitled to one vote per share on all matters requiring a vote of shareholders, including the election of directors. Holders of non-voting common stock will not be entitled to vote on any matter except as provided in the Georgia Business Corporation Code.

         First Cherokee's articles of incorporation contain indemnification provisions that require it to indemnify under specified circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that the person was or is a director or officer of First Cherokee. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have First Cherokee advance funds for expenses prior to the final disposition of the proceeding, upon their undertaking to repay First Cherokee if it is ultimately determined that they are not entitled to indemnification. In general, First Cherokee will indemnify a director or officer if the board of directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of First Cherokee and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         First Cherokee's articles of incorporation, subject to exceptions, also eliminate the potential personal liability of a director for monetary damages to the shareholders of First Cherokee for breach of a duty as a director. There is no elimination of liability for:

          o A breach of duty involving appropriation of a business opportunity of First Cherokee;

          o An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

          o A transaction from which the director derives an improper material tangible personal benefit; or

          o As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

These provisions of the articles of incorporation do not eliminate or limit the right of a shareholder to seek injunctive or other equitable relief not involving monetary damages.

DIVIDEND POLICY

         The holders of shares of First Cherokee common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless First Cherokee is insolvent or the dividend payment would render it insolvent. During the past two years, First Cherokee has not paid any dividends. In connection with the S-Corporation election, we intend to distribute enough of our earnings to enable shareholders to pay their tax obligations on the shares of First Cherokee common stock, subject to regulatory restrictions.

         Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of First National Bank of Cherokee and First Cherokee, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

LEGAL PROCEEDINGS

         There are no material pending proceedings to which First Cherokee is a party or to which any of its properties are subject; nor are there material proceedings known to First Cherokee to be contemplated by any governmental authority; nor are there material proceedings known to First Cherokee, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of First Cherokee, or any associate of the foregoing, is a party or has an interest adverse to First Cherokee.

ADDITIONAL INFORMATION

         First Cherokee files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's Public Reference Room, 340 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         The Securities and Exchange Commission allows First Cherokee to "incorporate by reference" information into this proxy statement, which means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

         This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our business.

FIRST CHEROKEE SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 0-18488)

Annual Report on Form 10-KSB       For this fiscal year ended December 31, 2002

Quarterly Reports on Form 10-QSB   For the fiscal quarters ended March 31, 2003
                                   and June 30, 2003 and September 30, 2003

Registration Statement on Form     Filed August 8, 1990
8-A, as amended (describing
First Cherokee's common stock
and concerning First Cherokee's
shareholder rights plan)


         If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

         Carl C. Hames, Jr.
         First National Bank of Cherokee
         9860 Highway 92
         Woodstock, Georgia  30188
         (770) 591-9000

If you would like to request documents, please do so by December 8, 2003 to receive them before the meeting.

         You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated November 21, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of First Cherokee common stock in the reorganization creates any implication to the contrary.

FINANCIAL STATEMENTS

         The following pages contain the audited consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







To the Board of Directors and Stockholders
First Cherokee Bancshares, Inc.


We have audited the accompanying consolidated balance sheets of First Cherokee Bancshares, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Cherokee Bancshares, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                                   /s/ Porter Keadle Moore, LLP
                                                   ----------------------------
                                                       PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 12, 2003

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 2002 and 2001


                                                      2002              2001
                                                      ----              ----

                                     Assets
                                     ------

Cash and due from banks, including reserve
   requirements of $2,349,000 and $831,000      $   5,273,363         6,802,003
Interest-bearing deposits with banks                8,541,728         1,613,490
Federal funds sold                                  6,734,000         1,332,000
                                                    ---------         ---------

          Cash and cash equivalents                20,549,091         9,747,493

Securities available for sale                       4,992,362         1,912,248
Other investments                                     985,400         1,100,900
Loans, net                                        145,570,660       154,662,913
Premises and equipment, net                         4,698,810         4,460,696
Accrued interest receivable and other assets       11,491,485         9,869,788
                                                   ----------         ---------

                                                $ 188,287,808       181,754,038
                                                =============       ===========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Deposits:
    Demand                                      $  21,386,628        21,524,568
    Interest-bearing demand                        55,395,546        29,116,824
    Savings                                         4,268,280         3,756,413
    Time                                           54,254,943        66,722,932
    Time, in excess of $100,000                    29,565,007        44,610,809
                                                   ----------        ----------

          Total deposits                          164,870,404       165,731,546

Trust preferred securities                          9,000,000              -
Note payable and other borrowings                        -            1,863,259
Accrued interest payable and other liabilities      1,242,264         1,614,109
                                                    ---------         ---------

          Total liabilities                       175,112,668       169,208,914
                                                  -----------       -----------

Commitments

Stockholders' equity:
    Common stock, $1 par value, 10,000,000
       shares authorized, 775,325 shares
       issued, 725,227 and 721,914 shares
       outstanding                                    775,325           775,325
    Additional paid-in capital                      6,907,556         6,899,357
    Retained earnings                               6,558,159         5,983,340
    Accumulated other comprehensive income,
       net of tax                                         444               668
                                                          ---               ---

                                                   14,241,484        13,658,690
    Less treasury stock at cost, 50,098 and
       53,411 shares                               (1,066,344)       (1,113,566)
                                                   ----------        ----------

          Total stockholders' equity               13,175,140        12,545,124
                                                   ----------        ----------

                                                $ 188,287,808       181,754,038
                                                =============       ===========

See accompanying notes to consolidated financial statements.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                       Consolidated Statements of Earnings

              For the Years Ended December 31, 2002, 2001 and 2000

                                                          2002          2001            2000
                                                          ----          ----            ----

Interest income:
    Interest and fees on loans                       $ 12,261,104    15,282,136      14,477,763
    Interest on federal funds sold                         98,552        49,854          39,775
    Interest on deposits with other banks                 183,823       129,436         210,787
    Interest and dividends on investments:
       U.S. Government agencies                            86,581        48,707          29,481
       Other                                              107,649        96,501          74,449
                                                          -------        ------          ------


              Total interest income                    12,737,709    15,606,634      14,832,255
                                                       ----------    ----------      ----------

Interest expense:
    Interest on deposits:
       Demand                                             820,283       733,570         832,339
       Savings                                             28,000        53,353          73,973
       Time                                             4,368,328     6,469,184       5,440,421
                                                        ---------     ---------       ---------

                                                        5,216,611     7,256,107       6,346,733

    Other                                                 318,458       170,768         194,108
                                                          -------       -------         -------

              Total interest expense                    5,535,069     7,426,875       6,540,841
                                                        ---------     ---------       ---------

              Net interest income                       7,202,640     8,179,759       8,291,414

Provision for loan losses                                 250,000       317,000         854,253
                                                          -------       -------         -------

              Net interest income after
               provision for loan losses                6,952,640     7,862,759       7,437,161
                                                        ---------     ---------       ---------

Noninterest income:
    Service charges on deposit accounts                 1,169,326       804,863         777,463
    Gain on sales of loans, net                           222,020          -            148,011
    Gain (loss) on sales of premises and equipment        (14,870)      254,118           -
    Miscellaneous                                         586,263       376,879         298,895
                                                          -------       -------         -------

              Total noninterest income                  1,962,739     1,435,860       1,224,369
                                                        ---------     ---------       ---------

Noninterest expenses:
    Salaries and employee benefits                      3,991,866     4,058,533       3,515,573
    Occupancy                                             978,498       982,500         953,290
    Other operating                                     3,187,087     2,248,369       1,961,433
                                                        ---------     ---------       ---------

              Total noninterest expenses                8,157,451     7,289,402       6,430,296
                                                        ---------     ---------       ---------

              Earnings before income taxes                757,928     2,009,217       2,231,234

Income tax expense                                        183,109       684,870         763,122
                                                          -------       -------         -------

              Net earnings                            $   574,819     1,324,347       1,468,112
                                                      ===========     =========       =========

Basic earnings per share                              $       .79          1.83            1.99
                                                      ===========          ====            ====

Diluted earnings per share                            $       .78          1.81            1.98
                                                      ===========          ====            ====

See accompanying notes to consolidated financial statements.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                 Consolidated Statements of Comprehensive Income

              For the Years Ended December 31, 2002, 2001 and 2000

                                                          2002           2001            2000
                                                          ----           ----            ----
Net earnings                                           $ 574,819      1,324,347       1,468,112
Other comprehensive income (loss), net of tax:
     Unrealized gain (loss) on available for
        sale securities arising during the period,
        net of tax of $(137), $1,585 and $2,575,
        respectively                                        (224)         2,585           4,203
                                                            ----          -----           -----

Comprehensive income                                   $ 574,595      1,326,932       1,472,315
                                                       =========      =========       =========











































See accompanying notes to consolidated financial statements.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 2002, 2001 and 2000

                                                                                Accumulated
                                                                                   Other
                                                  Additional                   Comprehensive
                                         Common     Paid-In        Retained    Income (Loss),       Treasury
                                          Stock     Capital        Earnings     Net of Tax           Stock        Total
                                          -----     -------        --------     ----------           -----        -----
Balance, December 31, 1999             $ 774,225    6,896,897     3,190,881         (6,120)         (516,688)    10,339,195

Purchase of treasury stock                  -            -             -              -             (813,259)      (813,259)

Sale of treasury stock                      -          (4,790)         -              -               48,594         43,804

Exercise of stock options                  1,100        8,900          -              -                 -            10,000

Change in accumulated other
  comprehensive income (loss),
  net of tax                                -            -             -             4,203              -             4,203

Net earnings                                -            -        1,468,112           -                 -         1,468,112
                                       ---------    ---------     ---------      ---------         ---------      ---------

Balance, December 31, 2000               775,325    6,901,007     4,658,993         (1,917)       (1,281,353)    11,052,055

Purchase of treasury stock                  -            -             -              -             (115,678)      (115,678)

Sale of treasury stock                      -           8,370          -              -              263,445        271,815

Exercise of stock options                   -         (10,020)         -              -               20,020         10,000

Change in accumulated other
  comprehensive income (loss),
  net of tax                                -            -             -             2,585              -             2,585

Net earnings                                -            -        1,324,347           -                 -         1,324,347
                                       ---------    ---------     ---------      ---------          ---------     ---------

Balance, December 31, 2001               775,325    6,899,357     5,983,340            668        (1,113,566)    12,545,124

Purchase of treasury stock                  -            -             -              -              (94,503)       (94,503)

Sale of treasury stock                      -          18,219          -              -              121,705        139,924

Exercise of stock options                   -         (10,020)         -              -               20,020         10,000

Change in accumulated other
  comprehensive income (loss),
  net of tax                                -            -             -              (224)             -              (224)

Net earnings                                -            -          574,819           -                 -           574,819
                                       ---------    ---------     ---------      ---------         ---------      ---------

Balance, December 31, 2002             $ 775,325    6,907,556     6,558,159            444        (1,066,344)    13,175,140
                                       =========    =========     =========      =========         =========     ==========


See accompanying notes to consolidated financial statements.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

              For the Years Ended December 31, 2002, 2001 and 2000

                                                          2002           2001            2000
                                                          ----           ----            ----
Cash flows from operating activities:
    Net earnings                                       $ 574,819      1,324,347       1,468,112
    Adjustments to reconcile net
     earnings to net cash provided by operating
     activities:
       Depreciation, amortization and accretion          639,030        750,777         707,096
       Provision for loan losses                         250,000        317,000         854,253
       Gain on sales of loans, net                      (222,020)          -           (148,011)
       Deferred income taxes                            (150,681)       (36,047)       (325,423)
       (Gain) loss on sales of other real estate
        and repossessions                                334,330        (24,929)         (7,389)
       Writedown of other real estate                    161,429         79,769            -
       (Gain) loss on sales of premises and equipment     14,870       (254,118)           -
       Increase in cash surrender value
        life insurance                                  (166,535)      (134,995)       (127,904)
       Change in:
          Accrued interest receivable and other
           assets                                       (457,557)       648,674        (426,534)
          Accrued interest payable and other
           liabilities                                  (371,845)       (46,680)        636,993
                                                        --------        -------         -------
                 Net cash provided by operating
                  activities                             605,840      2,623,798       2,631,193
                                                         -------      ---------       ---------

Cash flows from investing activities:
    Proceeds from maturities and calls of
     securities available for sale                     1,379,854      1,508,828           8,242
    Purchases of securities available for sale        (4,469,396)    (2,899,514)           -
    Purchases of other investments                       (42,000)       (13,500)       (235,600)
    Proceeds from call of other investments              157,500           -               -
    Investment in unconsolidated subsidiaries               -        (1,226,125)           -
    Proceeds from sales of loans                       3,622,548           -          2,970,726
    Net change in loans                                4,677,789    (12,146,718)    (38,787,056)
    Purchase of cash surrender value life insurance   (1,239,107)      (520,000)       (342,011)
    Proceeds from surrender of life insurance            362,434           -               -
    Purchases of premises and equipment                 (661,027)    (1,287,054)       (338,288)
    Proceeds from sales of premises and equipment          4,000        679,159            -
    Proceeds from sales of other real estate and
     repossessions                                       553,831        223,181         681,319
    Improvements to other real estate and
     repossessions                                      (242,701)      (464,544)       (182,889)
                                                        --------       --------        --------
                 Net cash provided (used) by
                  investing activities                 4,103,725    (16,146,287)    (36,225,557)
                                                       ---------    -----------     -----------

Cash flows from financing activities:
    Net change in demand and savings deposits         26,652,649      2,716,792      10,184,049
    Net change in time deposits                      (27,513,791)    14,264,918      27,844,373
    Repayment of FHLB advances                             -               -         (3,000,000)
    Net proceeds from (repayment of) note payable     (1,863,259)       350,000         537,960
    Proceeds from sales of treasury stock                139,924        271,815          43,804
    Proceeds from exercise of stock options               10,000         10,000          10,000
    Purchase of treasury stock                           (94,503)      (115,678)       (813,259)
    Proceeds from issuance of trust preferred
     securities                                        9,000,000           -               -
    Transaction costs associated with trust
     preferred securities                               (238,987)          -               -
                                                        --------       --------        --------
                 Net cash provided by financing
                  activities                           6,092,033     17,497,847      34,806,927
                                                       ---------     ----------      ----------

Net change in cash and cash equivalents               10,801,598      3,975,358       1,212,563

Cash and cash equivalents at beginning of year         9,747,493      5,772,135       4,559,572
                                                       ---------      ---------       ---------

Cash and cash equivalents at end of year            $ 20,549,091      9,747,493       5,772,135
                                                    ============      =========       =========


                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                Consolidated Statements of Cash Flows, continued

              For the Years Ended December 31, 2002, 2001 and 2000

                                                          2002          2001            2000
                                                          ----          ----            ----
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
       Interest                                       $ 5,916,069     7,570,720       5,994,151
       Income taxes, net of refunds received          $   248,500       809,000         993,000
    Noncash investing and financing activities:
       Change in accumulated other comprehensive
        income (loss), net of tax                     $      (224)        2,585           4,203
       Transfer of loans to other real estate and
        repossessions                                 $ 2,824,675     2,537,651         201,288
       Financed sales of other real estate and
        repossessions                                 $ 2,060,739       975,800         117,303











































See accompanying notes to consolidated financial statements.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Organization
     ------------
     First Cherokee Bancshares, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly owned bank subsidiaries, First National Bank of Cherokee (the "Bank") and First Cherokee Capital Trust I (the "Trust"). The Company is subject to regulation under the Bank Holding Company Act of 1956.

     The Bank is a commercial bank that serves Woodstock, Georgia, a community located approximately 20 miles north of metropolitan Atlanta and surrounded by Cherokee and Cobb counties. The Bank is chartered and regulated by the Office of the Comptroller of the Currency ("OCC"), is insured and subject to regulation by the Federal Deposit Insurance Corporation and is a member of the Federal Reserve System.

     In December 2000, the Bank acquired a 60% interest in Cherokee National Trust, LLC ("CNT"). CNT was formed for the purpose of providing trust and custodial services and began operations in January 2001. The Bank is entitled to 50% of CNT's results of operations.

     In May 2001, the Bank acquired a 33.34% ownership interest in Elizabeth Station, LLC. Elizabeth Station, LLC was formed for the purpose of acquiring, developing and leasing real property. The investment in Elizabeth Station, LLC is accounted for using the equity method of accounting.

     In October 2001, the Bank acquired a 12.82% ownership interest in EastPoint Technologies, LLC ("EastPoint"). EastPoint was formed for the purpose of providing and operating licensed software applications and data processing services. The investment in EastPoint is accounted for using the cost method of accounting.

     Basis of Presentation and Reclassification
     ------------------------------------------
     The consolidated financial statements include the accounts of the Company, the Bank, the Trust, and the Bank's 60% owned subsidiary, CNT. All intercompany accounts and transactions have been eliminated in consolidation.

     The accounting and reporting policies of the Company and the Bank, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near-term include, but are not limited to, the determination of the allowance for loan losses, prepayment speeds of the SBA loan portfolio and the valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

     Cash and Cash Equivalents
     -------------------------
     For presentation purposes in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with banks and federal funds sold.

     Securities Available for Sale
     -----------------------------
     The Company classifies its securities in one of three categories: trading, available for sale or held to maturity. At December 31, 2002 and 2001, all investment securities were classified as available for sale.

     Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

     A decline in the market value of any available for sale security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses from sales of securities are included in earnings and derived by using the specific identification method for determining the cost of securities sold.

     Other Investments
     -----------------
     Other investments include equity securities with no readily determinable fair value. These investment securities are carried at cost.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Loans, Loan Fees and Interest Income
     ------------------------------------
     Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at the principal amount outstanding, net of the allowance for loan losses and any deferred fees or costs on originated loans. Interest on all loans is calculated principally by using the simple interest method on the daily balance of the principal amount outstanding.

     A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Recognition of interest income on impaired loans is analyzed on a case-by-case basis.

     Accrual of interest is discontinued on a loan when management believes after considering economic conditions and collection efforts that the borrower's financial condition is such that collection of interest is doubtful. Interest previously accrued but not collected is reversed against current period earnings and interest is recognized on a cash basis when such loans are placed on nonaccrual status.

     Servicing assets and liabilities are assessed for impairment or increased obligation based upon their fair values. When the Bank sells the portion of a loan guaranteed by the U.S. Small Business Administration ("SBA"), the investment in the entire loan is allocated between the guaranteed and unguaranteed portions of the loan as well as the servicing assets and interest-only strip receivable based upon their respective fair market values at the date of sale. Gains on sales of loans are calculated by taking the net proceeds from the sale less the allocated sold portion of the loan and are presented in the statement of earnings net of brokerage expenses.

     Servicing assets and interest-only strips receivable are recognized from the sales of the portion of loans guaranteed by SBA with the retention of loan servicing being carried at the present value of estimated future net servicing income over the estimated lives of the related SBA loans less amounts amortized. Amortization of these assets is computed using a level yield method over the estimated remaining lives of the related SBA loans taking into consideration assumed prepayment patterns. Servicing assets and interest-only strips receivable are measured for impairment periodically via stratification of the assets by predominant risk characteristic such as loan term and interest rate. No valuation allowances were required based upon the evaluation for impairment at December 31, 2002 or 2001. There were no SBA loans held for sale at December 31, 2002 and 2001.

     Allowance for Loan Losses
     -------------------------
     The allowance for loan losses is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount, which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the borrower's ability to pay, overall portfolio quality, and review of specific problem loans. In determining the adequacy of the allowance for loan losses, management uses a loan grading system that rates individual loans into five risk classifications including: average, watch, special mention, substandard, and doubtful. For those substandard loans determined to be impaired, a specific reserve is maintained equal to the portion of the loan that is considered impaired. Certain other variables such as binding commitments, industry trends and concentration risks, local economic and business conditions, and delinquency trends are factored into the calculation of the allowance. The combination of these results is compared monthly to the recorded allowance for loan losses and material differences are adjusted by increasing or decreasing the provision for loan losses. Management uses an independent external loan review firm to validate the loan grading system and provide additional analysis in determining the adequacy of the allowance for loan losses and the future provisions for estimated losses. Management believes the allowance for loan losses is adequate.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Allowance for Loan Losses, continued
     ------------------------------------
     While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

     Premises and Equipment
     ----------------------
     Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are charged to the asset accounts while maintenance and repairs that do not improve or extend the useful lives of the assets are expensed currently. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period.

     Depreciation expense is computed using the straight-line method over the following estimated useful lives:

         Buildings and improvements                               15 - 40 years
         Furniture, fixtures and equipment                         3 - 10 years

     Other Real Estate
     -----------------
     Properties acquired through foreclosure are carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose. Fair value is defined as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale. Fair values at foreclosure are based on appraisals. Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses. Subsequent writedowns are provided by a charge to income through the allowance for losses on other real estate in the period in which the need arises.

     Treasury Stock
     --------------
     Treasury stock is accounted for by the cost method. Subsequent reissuances are recorded on a first-in, first-out basis.

     Income Taxes
     ------------
     Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Net Earnings Per Share
     ----------------------
     Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The average market price during the year is used to compute equivalent shares. The reconciliation of the amounts used in the computation of basic earnings per share and diluted earnings per share for the years ended December 31, 2002, 2001 and 2000 is as follows:

      FOR THE YEAR ENDED DECEMBER 31, 2002          Net       Common   Per Share
                                                  Earnings    Shares     Amount
                                                  --------    ------     ------
      Basic earnings per share                    $574,819   725,539      $.79

      Effect of dilutive securities:
           Stock options                              -        9,020
                                                     -----     -----

      Diluted earnings per share                 $ 574,819   734,559     $ .78
                                                 =========   =======

      FOR THE YEAR ENDED DECEMBER 31, 2001           Net      Common   Per Share
                                                  Earnings    Shares     Amount
                                                  --------    ------     ------
      Basic earnings per share                 $ 1,324,347   722,338    $ 1.83

      Effect of dilutive securities:
           Stock options                              -        9,672
                                                    -----      -----

      Diluted earnings per share               $ 1,324,347   732,010    $ 1.81
                                               ===========   =======


      FOR THE YEAR ENDED DECEMBER 31, 2000          Net       Common   Per Share
                                                 Earnings     Shares     Amount
                                                 --------     ------     ------

      Basic earnings per share                 $ 1,468,112   737,519    $ 1.99

      Effect of dilutive securities:
           Stock options                              -        3,126
                                                     -----     -----

      Diluted earnings per share               $ 1,468,112   740,645    $ 1.98
                                               ===========   =======

     Stock Options
     -------------
     As allowed under GAAP no compensation cost has been recognized for either of the option plans. Had compensation cost for director and employee options been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

                                                         2002            2001            2000
                                                         ----            ----            ----
      Net earnings                   As reported      $ 574,819       1,324,347       1,468,112

      Effect of grants, net of tax                      (15,220)        (48,329)        (40,839)
                                                        -------         -------         -------

      Net earnings                   Proforma         $ 559,599       1,276,018       1,427,273

      Basic earnings per share       As reported      $     .79            1.83            1.99
                                     Proforma         $     .77            1.77            1.94
      Diluted earnings per share     As reported      $     .78            1.81            1.98
                                     Proforma         $     .76            1.74            1.93

     The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2001: volatility of 0.33, no dividend yield, a risk-free interest rate of 5.0%, and an expected life of 10 years.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

 (2) SECURITIES AVAILABLE FOR SALE
     The amortized cost and estimated fair value of securities available for sale at December 31, 2002 and 2001 are presented below:

                                                       2002
                                                       ----
                                                 Gross      Gross     Estimated
                                  Amortized   Unrealized  Unrealized    Fair
                                     Cost        Gains      Losses      Value
                                     ----        -----      ------      -----
     U.S. Government agencies    $  150,997      1,347        -         152,344
     Trust preferred securities     950,000       -           -         950,000
     Mortgage-backed securities   3,890,649       -            631    3,890,018
                                  ---------      -----         ---    ---------

                                 $4,991,646      1,347         631    4,992,362
                                 ==========      =====         ===    =========


                                                      2001
                                                      ----
                                                Gross      Gross      Estimated
                                 Amortized   Unrealized  Unrealized     Fair
                                    Cost        Gains      Losses       Value
                                    ----        -----      ------       -----
     U.S. Government agencies  $ 1,150,093        137        -        1,150,230
     Trust preferred securities    750,000       -           -          750,000
     Mortgage-backed securities     11,078        940        -           12,018
                                    ------        ---       ---          ------

                               $ 1,911,171      1,077        -        1,912,248
                               ===========      =====       ===       =========


     The amortized cost and estimated fair value of securities available for sale at December 31, 2002, by contractual maturity, are shown below. Expected maturities of certain securities will differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                 Amortized           Estimated
                                                   Cost             Fair Value
                                                   ----             ----------
            Due within one year                $   150,997              152,344
            Due after ten years                    950,000              950,000
            Mortgage-backed securities           3,890,649            3,890,018
                                                 ---------            ---------

                                               $ 4,991,646            4,992,362
                                                 =========            =========

     There were no sales of securities during 2002, 2001 and 2000.

     At December 31, 2002 and 2001, securities with a carrying value of approximately $2,334,000 and $1,151,000, respectively, were pledged against public deposits as required by law.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(3)  LOANS
     Major classifications of loans at December 31, 2002 and 2001 are presented below:

                                                     2002               2001
                                                     ----               ----
            Commercial                         $   9,735,944          7,817,059
            SBA - unguaranteed                    22,239,974         28,095,364
            Real estate - mortgage                88,312,520         85,727,852
            Real estate - construction            18,069,845         28,195,142
            Installment and other consumer         9,588,312          7,124,006
                                                   ---------          ---------

                      Total loans                147,946,595        156,959,423

            Less allowance for loan losses         2,375,935          2,296,510
                                                   ---------          ---------

                      Total net loans          $ 145,570,660        154,662,913
                                               =============        ===========

     At December 31, 2002 and 2001, the recorded investment in loans that were considered to be impaired was $4,488,753 and $926,350, respectively, all of which were nonaccrual loans. In addition, at December 31, 2001, the Company had approximately $28,450 in loans past due more than ninety days and still accruing interest (no such loans at December 31, 2002). The related allowance for loan losses on impaired loans was $590,036 and $145,202 at December 31, 2002 and 2001, respectively. The average recorded investment in impaired loans for the twelve months ended December 31, 2002 and 2001 was approximately $3,643,000 and $1,242,000, respectively. For the years ended December 31, 2002, 2001 and 2000, the Company recognized approximately $150,000, $125,000 and $159,000, respectively, of interest income on impaired loans. Interest income that would have been recorded on nonaccrual loans for the years ended December 31, 2002, 2001 and 2000, had they performed in accordance with their original terms, amounted to approximately $271,000, $45,000 and $179,000, respectively.

     The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in Cherokee County and Cobb County, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate which is dependent upon the real estate market.

     The Bank services SBA loans for others that are not included in the accompanying consolidated balance sheets with unpaid principal balances at December 31, 2002 and 2001 of approximately $22,572,000 and $25,734,000, respectively. Servicing assets amounted to $330,354 and $394,835 at December 31, 2002 and 2001, respectively. The Company recognized new servicing assets of approximately $88,000 during 2002 and amortized approximately $153,000 and $135,000 in servicing assets during 2002 and 2001, respectively. No new servicing assets were recognized during 2001. Interest-only strips receivable totaled $158,372 and $254,578 at December 31, 2002 and 2001, respectively. The Company recognized no new interest-only strips receivable during 2002 and 2001 and amortized approximately $96,000 and $67,000, respectively, for those years. Servicing assets and interest-only strips receivable are included in other assets on the consolidated balance sheet.

     An analysis of the activity in the allowance for loan losses for the years ended December 31, 2002, 2001 and 2000 is presented below:

                                              2002          2001         2000
                                              ----          ----         ----
            Balance at beginning of year   $2,296,510    2,047,962    1,338,691
            Provision                         250,000      317,000      854,253
            Loans charged off                (202,026)    (210,191)    (167,756)
            Recoveries                         31,451      141,739       22,774
                                               ------      -------       ------

            Balance at end of year         $2,375,935    2,296,510    2,047,962
                                           ==========    =========    =========

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(4)  PREMISES AND EQUIPMENT
     Premises and equipment at December 31, 2002 and 2001 are summarized as follows:

                                                      2002              2001
                                                      ----              ----

            Land                                  $   578,128           578,128
            Buildings and improvements              4,153,903         3,973,533
            Furniture, fixtures and equipment       2,312,486         1,882,289
                                                    ---------         ---------

                                                    7,044,517         6,433,950

            Less accumulated depreciation           2,345,707         1,973,254
                                                    ---------         ---------

                                                  $ 4,698,810         4,460,696
                                                    =========         =========

     Depreciation expense was approximately $404,000, $470,000 and $469,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

(5)  TIME DEPOSITS
     At December 31, 2002 the scheduled maturities of time deposits are as follows:

        Year Ending December 31,
                           2003                                    $ 62,313,566
                           2004                                       8,475,972
                           2005                                       4,679,224
                           2006                                       1,973,518
                           Thereafter                                 6,377,670
                                                                      ---------

                                                                   $ 83,819,950
                                                                   ============

     At December 31, 2002, the Company had approximately $20,100,000 in time deposits purchased through third party brokers.

(6)  NOTE PAYABLE AND OTHER BORROWINGS
     The Bank has an agreement with the Federal Home Loan Bank ("FHLB") to provide the Bank credit facilities. Any amounts advanced by the FHLB are collateralized under a blanket floating lien on all of the Bank's 1-4 family first mortgage loans and certain loans specifically identified. The Bank may draw advances up to 75% of the outstanding balance of these loans based on the agreement with the FHLB. The Bank had no borrowings from the FHLB outstanding as of December 31, 2002 and 2001.

     At December 31, 2002, the Bank has $3,500,000 available for the purchase of overnight federal funds from a correspondent financial institution.

     In June 2002 the Company formed a wholly owned Delaware statutory trust, First Cherokee Capital Trust I (the "Trust"), which issued $9 million aggregate principal amount of trust preferred securities. The trust preferred securities represent guaranteed preferred beneficial interests in the Company's junior subordinated deferrable interest debentures that qualify as Tier I capital subject to the limitations under Federal Reserve Board guidelines. The Company owns all of the $300,000 aggregate principal amount of the common securities of the Trust. The proceeds from the issuance of the common securities and the trust preferred securities were used by the Trust to purchase $9.3 million of junior subordinated debentures of the Company, which pay interest at a floating rate equal to the three-month LIBOR plus 365 basis points. The proceeds received by the Company from the sale of the junior subordinated debentures were used to reduce the Company's debt by approximately $3.3 million. The remaining proceeds will be used for other purposes deemed necessary

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(6) NOTE PAYABLE AND OTHER BORROWINGS, CONTINUED by the Board of Directors and management. The debentures represent the sole asset of the Trust. The debentures and related earnings statement effects are eliminated in the Company's consolidated financial statements.

     The trust preferred securities accrue and pay quarterly distributions based on the liquidation value of $1,000 per capital security at a floating rate equal to the three-month LIBOR plus 365 basis points. The Company has entered into contractual arrangements which, taken collectively, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by the Company of the obligations of the Trust under the trust preferred securities.

     The trust preferred securities are mandatorily redeemable upon maturity of the debentures on June 30, 2032, or upon earlier redemption of the debentures as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust in whole or in part, on or after June 30, 2007. As specified in the indenture, if the debentures are redeemed on or after June 30, 2007 and prior to maturity, the redemption price will be the principal amount and any accrued but unpaid interest. Additionally, the Company may redeem, at any time (and possibly before June 30, 2007), within 180 days following the occurrence of a change in banking, tax, investment company or other laws or regulations that results in specified changes in the treatment of the trust preferred securities for tax or regulatory capital purposes or under the Investment Company Act of 1940. If the debentures are redeemed prior to June 30, 2007, the redemption price will be equal to 103% of the principal amount plus any accrued and unpaid interest.

(7)  INCOME TAXES
     The following is an analysis of income tax expense for the years ended December 31, 2002, 2001 and 2000:

                                           2002            2001          2000
                                           ----            ----          ----

            Current                     $ 333,790        720,917      1,088,545
            Deferred                     (150,681)       (36,047)      (325,423)
                                         --------        -------       --------

                                        $ 183,109        684,870        763,122
                                         ========        =======        =======

     The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                           2002           2001           2000
                                           ----           ----           ----
            Pretax income at
             statutory rates            $ 257,696        683,134        758,620
            Add (deduct):
                Increase in cash
                 surrender value of
                  life insurance          (56,622)       (45,898)       (43,487)
                Other, net                (17,965)        47,634         47,989
                                          -------         ------         ------

                                        $ 183,109        684,870        763,122
                                         ========        =======        =======

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(7)  INCOME TAXES, CONTINUED
     The following summarizes the components of the net deferred tax asset. The net deferred tax asset is included in other assets at December 31, 2002 and 2001.

                                                          2002           2001
                                                          ----           ----
            Deferred tax assets:
                Allowance for loan losses             $  806,054        753,918
                Deferred gains on SBA loans               21,242         27,630
                Nonaccrual loan interest                  30,789         15,745
                Deferred compensation                    178,197        138,901
                Core deposit intangible                   36,838         45,506
                Other real estate owned                   39,558           -
                Other                                     70,201         16,879
                                                          ------         ------

                       Gross deferred tax asset        1,182,879        998,579
                                                       ---------        -------

            Deferred tax liabilities:
                Unrealized gain on securities
                 available for sale                          272            409
                Premises and equipment                   131,953         98,334
                                                         -------         ------

                       Gross deferred tax liability      132,225         98,743
                                                         -------         ------

                       Net deferred tax asset        $ 1,050,654        899,836
                                                     ===========        =======

 (8) STOCKHOLDERS' EQUITY
     Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory capital and retained net earnings in prior years. The amount of dividends that the Bank could pay in 2003 without obtaining prior regulatory approval is approximately $1,899,000 plus earnings of the Bank in 2003.

     During 2002, the Company sold 6,687 shares of its treasury stock at an aggregate sales price of $139,924 or $20.92 per share. The Company purchased 4,474 of its common shares during 2002 at an aggregate purchase price of $94,503, or $21.12 per share. Additionally, options to acquire 1,100 shares of common stock were exercised during 2002 at a total exercise price of $10,000. These shares were issued out of treasury stock at a cost of $18.20 per share and the excess of this amount over the exercise price per share was charged to additional paid-in capital.

     During 2001, the Company sold 14,475 shares of its treasury stock at an aggregate sales price of $271,815 or $18.78 per share. All of the shares were sold to the Company's employee and director benefit plans. The Company purchased 5,554 of its common shares during 2001 at an aggregate purchase price of $115,678, or $20.82 per share. Additionally, options to acquire 1,100 shares of common stock were exercised during 2001 at a total exercise price of $10,000. These shares were issued out of treasury stock at a cost of $18.20 per share and the excess of this amount over the exercise price per share was charged to additional paid-in capital.

     During 2000, the Company sold 2,670 shares of its treasury stock at an aggregate sales price of $43,804, or $16.41 per share. All of the shares were sold to the Company's employee and director benefit plans. The Company purchased 37,826 of its common shares during 2000 at an aggregate purchase price of $813,259, or $21.50 per share.

(9)  EMPLOYEE AND DIRECTOR BENEFIT PLANS
     The Company has an Employee Stock Plan whereby 96,000 shares of common stock have been reserved for incentive stock options. These options will allow employees to purchase shares of common stock at a price not less than fair market value at the date of grant and are exercisable no later than ten years from the date of grant. All options granted prior to March 1998 vested immediately at the date of grant. All options granted subsequent to February 1998 vest over a five-year period.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(9)  EMPLOYEE AND DIRECTOR BENEFIT PLANS, CONTINUED
     In March 1998, the Company reserved 15,000 shares of nonqualified stock options for the benefit of the Company's directors which allows them to purchase Company stock at a price equal to the fair market value at the date of grant. The options vest over a five-year period and are exercisable no later than ten years from the date of grant.

     A summary status of the Company's director and employee option activity as of December 31, 2002, 2001 and 2000, and changes during the years ending on those dates, is presented below:

                                                2002                   2001                    2000
                                                ----                   ----                    ----

                                                     Wtd. Avg.               Wtd. Avg.               Wtd. Avg.
                                         Option       Exercise   Option      Exercise     Option     Exercise
                                         Shares        Price     Shares        Price      Shares       Price
                                         ------        -----     ------        -----      ------       -----
      Outstanding, beginning of year     50,700       $16.83     46,800       $16.44      47,900      $16.27
      Granted during the year              -            -         5,000       $18.75        -           -
      Exercised during the year          (1,100)      $ 9.09     (1,100)      $ 9.09      (1,100)     $ 9.09
      Canceled during the year           (9,000)      $17.39       -             -          -           -
                                         ------                 -------                  -------

      Outstanding, end of year           40,600       $16.91     50,700       $16.83      46,800      $16.44
                                         ======                  ======                   ======

      Options exercisable at year end    30,920       $16.53     30,740       $16.18      24,360      $15.34
                                         ======                  ======                   ======

      Weighted average fair value of
       options granted during the year                  -                     $12.08                    -
                                                       =====                   =====                   =====


     The weighted average remaining contractual life for options with exercise prices ranging from $9.09 to $14.00 is approximately four years and for options with exercise prices ranging from $17.71 to $18.75 is approximately six years.

     The Bank provides retirement benefits to its board of directors and certain key officers for purposes of providing death benefits for their designated beneficiaries. Under the plan, the Bank purchases split-dollar whole life insurance contracts on the lives of certain key officers and each director. The increase in cash surrender value of the contracts, less the Bank's cost of funds, constitutes the Bank's contribution to the plan each year. In the event the insurance contracts fail to produce positive returns, the Bank has no obligation to contribute to the plan. At December 31, 2002 and 2001, the cash surrender value of the insurance contracts was $4,163,772 and $3,120,564, respectively, and is included as a component of other assets. Expenses incurred for benefits for this plan were approximately $109,000, $113,000 and $63,000 during 2002, 2001 and 2000, respectively.

     The Company maintains a 401(k) profit sharing plan covering substantially all employees subject to certain minimum age and service requirements. Contributions to the plan are determined annually by the Board of Directors. The Company's contribution to the plan was approximately $72,000, $70,000 and $59,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

(10) RELATED PARTY TRANSACTIONS
     At December 31, 2002 and 2001, deposits from directors, executive officers and their related interests aggregated approximately $4,110,000 and $4,908,000, respectively. These deposits were taken in the normal course of business at market interest rates.

     The Bank conducts transactions with directors and executive officers, including companies in which they have beneficial interests, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 2002:

             Balance at December 31, 2001                           $ 2,707,000
             New loans                                                2,006,000
             Repayments                                              (3,189,000)
                                                                      ---------

             Balance at December 31, 2002                           $ 1,524,000
                                                                      =========

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(11) REGULATORY MATTERS
     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of Total Capital and Tier 1 Capital to Risk-Weighted Assets and of Tier 1 Capital to Average Assets (all as defined). Management believes, as of December 31, 2002, the Company and the Bank met all capital adequacy requirements to which they are subject.

     As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Company's and the Bank's actual capital amounts and ratios are also presented below.


                                                                                                        To Be Well
                                                                                                     Capitalized Under
                                                                                  For Capital        Prompt Corrective
                                                               Actual          Adequacy Purposes     Action Provisions
                                                               ------          -----------------     -----------------
                                                         Amount      Ratio     Amount       Ratio    Amount      Ratio
                                                         ------      -----     ------       -----    ------      -----
                                                                             (dollars in thousands)
      AS OF DECEMBER 31, 2002:
        Total Capital (to Risk-Weighted Assets)
             Consolidated                                $24,099     15.70%    $12,277       8.00%       N/A        N/A
             Bank                                        $18,479     12.06%    $12,256       8.00%   $15,320      10.00%
        Tier 1 Capital (to Risk-Weighted Assets)
              Consolidated                               $16,468     10.73%     $6,138       4.00%       N/A        N/A
              Bank                                       $16,558     10.81%     $6,128       4.00%    $9,192       6.00%
        Tier 1 Capital (to Average Assets)
              Consolidated                               $16,468      8.56%     $7,699       4.00%       N/A        N/A
              Bank                                       $16,558      8.62%     $7,685       4.00%    $9,606       5.00%
      AS OF DECEMBER 31, 2001:
        Total Capital (to Risk-Weighted Assets)
              Consolidated                               $14,477      9.38%    $12,352       8.00%       N/A        N/A
              Bank                                       $16,229     10.52%    $12,344       8.00%   $15,430      10.00%
        Tier 1 Capital (to Risk-Weighted Assets)
              Consolidated                               $12,544      8.13%     $6,176       4.00%       N/A        N/A
              Bank                                       $14,296      9.26%     $6,172       4.00%    $9,258       6.00%
        Tier 1 Capital (to Average Assets)
              Consolidated                               $12,544      6.90%     $7,272       4.00%       N/A        N/A
              Bank                                       $14,296      7.87%     $7,268       4.00%    $9,085       5.00%


     On July 22, 2002, the Board of Directors of the Bank entered into an agreement with the OCC regarding the administration and operation of the Bank. The agreement is considered a formal agreement under 12 U.S.C.
     Section 1818, and as such, could result in potential civil penalties if violated. The agreement may also impact adversely the Bank's and/or the Company's ability to engage in or conduct activities that require the Bank to be classified as "well-managed" under federal banking laws and regulations. At present, however, we do not anticipate that any such impact resulting from the agreement will materially affect the operations or activities of the Bank or the Company.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(11) REGULATORY MATTERS, CONTINUED
     The July 22, 2002 agreement effectively requires the Bank to take various corrective actions. Specifically, the agreement requires, among other items:
       o   A Management and Board supervision study;
       o   Adherence to a written program to reduce the level of credit risk;
       o Adherence to a written program to reduce the level of criticized assets;
       o A written program to improve construction loan underwriting standards;
       o The establishment of an independent and ongoing loan review system; and
       o An improved program for the maintenance of an adequate allowance for loan and lease losses.

     The agreement does not impose any separate or additional capital requirements or limitations on the Bank. Accordingly, management fully expects the Bank will continue to be classified as "well-capitalized" under the National Bank Act and Section 38 of the Federal Deposit Insurance Act.

(12) COMMITMENTS
     The Bank entered into an agreement with a director to lease approximately
     1.44 acres of land which is used as the site for the Bank's main office. The lease term is 20 years. The lease has renewal and purchase options and provides that the Bank pay the cost of property taxes, insurance and maintenance. The Bank may renew the lease for four separate five-year terms and may purchase the leased property during the tenth year of the lease term or at each five-year interval thereafter through the end of the lease term. The purchase price would be the lesser of appraised value at the purchase date or $462,750 plus three percent on a non-compounded basis per year from lease inception (1989) through the purchase date.

     During the years ended December 31, 2002, 2001 and 2000, rental payments of approximately $61,000, $61,000 and $62,000 were made to the director. Additionally, the Bank leases certain furniture, fixtures and equipment under operating leases from unaffiliated lessors. Total rent expense for both affiliated and unaffiliated lessors was approximately $178,000, $182,000 and $175,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

     Future minimum payments required for all operating leases with remaining terms in excess of one year are presented below:


                    Year Ending
                    December 31,

                       2003                       $    231,552
                       2004                            282,584
                       2005                            277,106
                       2006                            256,506
                       2007 and thereafter           1,136,488
                                                     ---------
                                                  $  2,184,236
                                                   ===========

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(12) COMMITMENTS, CONTINUED
     In most cases, the Bank requires collateral to support financial instruments with credit risk.
                                                             Approximate
                                                           Contract Amount
                                                           ---------------
                                                        2002            2001
                                                        ----            ----
         Financial instruments whose contract
          amounts represent credit risk:
            Commitments to extend credit            $16,830,000      18,867,000
            Standby letters of credit                $1,406,000       1,150,000


      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit or personal property.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. A majority of the standby letters of credit are collateralized by real estate, certificates of deposit or other personal assets at December 31, 2002 and 2001.

(13)  SUPPLEMENTAL FINANCIAL DATA
      Components of other operating expenses in excess of 1% of total interest and noninterest income for the years ended December 31, 2002, 2001 and 2000 are as follows:
                                               2002         2001         2000
                                               ----         ----         ----

         Legal and professional fees        $ 442,281      160,942      150,456
         Data processing                    $ 435,814      435,994      460,161
         Stationery and supplies            $ 137,607      127,598      134,198
         Directors fees                     $ 252,200      255,700      236,700
         Amortization of software           $ 160,513      182,261      163,656
         (Gain) loss on the sale of
           other real estate                $ 334,330      (24,929)      (7,389)

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(14)  FIRST CHEROKEE BANCSHARES, INC.(PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                 Balance Sheets

                           December 31, 2002 and 2001

                                                      2002               2001
                                                      ----               ----
                                     Assets
                                     ------

      Cash                                       $  5,249,104            58,565
      Investment in subsidiaries                   16,837,565        14,296,633
      Other assets                                    368,171           103,207
                                                      -------           -------

                                                 $ 22,454,840        14,458,405
                                                 ============        ==========

                      Liabilities and Stockholders' Equity
                      ------------------------------------


      Note payable                               $       -            1,863,259
      Junior subordinated debentures                9,279,000              -
      Other liabilities                                   700            50,022
      Stockholders' equity                         13,175,140        12,545,124
                                                   ----------        ----------

                                                 $ 22,454,840        14,458,405
                                                   ==========        ==========


                             Statements of Earnings

              For the Years Ended December 31, 2002, 2001 and 2000


                                                                         2002            2001            2000
                                                                         ----            ----            ----
      Interest income                                                 $  30,137           -               -
      Interest expense                                                 (318,458)      (115,651)        (44,874)
      Other noninterest expense                                         (41,378)       (36,838)        (10,390)
      Income tax benefit                                                 42,362           -               -
      Equity in undistributed earnings of bank subsidiaries             862,156      1,476,836       1,523,376
                                                                        -------      ---------       ---------

      Net earnings                                                    $ 574,819      1,324,347       1,468,112
                                                                        =======      =========       =========

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(14) FIRST CHEROKEE BANCSHARES, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION, CONTINUED

                            Statements of Cash Flows

              For the Years Ended December 31, 2002, 2001 and 2000

                                                                         2002           2001            2000
                                                                         ----           ----            ----
     Cash flows from operating activities:
          Net earnings                                               $  574,819       1,324,347       1,468,112
          Adjustments to reconcile net earnings to
             net cash used by operating activities:
                Equity in undistributed earnings of bank subsidiaries  (862,156)     (1,476,836)     (1,523,376)
                Change in other assets and liabilities, net             (75,299)         (2,918)        (12,900)
                                                                        -------          ------         -------

                   Net cash used by operating activities               (362,636)       (155,407)        (68,164)
                                                                       --------        --------         -------

     Cash flows from investing activities, consisting of
          capital contributions to subsidiaries                      (1,679,000)       (350,000)     (1,050,000)
                                                                     ----------        --------      ----------

     Cash flows from financing activities:
          Proceeds from (repayment of) note payable                  (1,863,259)        350,000         537,960
          Proceeds from sales of treasury stock                         139,924         271,815          43,804
          Proceeds from exercise of stock options                        10,000          10,000          10,000
          Purchase of treasury stock                                    (94,503)       (115,678)       (813,259)
          Proceeds from junior subordinated debentures                9,279,000            -               -
          Transaction costs associated with trust
           preferred securities                                        (238,987)           -               -
                                                                       --------        --------        --------

                   Net cash provided (used) by financing
                    activities                                        7,232,175         516,137        (221,495)
                                                                      ---------         -------        --------

     Net change in cash                                               5,190,539          10,730      (1,339,659)
     Cash at beginning of the period                                     58,565          47,835       1,387,494
                                                                         ------          ------       ---------

     Cash at end of the period                                      $ 5,249,104          58,565          47,835
                                                                      =========          ======          ======

     Noncash investing and financing activities:
          Change in accumulated other comprehensive income,
           net of tax                                               $      (224)          2,585           4,203


(15) FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

     Cash and Cash Equivalents
     -------------------------
     For cash, due from banks, interest-bearing deposits with other banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

     Securities Available for Sale
     -----------------------------
     Fair values for securities available for sale are based on quoted market prices.

     Other Investments
     -----------------
     The carrying amount of other investments approximates fair value.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
     Loans
     -----
     The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     Servicing Assets and Interest-Only Strips Receivable
     ----------------------------------------------------
     The fair value of servicing assets and interest-only strips receivable is estimated by discounting future net servicing income over the estimated life of the related loan adjusted for changes in prepayment speeds of the related loans.

     Cash Surrender Value of Life Insurance
     --------------------------------------
     For cash surrender value of life insurance, the carrying value is a reasonable estimate of fair value.

     Deposits
     --------
     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Trust Preferred Securities
     --------------------------
     Because the Company's trust preferred securities were issued at a floating rate, the carrying amount is a reasonable estimate of fair value.

     Note Payable and Other Borrowings
     ---------------------------------
     Because the note payable and other borrowings are made at variable rates that reset frequently, the carrying value is a reasonable estimate of fair value.

     Commitments to Extend Credit and Standby Letters of Credit
     ----------------------------------------------------------
     Commitments to extend credit and standby letters of credit are generally short-term and made at variable rates. Therefore, both the carrying value and estimated fair value of these off-balance-sheet instruments are immaterial.

     Limitations
     -----------
     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                FIRST CHEROKEE BANCSHARES, INC. AND SUBSIDIARIES

(15)  FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
      The carrying amount and estimated fair values of the Company's financial instruments as of December 31, 2002 and 2001 are as follows:

                                                                       2002                             2001
                                                                       ----                             ----

                                                             Carrying        Estimated         Carrying      Estimated
                                                              Amount        Fair Value          Amount       Fair Value
                                                              ------        ----------          ------       ----------
      Assets:
          Cash and cash equivalents                     $    20,549,091      20,549,091        9,747,493      9,747,493
          Securities available for sale                 $     4,992,362       4,992,362        1,912,248      1,912,248
          Other investments                             $       985,400         985,400        1,100,900      1,100,900
          Loans, net                                    $   145,570,660     150,808,331      154,662,913    157,477,286
          Servicing assets                              $       330,354         330,354          394,835        394,835
          Interest-only strips receivable               $       158,372         158,372          254,578        254,578
          Cash surrender value of life insurance        $     4,163,772       4,163,772        3,120,564      3,120,564
      Liabilities:
          Deposits                                      $   164,870,404     167,045,728      165,731,546    168,806,014
          Trust preferred securities                    $     9,000,000       9,000,000             -               -
          Note payable and other borrowings             $          -               -           1,863,259      1,863,259

The following pages contain First Cherokee's unaudited consolidated balance sheet as of September 30, 2003, its consolidated statements of earnings for the three and nine months ended September 30, 2002 and 2003, the consolidated statements of comprehensive income for the three and nine months ended September 30, 2002 and 2003 and its consolidated statements of cash flows for the nine months ended September 30, 2003.


                         First Cherokee Bancshares, Inc.
                           Consolidated Balance Sheet
                               September 30, 2003
                                   (Unaudited)


                                     Assets
                                     ------

Cash and due from banks, including $2,569,657
    bearing interest                                                 $7,290,785
Federal funds sold                                                      990,000
                                                                        -------
          Cash and cash equivalents                                   8,280,785

Investment securities available for sale,
     at fair value                                                    4,905,789
Other investments                                                       793,500
Loans, less allowance for loan losses
     of $2,088,941                                                  145,316,745
Premises and equipment, net                                           4,852,782
Accrued interest receivable and other assets                         10,648,186
                                                                     ----------

                  Total assets                                     $174,797,787
                                                                    ===========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Liabilities:
      Deposits:
          Interest-bearing deposits                                $123,946,140
          Noninterest-bearing deposits                               23,017,527
                                                                     ----------
          Total deposits                                            146,963,667

     Trust preferred securities                                       9,000,000
     Note payable and other borrowings                                4,000,000
     Accrued interest payable and other liabilities                   1,129,796
                                                                      ---------
          Total liabilities                                         161,093,463


Stockholders' equity:
    Common stock, $1 par value, 10,000,000 shares authorized,
       775,325 shares issued, 729,405 shares outstanding                775,325
    Additional paid-in capital                                        6,914,768
    Retained earnings                                                 7,012,451
    Treasury stock (45,920 shares acquired at cost)                    (984,145)
    Accumulated other comprehensive income, net of tax                  (14,075)
                                                                         ------
                 Total stockholders' equity                           13,704,324
                                                                      ----------

                 Total liabilities and stockholders' equity         $174,797,787
                                                                     ===========

See accompanying notes to consolidated financial statements.

                         First Cherokee Bancshares, Inc.
                       Consolidated Statements of Earnings
                     For the nine months ended September 30,
                                   (Unaudited)

                                                           2003          2002
                                                           ----          ----
Interest income:
    Interest and fees on loans                         $8,086,894     9,376,176
    Interest on federal funds sold/overnight funds         59,312       216,804
    Interest and dividends on investments                 138,505       121,614
                                                          -------       -------
              Total interest income                     8,284,711     9,714,594


Interest expense:
    Interest on deposits                                2,430,171     4,049,570
    Interest on note payable and other borrowings         340,572       195,039
                                                          -------       -------
              Total interest expense                    2,770,743     4,244,609

              Net interest income                       5,513,968     5,469,985

Provision for loan losses                                    -         (250,000)
                                                         ---------      -------
              Net interest income after provision
                 for loan losses                        5,513,968     5,719,985

Other income:
    Service charges on deposit accounts and
      other income                                      1,393,472     1,285,573
    Gain on sales of loans, net                              -          199,630
                                                        ---------       -------
              Total other income                        1,393,472     1,485,203

Other expense:
    Salaries and employee benefits                      2,994,822     3,019,953
    Occupancy                                             731,357       747,193
    Other operating                                     2,471,969     2,498,452
                                                        ---------     ---------
              Total other expense                       6,198,148     6,265,598

              Earnings before income taxes                709,292       939,590

Income tax expense                                        255,000       338,000
                                                          -------       -------
              Net earnings                               $454,292       601,590
                                                          =======       =======

Basic earnings per share                                     $.62           .83
                                                              ===           ===
Diluted earnings per share                                   $.62           .82
                                                              ===           ===


See accompanying notes to consolidated financial statements.

                         First Cherokee Bancshares, Inc.
                       Consolidated Statements of Earnings
                    For the three months ended September 30,
                                   (Unaudited)

                                                           2003          2002
                                                           ----          ----
Interest income:
    Interest and fees on loans                         $2,521,523     3,005,622
    Interest on federal funds sold/overnight funds         15,126       113,616
    Interest and dividends on investments                  35,321        42,618
                                                           ------        ------
              Total interest income                     2,571,970     3,161,856


Interest expense:
    Interest on deposits                                  682,299     1,241,943
    Interest on note payable and other borrowings         110,221       126,793
                                                          -------       -------
              Total interest expense                      792,520     1,368,736

              Net interest income                       1,779,450     1,793,120

Provision for loan losses                                    -         (250,000)
                                                        ---------       -------

              Net interest income after provision
                for loan losses                         1,779,450     2,043,120

Other income:
    Service charges on deposit accounts and
      other income                                        511,235       436,993
    Gain on sales of loans, net                              -            1,470
                                                          -------         -----
              Total other income                          511,235       438,463

Other expense:
    Salaries and employee benefits                      1,069,567     1,000,216
    Occupancy                                             250,520       250,498
    Other operating                                       881,254       733,043
                                                          -------       -------
              Total other expense                       2,201,341     1,983,757

              Earnings before income taxes                 89,344       497,826

Income tax expense                                         32,000       179,000
                                                           ------       -------
              Net earnings                                $57,344       318,826
                                                          =======       =======

Basic earnings per share                                     $.08           .44
                                                             ====           ===
Diluted earnings per share                                   $.08           .43
                                                             ====           ===


See accompanying notes to consolidated financial statements.

                         First Cherokee Bancshares, Inc.
                 Consolidated Statements of Comprehensive Income
                     For the nine months ended September 30,
                                   (Unaudited)


                                                          2003           2002
                                                          ----           ----

Net earnings                                            $454,292        601,590
Other comprehensive income, net of tax:
     Unrealized (loss) gain on available for sale
        securities arising during the period, net
        of tax of ($8,884)and $2,979, respectively      (14,519)          4,869
                                                         -------          -----

Comprehensive income                                    $439,773        606,459
                                                         =======        =======


See accompanying notes to consolidated financial statements.

                         First Cherokee Bancshares, Inc.
                 Consolidated Statements of Comprehensive Income
                    For the three months ended September 30,
                                   (Unaudited)


                                                          2003           2002
                                                          ----           ----

Net earnings                                             $57,344        318,826
Other comprehensive income, net of tax:
     Unrealized (loss) on available for sale
        securities arising during the period, net
        of tax of ($15,358)and ($1,306), respectively    (25,100)        (2,135)
                                                          ------          -----

Comprehensive income                                     $32,244        316,691
                                                          ======        =======


See accompanying notes to consolidated financial statements.

                         First Cherokee Bancshares, Inc.
                      Consolidated Statements of Cash Flows
                     For the nine months ended September 30,
                                   (Unaudited)


                                                          2003            2002
                                                          ----            ----
Cash flows from operating activities:
    Net earnings                                       $454,292         601,590
    Adjustments to reconcile net earnings to net
      cash (used) provided by operating activities:
          Depreciation, amortization and accretion      479,193         469,761
          Provision for loan losses                        -           (250,000)
          Gain on sales of loans, net                      -           (199,630)
          Loss on sales of other real estate and
            repossessions                                94,648         334,330
          Write-down of other real estate                97,338            -
       Change in:
          Accrued interest receivable and
            other assets                             (1,458,943)        121,663
          Accrued interest payable and other
            liabilities                                (112,468)       (133,120)
                                                        -------         -------
                 Net cash (used) provided by
                    operating activities               (445,940)        944,594


Cash flows from investing activities:
    Proceeds from maturities, calls and paydowns of
       securities available for sale                  1,558,055         154,587
    Purchases of securities available for sale       (1,500,000)     (4,469,396)
    Purchases of other investments                         -            (42,000)
    Proceeds from sale of other investments             191,900            -
    Proceeds from sale of loans                            -          3,222,743
    Net change in loans                                (429,036)      5,735,519
    Purchase of cash surrender value life insurance       -            (657,000)
    Purchases of premises and equipment                (444,379)       (477,305)
    Proceeds from sales of other real estate and
       repossessions                                  2,934,800         530,331
    Improvements to other real estate and
       repossessions                                   (316,380)        (30,310)
                                                        -------          ------
                 Net cash provided by investing
                    activities                        1,994,960       3,967,169


Cash flows from financing activities:
    Net change in deposits                          (17,906,737)      3,707,639
    Proceeds from FHLB advances                       4,000,000            -
    Proceeds from exercise of stock options                -             10,000
    Proceeds from sales of treasury stock               127,820         132,542
    Purchase of treasury stock                          (38,409)        (83,021)
    Repayment of note payable                              -         (1,863,259)
    Proceeds from issuance of trust preferred
       securities                                          -          9,000,000
    Transaction costs associated with trust
       preferred securities                                -           (241,012)
                                                     ----------         -------
                 Net cash (used) provided by
                    financing activities            (13,817,326)     10,662,889

Net change in cash and cash equivalents             (12,268,306)     15,574,652

Beginning cash and cash equivalents                  20,549,091       9,747,493
                                                     ----------       ---------
Ending cash and cash equivalents                     $8,280,785      25,322,145
                                                     ==========      ==========

                         First Cherokee Bancshares, Inc.
                Consolidated Statements of Cash Flows, continued
                     For the nine months ended September 30,
                                   (Unaudited)


Supplemental disclosure of cash flow information:
Cash paid during the year for:
       Interest                                      $2,825,360       4,327,620
       Income taxes, net of refunds received           $287,000         137,500
Noncash investing and financing activities:
       Change in accumulated other comprehensive
          income, net of tax                           $(14,519)          4,869
       Transfer of loans to other real estate and
          repossessions                                $682,951       3,062,919
       Financed sales of other real estate and
          repossessions                                $   -         (1,849,239)

See accompanying notes to consolidated financial statements.

                         FIRST CHEROKEE BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2003

NOTE (1) - BASIS OF PRESENTATION

The consolidated financial statements include the accounts of First Cherokee Bancshares, Inc. (the "Company"), a financial holding company, and its wholly owned subsidiaries, First Cherokee Capital Trust I (the "Trust") and First National Bank of Cherokee (the "Bank"), along with the Bank's 60% owned subsidiary, Cherokee National Trust LLC ("CNT"). All significant accounts have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform with current year presentation.

The Company's accounting policies are fundamental to understanding management's discussion and analysis of results of operations and financial condition. Some of the Company's accounting policies require significant judgment regarding valuation of assets and liabilities and/or significant interpretation of the specific accounting guidance. A description of the Company's significant accounting policies can be found in Note 1 of the Notes to Consolidated Financial Statements in the Company's 2002 Annual Report to Shareholders.

Many of the Company's assets and liabilities are recorded using various valuation techniques that require significant judgment as to recoverability. The collectibility of loans is reflected through the Company's estimate of the allowance for loan losses. The Company performs periodic detailed reviews of its loan portfolio in order to assess the adequacy of the allowance for loan losses in light of anticipated risks and loan losses. In addition, the Company makes certain estimates regarding the valuation of its Small Business Administration loan servicing assets and related interest only strips.

The accompanying unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary to present fairly the Company's financial position as of September 30, 2003, and the results of its operations and its cash flows for the nine-month period then ended. All such adjustments are normal and recurring in nature. The financial statements included herein should be read in conjunction with the consolidated financial statements and the related notes and the report of independent accountants included in the Company's 2002 Annual Report on Form 10-KSB.

NOTE (2) - NET EARNINGS PER SHARE

Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The average market price during the period is used to compute equivalent shares.

Reconciliations of the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share" for the periods ended September 30, 2003 and September 30, 2002 are as follows:



                  For the nine months ended September 30, 2003


                                                    Weighted
                                                     Average
                                          Net        Common      Per Share
                                        Earnings     Shares        Amount
                                        --------     ------        ------

      Basic earnings per share          $454,292     728,965       $ .62

      Effect of dilutive securities:
           Stock options                    -          8,762
                                         -------       -----

      Diluted earnings per share        $454,292     737,727       $ .62
                                         =======     =======         ===



                  For the nine months ended September 30, 2002


                                                    Weighted
                                                     Average
                                          Net        Common      Per Share
                                        Earnings     Shares        Amount
                                        --------     ------        ------

      Basic earnings per share          $601,590     725,587       $ .83

      Effect of dilutive securities:
           Stock options                               8,865
                                         -------       -----

      Diluted earnings per share        $601,590     734,452       $ .82
                                         =======     =======         ===



                 For the three months ended September 30, 2003



                                                     Weighted
                                                      Average
                                          Net         Common     Per Share
                                        Earnings      Shares       Amount
                                        --------      ------       ------

      Basic earnings per share           $57,344     729,738        $.08

      Effect of dilutive securities:
           Stock options                               9,445
                                         -------       -----


      Diluted earnings per share         $57,344     739,183       $ .08
                                          ======     =======         ===



                 For the three months ended September 30, 2002

                                                     Weighted
                                                      Average
                                           Net        Common     Per Share
                                         Earnings     Shares       Amount
                                         --------     ------       ------

      Basic earnings per share          $318,826     726,217       $ .44

      Effect of dilutive securities:
           Stock options                               8,661
                                         -------       -----


      Diluted earnings per share        $318,826     734,878       $ .43
                                         =======     =======         ===

STOCK OPTIONS

As allowed under GAAP no compensation cost has been recognized for either of the option plans. Had compensation cost for director and employee options been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.


                     For the nine months ended September 30,

                                                         2003            2002
                                                         ----            ----
      Net earnings                      As reported    $454,292         601,590

      Effect of grants, net of tax                       (7,072)        (11,415)
                                                          -----          ------

      Net earnings                      Proforma       $447,220         590,175

      Basic earnings per share          As reported        $.62             .83
                                        Proforma           $.61             .81
      Diluted earnings per share        As reported        $.62             .82
                                        Proforma           $.61             .80



                    For the three months ended September 30,

                                                         2003            2002
                                                         ----            ----
      Net earnings                       As reported    $57,344         318,826

      Effect of grants, net of tax                       (3,327)         (3,805)
                                                          -----           -----

      Net earnings                       Proforma       $54,017         315,021

      Basic earnings per share           As reported       $.08             .44
                                         Proforma          $.07             .43
      Diluted earnings per share         As reported       $.08             .43
                                         Proforma          $.07             .43

The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for the grant in July 2003: volatility of 0.6539, no dividend yield, a risk-free interest rate of 4.5%, and an expected life of 10 years.

NOTE (3) - CURRENT DEVELOPMENTS

On September 12, 2003 the Bank applied to the Georgia Department of Banking and Finance to convert its charter to a Georgia state charter. Upon the effective time of the charter conversion, First National Bank of Cherokee will change its name to "First Cherokee State Bank." The charter conversion is expected to be effective in the fourth quarter of 2003. We do not anticipate that the charter conversion will have any material effect on the business operations of the Company or the Bank. Upon the effective time of the Bank's charter conversion, CNT will change its name to "CNT Wealth Management." We do not expect the Bank's charter conversion to have any other effect on the business operations of CNT.

On September 17, 2003, the board of directors of the Company unanimously approved an Agreement and Plan of Reorganization which provides for the reorganization of First Cherokee Bancshares, Inc. into a Subchapter S-Corporation through the merger of First Cherokee Interim Corp. ("Interim") with and into First Cherokee Bancshares, Inc. We plan to hold a special meeting of shareholders in December 2003 for the purpose of voting on approval of the reorganization plan. Pursuant to the reorganization plan, which is listed as an exhibit to this Form 10-QSB, Interim will merge with and into First Cherokee Bancshares, Inc. and First Cherokee Bancshares, Inc. will be the surviving corporation and will elect to be taxed as an S-Corporation after the reorganization. Interim is a new Georgia corporation and wholly-owned subsidiary of First Cherokee Bancshares, Inc. that was formed solely to facilitate the reorganization. Interim will have no business operations.

Because the number of shareholders of an S-Corporation is limited to 75 beneficial owners, the reorganization plan is designed to substantially reduce the number of the Company's shareholders. As a result of the reorganization, we estimate that approximately 257,704 shares of our outstanding common stock, which are held by approximately 415 shareholders, will be converted to cash at a price of $23.60 per share, or an aggregate of $6,081,814. We plan to fund the reorganization and pay for the total cost of the reorganization with approximately $4,614,314 in existing working capital and $1,600,000 in proceeds from a line of credit. We estimate that professional fees and other expenses related to the transaction will total approximately $132,500. We do not expect that the net payment to shareholders receiving cash in the reorganization and the payment of expenses will have any material adverse effect on the Company's capital adequacy, liquidity, results of operations or cash flow.

It is expected that the effective time of the reorganization will be on or before December 31, 2003. Since the directors and executive officers of the Company, directly or indirectly, own 53.1% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured.

The primary purpose of the reorganization plan is to promote more efficient capital utilization and enhance shareholder value by reducing the combined taxes paid by the Company and its shareholders under Subchapter S of the Internal Revenue Code. The reorganization plan is also designed to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares. Additionally, the reorganization plan is designed to enable the Company to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, which will result in the elimination of the expenses related to its disclosure and reporting requirements under the Securities Exchange Act.

As an S-Corporation, the Company will pass through its taxable income to remaining shareholders for taxation at their personal rates, thus allowing the Company to avoid paying corporate income tax. As a result, the Company will be able to generate a higher level of net income and, consequently, a higher return to its shareholders.

                                   APPENDIX A
                                   ----------

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") is made and entered into as of the 12th day of November 2003, by and between First Cherokee Bancshares, Inc. ("First Cherokee"), a financial holding company organized under the laws of the State of Georgia, and First Cherokee Interim Corp. ("Interim"), a Georgia corporation, for the purpose of amending and restating that certain Agreement and Plan of Reorganization, dated as of September 17, 2003 (the "Original Plan").

                                   WITNESSETH
                                   ----------

         WHEREAS, the respective Boards of Directors of First Cherokee and Interim, by resolutions duly adopted, have approved and adopted the Original Plan and directed that it be submitted to the respective shareholders of First Cherokee and Interim for their approval;

         WHEREAS, Section 11(a) of the Original Plan provides that the parties to the Original Plan may amend the Original Plan at any time before or after approval and adoption by the respective shareholders of First Cherokee and Interim, provided that after approval and adoption of the Original Plan by the shareholders of First Cherokee and Interim, no amendment reducing the consideration payable to First Cherokee and Interim shareholders shall be valid without having been approved by the shareholders of First Cherokee and Interim;

         WHEREAS, the amendment and restatement of the Original Plan contemplated hereby does not affect the consideration payable to the shareholders of First Cherokee or Interim;

         WHEREAS, the respective Boards of Directors of First Cherokee and Interim deem it advisable and in the best interests of First Cherokee and Interim and their respective shareholders that the Original Plan be amended and restated in order to eliminate, in its entirety, Section 6 of the Original Plan, which provided for a limited offering of First Cherokee's common stock, and to change the Delivery Date, as defined below, to December 19, 2003.

         NOW, THEREFORE, and in consideration of the promises, mutual covenants and agreements between First Cherokee and Interim, the parties hereto agree to amend and restate the Original Plan as follows:

         WHEREAS, First Cherokee and Interim have determined that in order to reorganize First Cherokee as a Subchapter S Corporation, First Cherokee should cause Interim to be organized as a Georgia corporation for the sole purpose of effecting this Plan of Reorganization by merging Interim with and into First Cherokee, with First Cherokee being the surviving corporation;

         WHEREAS, in connection with the reorganization, First Cherokee will elect to be taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code (the "Code");

         WHEREAS, the authorized capital stock of First Cherokee consists of 10,000,000 shares of common stock ("First Cherokee Common Stock"), $1.00 par value, of which 775,325 shares are issued and 729,574 shares are outstanding;

         WHEREAS, the authorized capital stock of Interim consists of 10,000,000 shares of common stock ("Interim Common Stock"), $1.00 par value, of which 100 shares are issued and outstanding;

         WHEREAS, the respective Boards of Directors of First Cherokee and Interim deem it advisable and in the best interests of First Cherokee and Interim and their respective shareholders that Interim be merged with and into First Cherokee; and

         WHEREAS, the respective Boards of Directors of First Cherokee and Interim, by resolutions duly adopted, have approved and adopted this Plan of Reorganization and directed that it be submitted to the respective shareholders of First Cherokee and Interim for their approval;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of First Cherokee Common Stock and Interim Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows:


                                    SECTION 1

                                 REORGANIZATION
                                 --------------

         Pursuant to the applicable provisions of Georgia law, Interim shall be merged with and into First Cherokee (the "Reorganization") to facilitate First Cherokee's ability to elect to be taxed as a Subchapter S Corporation. First Cherokee shall be the survivor of the merger (the "Surviving Corporation"). The Reorganization shall be effective as of the date (the "Effective Date") specified in the certificate of merger to be issued by the Georgia Secretary of State. Immediately following the Effective Date, First Cherokee shall elect to be taxed as a Subchapter S Corporation in accordance with Section 1362(a)(1) of the Code.


                                    SECTION 2

                 LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT
                 ---------------------------------------------

         On the Effective Date:

         (a) The principal office of the Surviving Corporation shall be located at 9860 Highway 92, Woodstock, Georgia 30188, or such other location where First Cherokee is located immediately prior to the Effective Date of the Reorganization.

         (b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same as the Articles of Incorporation and Bylaws of First Cherokee as in effect immediately prior to the Effective Date of the Reorganization.

         (c) The directors and officers of the Surviving Corporation shall be the directors and officers of First Cherokee immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Surviving Corporation.


                                    SECTION 3

               EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES
               --------------------------------------------------

         (a) As of the Effective Date of the Reorganization, the existence of Interim as a separate entity shall cease, but its existence shall continue in the Surviving Corporation.

         (b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of First Cherokee and Interim.

         (c) As of the Effective Date of the Reorganization, the Surviving Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that First Cherokee or Interim could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

         (d) No liability of First Cherokee or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of First Cherokee or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against First Cherokee or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of First Cherokee or Interim.


                                    SECTION 4

                    EFFECT OF MERGER ON INTERIM SHAREHOLDERS
                    ----------------------------------------

         Each share of Interim Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall be cancelled and shall no longer be outstanding.


                                    SECTION 5

      MANNER AND BASIS OF CONVERTING SHARES OF FIRST CHEROKEE COMMON STOCK
      --------------------------------------------------------------------

         (a) CASH CONVERSION OF SHARES. The manner and basis of converting certain shares of First Cherokee Common Stock, which are outstanding immediately prior to the Effective Date of the Reorganization, into cash, excluding those shares of First Cherokee Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the

Georgia Business Corporation Code, O.C.G.A. ss. 14-2-1301 et seq. (the "Dissenters' Rights Provisions"), shall be as follows:

                  (1) Each share of First Cherokee Common Stock which is held of record or beneficially by a First Cherokee shareholder who is not eligible under the Code to be a shareholder of a Subchapter S Corporation will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $23.60 per share of First Cherokee Common Stock.

                  (2) Each share of First Cherokee Common Stock which is held of record or beneficially by a shareholder who is eligible to be a shareholder of a Subchapter S Corporation, but who fails to sign and deliver the Shareholders Agreement attached hereto as EXHIBIT A (the "Shareholders Agreement") and the Form 2553 attached hereto as Exhibit B (the "Form 2553") relating to First Cherokee's Subchapter S Corporation Election, as required by Section 5(f), will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $23.60 per share of First Cherokee Common Stock.

                  (3) Each share of First Cherokee Common Stock which is held of record or beneficially by a First Cherokee shareholder who is not a resident of the state of Georgia will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $23.60 per share of First Cherokee Common Stock.

                  (4) Each share of First Cherokee Common Stock held of record by a shareholder who is the record holder of fewer than 2,500 shares of First Cherokee Common Stock, except for any shares held of record by any shareholder who, together with his or her spouse, collectively holds of record at least 2,500 shares of First Cherokee Common Stock, shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $23.60 per share of First Cherokee Common Stock.

         (b) FIRST CHEROKEE STOCK OPTIONS. The First Cherokee Bancshares, Inc. 2000 Stock Option Plan, First Cherokee's Key Employee Stock Option Plan and First Cherokee's Directors' Non-Qualified Stock Option Agreement (collectively, the "Option Plans") and the options issued thereunder outstanding immediately prior to the Effective Date of the Reorganization shall continue after the Effective Date subject to the terms and conditions of the existing written documents reflecting the Option Plans and such options.

         (c) FIRST CHEROKEE SHARES HELD IN THE FIRST CHEROKEE 401(K) PLAN. In connection with the reorganization, effective as of January 1, 2004, obligations under the First National Bank of Cherokee 401(k) Plan (the "Profit Sharing Plan") will be assumed by First Cherokee, and the Profit Sharing Plan will be restated as the First Cherokee Bancshares, Inc. 401(k) and Employee Stock Ownership Plan (the "Restated Plan"). As part of the restatement, two "single plans," within the meaning of Treasury regulations section 1.414(l)-1(b)(1), will be formed: a profit sharing plan with a cash or deferred arrangement (the "401(k) Plan") and an employee stock ownership plan (the "ESOP"). Prior to the Effective Date, participants in the Profit Sharing Plan will be required to decide the extent to which that portion of their pre-tax salary deferral accounts invested in First

Cherokee common stock as of the Effective Date under the Profit Sharing Plan will be allocated to the 401(k) Plan or the ESOP. Under the Restated Plan, participants will have no opportunity to invest 401(k) Plan assets in First Cherokee common stock; therefore, if a participant elects to keep any portion of his or her account that is invested in First Cherokee common stock as of the Effective Date in the 401(k) Plan, those amounts will be invested in accordance with the participant's investment election but will not be invested in First Cherokee common stock. ESOP assets may be invested in First Cherokee common stock, however, only that portion of a participant's account under the Profit Sharing Plan which is invested in First Cherokee common stock as of the Effective Date may be allocated to the ESOP.

         (d) REMAINING SHARES OF FIRST CHEROKEE COMMON STOCK. All other shares of First Cherokee Common Stock outstanding immediately prior to the Effective Date shall remain outstanding after the Effective Date.

         (e) RIGHTS OF FORMER FIRST CHEROKEE SHAREHOLDERS. As of the Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of First Cherokee Common Stock which shall be converted to cash pursuant to Section 5(a) shall be deemed for all corporate purposes to evidence only the right to receive cash in accordance with this Plan of Reorganization.

         (f) ELECTION FORM AND SHAREHOLDERS AGREEMENT. Notwithstanding any other provisions of this Section 5, any shareholder who is eligible to be a shareholder of a Subchapter S Corporation AND who does not want their shares of First Cherokee Common Stock converted to cash pursuant to Section 5(a)(2) must deliver the following signed and completed documents to First Cherokee prior to 5:00 p.m. on December 19, 2003 (the "Delivery Date"):

                  (1)      Shareholders Agreement (EXHIBIT A);

                  (2)      Form 2553 (EXHIBIT B);

         Any First Cherokee shareholder who fails to deliver such documents before the Delivery Date shall receive $23.60 cash per share for his or her First Cherokee Common Stock, unless the Board of Directors of First Cherokee, at its sole discretion, accepts such documents after the Delivery Date.

         (g) FAILURE TO SURRENDER FIRST CHEROKEE COMMON STOCK CERTIFICATES. Each holder of record of a certificate which represents shares of First Cherokee Common Stock, which shall remain outstanding after the Effective Date, shall be required to deliver such certificate to First Cherokee to be exchanged for a new certificate which contains appropriate legends regarding transfer restrictions on such shares. Promptly after the Effective Date, First Cherokee will mail or deliver to each holder of record of a certificate, which represented shares of First Cherokee Common Stock immediately prior to the Effective Date, appropriate transmittal materials and delivery instructions for exchanging certificates representing shares entitled to be converted to cash and shares which shall remain outstanding after the Effective Date. Until a First Cherokee shareholder surrenders his or her First Cherokee Common Stock certificate(s) to First Cherokee (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to First Cherokee's usual procedures), the shareholder:

                  (1) shall not be paid any cash, which such First Cherokee Common Stock certificate may entitle the shareholder to receive;

                  (2) shall not be paid dividends or other distributions in respect of the shares of First Cherokee Common Stock which such First Cherokee Common Stock certificate may entitle the shareholder to receive; instead, such dividends or distributions shall be retained, without interest, for the shareholder's account until surrender of such First Cherokee Common Stock certificate; and

                  (3) shall not be paid interest on any cash payment, which such First Cherokee Common Stock certificate may entitle the shareholder to receive.

         After the Effective Date of the Reorganization, each remaining First Cherokee shareholder shall, however, be entitled to vote at any meeting of the Surviving Corporation's shareholders the number of shares of First Cherokee Common Stock which such shareholder holds after the Effective Date of the Reorganization, regardless of whether the shareholder has surrendered his or her First Cherokee Common Stock certificate or certificates to First Cherokee.

         (h) FAILURE TO CONSUMMATE THE MERGER. In the event that this Plan of Reorganization is terminated as provided under Section 9 of this Plan of Reorganization and the Reorganization is not consummated, all First Cherokee Common Stock certificates received by First Cherokee pursuant to this Section 5 shall be returned to the holder of record of the certificate within 30 days of the termination of this Plan of Reorganization.


                                    SECTION 6

                        ACQUISITION OF DISSENTERS' STOCK
                        --------------------------------

         First Cherokee shall pay to any shareholder of First Cherokee who fully complies with the Dissenters' Rights Provisions an amount of cash (as determined under such Provisions) for his or her shares of First Cherokee Common Stock. The shares of First Cherokee Common Stock so acquired shall be cancelled.


                                    SECTION 7

                                 FURTHER ACTIONS
                                 ---------------

         From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, First Cherokee shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 3 hereof and otherwise to carry out the intent and purposes of this Plan of Reorganization.

                                    SECTION 8

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

         This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

         (a) Approval of the Plan of Reorganization by the affirmative vote of the holders of a majority of the outstanding voting shares of First Cherokee and Interim;

         (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan of Reorganization inadvisable;

         (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for First Cherokee and Interim may be, necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the First Cherokee prior to the Reorganization;

         (d) The receipt by First Cherokee and Interim of a written opinion of special counsel to First Cherokee and Interim that for federal income tax purposes no gain or loss will be recognized by a shareholder who exchanges his or her First Cherokee Common Stock for First Cherokee New Common Stock, as provided by this Plan of Reorganization; and

         (e) The ability of the Surviving Corporation to satisfy all of the requirements to make the election to be a Subchapter S Corporation under the Code.


                                    SECTION 9

                                   TERMINATION
                                   -----------

         In the event that:

         (a) The number of shares of Interim Common Stock or First Cherokee Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of First Cherokee or Interim;

         (b) Any action, consent, approval, opinion, or ruling required to be provided by Section 8 of this Plan of Reorganization shall not have been obtained; or

         (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of First Cherokee or Interim;

then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this

Section 9, this Plan of Reorganization shall be void and of no further effect except as provided under Section 5(h) of this Plan of Reorganization, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of First Cherokee, Interim, or their directors, officers, employees, agents or shareholders.


                                   SECTION 10

                                AMENDMENT; WAIVER
                                -----------------

         (a) At any time before or after approval and adoption hereof by the respective shareholders of First Cherokee and Interim, this Plan of Reorganization may be amended by written agreement by First Cherokee and Interim; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of First Cherokee and Interim, no amendment reducing the consideration payable to First Cherokee and Interim shareholders shall be valid without having been approved by the shareholders of First Cherokee and Interim in the manner required for approval of this Plan of Reorganization.

         (b) A waiver by any party hereto of any breach of a term or condition of this Plan of Reorganization shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.


                                   SECTION 11

              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
              -----------------------------------------------------

         This Plan of Reorganization is binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their corporate seals to be affixed hereto all as of the day and year first above written.


                                                 FIRST CHEROKEE BANCSHARES, INC.



                                                 By:/s/Carl C. Hames, Jr.
                                                    ---------------------------
                                                    Carl C. Hames, Jr.
                                                    President

ATTEST:


/s/ Thomas D. Hopkins, Jr.
------------------------------
Thomas D. Hopkins, Jr.
Secretary

                                                  FIRST CHEROKEE INTERIM CORP


                                                  By:/s/ Carl C. Hmaes, Jr.
                                                     --------------------------
                                                     Carl C. Hames, Jr.
                                                     President

ATTEST:


/s/ Kitty A. Kendrick
-----------------------------
Kitty A. Kendrick
Secretary

                                   EXHIBIT A
                                   ---------


          See Shareholders' Agreement at Appendix B of Proxy Statement.

                                   EXHIBIT B
                                   ---------


                 See Form 2553 at Appendix C of Proxy Statement.

                                   APPENDIX B
                                   ----------








                                    FORM OF

                        FIRST CHEROKEE BANCSHARES, INC.

                             SHAREHOLDERS AGREEMENT

                                TABLE OF CONTENTS

Transfer Restrictions..........................................................4
Sale of Shares.................................................................5
Pledge of Shares...............................................................5
Death of Shareholder...........................................................6
Management.....................................................................8
Specific Enforcement...........................................................9
Legend.........................................................................9
Securities Laws................................................................9
Delivery of Certificates.......................................................9
Company Status................................................................10
Notices.......................................................................12
Certain Defined Terms.........................................................12
Entire Agreement and Amendments...............................................14
Governing Law; Successors and Assigns.........................................14
Waivers.......................................................................14
Severability..................................................................14
Captions......................................................................14
Effect of Other Laws and Agreements...........................................14
Further Assurance.............................................................14
Effective Date of Agreement...................................................15
Termination...................................................................15
Counterparts..................................................................15
Enforcement...................................................................15
Enforcement Costs.............................................................15
Separate Counsel..............................................................15

                         FIRST CHEROKEE BANCSHARES, INC.
                             SHAREHOLDERS AGREEMENT


         THIS SHAREHOLDERS AGREEMENT (the "Agreement"), made by and among FIRST CHEROKEE BANCSHARES, INC., a Georgia corporation (the "Company"), and the shareholders of the Company listed on SCHEDULE I hereto and any future shareholder of the Company (individually, a "Shareholder" and collectively, the "Shareholders"), is dated as of December______, 2003, the effective time of the Company's reorganization pursuant to the Amended and Restated Agreement and Plan of Reorganization by and between the Company and First Cherokee Interim Corp., dated November 12, 2003.


                              W I T N E S S E T H:
                              --------------------


         WHEREAS, the Board of Directors of the Company believes it is in the best interest of the Company and its Shareholders to be taxed as a Subchapter S corporation for federal income tax purposes; and

         WHEREAS, the Board of Directors and Shareholders of the Company have authorized a reorganization of the Company to a Subchapter S corporation; and

         WHEREAS, the existing Shareholders as of the date of this Agreement and all future shareholders of the Company will become parties to this Agreement; and

         WHEREAS, on the date hereof, the Shareholders are the sole owners of all of the outstanding shares of the Company's Common Stock, the only class of Company stock that is issued and outstanding, with each such individual owning the number of Shares (as defined in Section 12) set forth on Schedule I hereof; and

         WHEREAS, each Shareholder is either an individual (who is not a nonresident alien), an estate, a trust described in Section 1361(c)(2) of the Internal Revenue Code (the "Code"), including a trust making all election under
Section 1361(d) of the Code, or an organization described in Section 1361(c)(6) of the Code; and

         WHEREAS, the number of Shareholders of the Company is not more than seventy-five (75); and

         WHEREAS, the Company otherwise satisfies all other requirements for making an election to be taxed in accordance with the provisions of Subchapter S of the Code, and the Company desires to make, and the Shareholders wish to consent to, such an election; and

         WHEREAS, the Company and the Shareholders desire to enter into this Agreement to prevent the inadvertent termination of that election, knowing that it is in the best interests of the Company and fair to each of the Shareholders.

         NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00), the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. TRANSFER RESTRICTIONS.

              (a) GENERAL RESTRICTION. No Shareholder may sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of any Shares, whether voluntarily, involuntarily or by operation of law (collectively, a "Disposition") except as expressly provided in this Agreement. Any attempted Disposition of Shares that is not in accordance with the terms of this Agreement shall be void AB INITIO and will not be reflected in the Company's records. All Shares held by the Shareholders are subject to purchase by the Company pursuant to this Agreement.

              (b) PERMITTED TRANSFER. A Shareholder may make a Permitted Transfer of all or any portion of such Shareholder's Shares, provided that the Disposition satisfies all of the Transfer Conditions set forth in Section 1(c). "Permitted Transfer" means any Disposition of any Shares (i) to one or more members of a class consisting of a Shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children and grandchildren (or a qualifying trust for the benefit of any one or more of such class), (ii) to another Shareholder, or (iii) which is approved by the affirmative vote of 66-2/3% of the directors of the Company then holding office.

              (c) TRANSFER CONDITIONS. Any Permitted Transfer by a Shareholder must satisfy all of the following conditions:

                        (i) the transferee must satisfy all of the then existing
                  ownership requirements with respect to the stock of a corporation that has in effect an election to be taxed under the provisions of Subchapter S of the Code; and

                       (ii) the number of shareholders of the Company must not
                  increase as a result of the Disposition, unless the increase in the number of shareholders is approved by the affirmative vote of at least 66-2/3% of the directors of the Company then holding office and the increase will not cause the number of shareholders of the Company to be greater than the number of permitted shareholders set forth in Section 1361(b)(1)(A), or any successor section, of the Code; and

                      (iii) the number of shares Beneficially Owned (as defined
                  in Section 12) by the transferee must not exceed 5% of the outstanding shares of the Company's Common Stock (or such greater percentage which has been previously approved by the Board of Directors of the Company as provided in this Section 1(c)(iii)) unless the increased percentage is approved by the affirmative vote of at least 66-2/3% of the directors of the Company then holding office; and

                       (iv) the transferring Shareholder (or the transferring
                  Shareholder's Representative) (as defined in Section 4(a)) must have obtained the written agreement of the proposed transferee (satisfactory in form and substance to the Company), including without limitation any pledgee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement.

         2. SALE OF SHARES. A Shareholder who receives a Qualified Offer (as defined in Section 12) for the Shareholder's Shares may sell or otherwise transfer such Shareholder's Shares if the Shareholder complies with this Section.

                  (a) NOTICE OF PROPOSED SALE. A Shareholder who receives a Qualified Offer, and who wishes to sell such Shares, must promptly send a written notice to the Company (the "Notice"), and shall offer (or be deemed to have offered), to sell such Shares (the "Offered Shares") to the Company. The Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Shares. The selling Shareholder shall be bound to the terms of the Qualified Offer as stated in the Notice, and shall keep the Company informed of any material changes in the proposed transfer. The selling Shareholder shall also provide the Company with any other information regarding the Qualified Offer and the proposed transfer if such information is reasonably requested by the Company.

                  (b) PURCHASE OPTION. The Company shall have thirty (30) days from its receipt of the Notice in which to elect to purchase all of the Offered Shares.

                  (c) PRICE. The purchase price for the Offered Shares shall be the price contained in the Qualified Offer.

                  (d) TERMS OF PURCHASE. The price shall be paid on substantially the same terms as the terms contained in the Qualified Offer.

                  (e) CLOSING. The closing of the purchase and sale contemplated by this Section shall occur at the offices of the Company no later than 10:00 a.m. on the sixtieth (60th) day immediately following the expiration of the option period provided in Section 2(b).

                  (f) WAIVER. Unless the Company agrees to purchase all (and not less than all) of the Offered Shares, the Company shall endorse upon the certificate or certificates evidencing the Offered Shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of such Shares. Any transfer shall be made only in strict accordance with the terms stated in the Notice and the terms of this Agreement. If the selling Shareholder shall fail to make the sale within sixty (60) days following the endorsement of the Offered Shares, the waiver for such sale shall lapse.

                  (g) TRANSFER CONDITIONS APPLICABLE. The sale must satisfy all of the Transfer Conditions set forth in Section 1(c). Any person acquiring the Offered Shares shall take the Offered Shares subject to all of the terms, conditions, and options of this Agreement and shall be required to execute and deliver a copy of this Agreement prior to the receipt by such person of any certificates representing the Offered Shares.

         3. PLEDGE OF SHARES. A Shareholder may pledge his or her outstanding Shares of the Company that he or she holds to a lender (the "Lender") as collateral (the "Collateral Shares") to secure repayment of a loan if the Shareholder complies with this Section.

                  (a) NOTICE OF DEFAULT. In the event the pledging Shareholder defaults and the Lender is entitled and intends to force the sale of Collateral Shares in order to secure payment of the debt, the Lender must promptly send a written notice to the Company (the "Lender's Notice") (with a copy to the pledging Shareholder)and shall offer (or be deemed to have offered) to sell all of the Collateral Shares to the Company. The Lender's Notice must include the number of Collateral Shares offered, the identity of the proposed transferee, the terms of the transfer and the price at which the Lender is offering the Collateral Shares to the proposed transferee. The Lender shall also provide the Company with any other information regarding the proposed transfer if such information is reasonably requested by the Company.

                  (b) PURCHASE OPTION. The Company shall have thirty (30) days from its receipt of the Lender's Notice in which to elect to purchase all of the Collateral Shares.

                  (c) PRICE. The purchase price for the Collateral Shares shall be the price contained in the Lender's Notice, but in no event shall be less than the fair market value of the Shares as defined in Section 4(d)(i) to this Agreement as of the date the Lender's Notice is delivered to the Company.

                  (d) TERMS OF PURCHASE. The price shall be paid on substantially the same terms as the terms contained in the Lender's Notice.

                  (e) CLOSING. The closing of the purchase and sale contemplated by this Section shall occur at the offices of the Company no later than 10:00 a.m. on the sixtieth (60th) day immediately following the expiration of the option period provided for in Section 3(b).

                  (f) WAIVER. If the Company does not agree to purchase all (and not less than all) of the Collateral Shares, the Company shall endorse upon the certificate or certificates evidencing the Collateral Shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of the Collateral Shares. Any transfer shall be made only in strict accordance with the terms stated in the Lender's Notice and the terms of this Agreement. If the Lender, acting on the pledging Shareholder's behalf, shall fail to make the sale within sixty (60) days following endorsement of the Collateral Shares, the waiver for such sale shall lapse, and the Collateral Shares shall remain owned by, and registered in the name of, the pledging Shareholder.

                  (g) TRANSFER CONDITIONS APPLICABLE. The sale must satisfy all of the Transfer Conditions set forth in Section 1(c). Any person acquiring the Collateral Shares shall take the Collateral Shares subject to all of the terms, conditions, and options of this Agreement and shall be required to execute and deliver a copy of this Agreement prior to receipt by any such person of any certificates representing the Collateral Shares.

         4. DEATH OF SHAREHOLDER.

                  (a) GENERALLY. Upon the death of a Shareholder, the deceased Shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased Shareholder's Shares to the Company, to the extent the Company exercises its right to acquire the deceased Shareholder's Shares under this Section 4. Any purchase or sale of Shares pursuant to this Section 4 shall be for the purchase price and upon the terms set forth below.

                  (b) PURCHASE OPTION.

                           (i) Upon the death of any Shareholder, the Company
                  may, for a period of thirty (30) days from the date of the Company's actual knowledge of such

                  Shareholder's death, exercise its option to purchase from the deceased Shareholder's Representative all or any portion of such Shareholder's Shares, but if the Company elects to purchase less than all of such Shareholder's Shares, the Shareholder's Representative will not be bound to sell such portion of the Shares to the Company.

                           (ii) The Company shall not exercise this option if
                  (A) the Shares formerly held by the deceased Shareholder are left to an existing shareholder of the Company or the deceased Shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children or grandchildren, and provided that all of the Transfer Conditions of Section 1(c) are satisfied by the transferee(s).

                  (c) FAILURE TO EXERCISE. If the Shares of the deceased Shareholder are not purchased as contemplated above, through no fault of the Shareholder's Representative, such Representative or any beneficiary or heir of the deceased Shareholder succeeding in ownership of the Shares shall remain the owner of such Shares subject to this Agreement, provided that such transferee agrees in writing (satisfactory in form and substance to the Company), that such transferee will be bound by, and the Shares of such transferee will be subject to, this Agreement.

                  (d) PURCHASE PRICE. The purchase price per share to be paid for any Shares sold by a Shareholder's Representative to the Company pursuant to this Agreement shall be equal to the greater of Fair Market Value Per Share or Book Value Per Share.

                           (i) Fair Market Value Per Share means the fair market
                  value per share as determined reasonably and in good faith by the Company's Board of Directors, which means the price a third party would pay for the Shares owned by the Shareholder's Representative as of the applicable valuation date on a per Share basis.

                           (ii) Book Value Per Share means book value per share
                  as determined reasonably and in good faith by the Company's Board of Directors as of the quarter-end prior to the applicable valuation date, based on the Company's Consolidated Financial Statements prepared in accordance with generally accepted accounting principles as of such quarter end.

                           (iii) If the Shareholder's Representative is a member
                  of the Board of Directors of the Company, the Shareholder's Representative shall not participate in the determination of the Fair Market Value Per Share.

                  (e) APPRAISAL RIGHTS. If the Shareholder's Representative does not agree with the Fair Market Value Per Share as determined by the Board of Directors pursuant to Section 4(d), the Shareholder's Representative and the Company shall engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Company, to determine the Fair Market Value Per Share. The Company and the Shareholder's Representative must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within thirty (30) days. The Fair Market Value Per Share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. Upon the completion of the appraisal, the Appraiser will provide the Company and the other parties instituting the appraisal procedures a written determination of the

Fair Market Value Per Share. All costs associated with such an appraisal will be borne equally by the Shareholder's Representative and the Company.

                  (f) PURCHASE PRICE DETERMINATION DATE. The Fair Market Value Per Share shall be determined as of the date of the death of the Shareholder.

                  (g) TERMS OF PURCHASE. At the election of the Company, it must pay the purchase price at closing by the delivery of either cash or certified cashiers' check.

                  (h) CLOSING. The closing of each purchase and sale of Shares contemplated by this Section 4 must occur at the offices of the Company no later than 10:00 a.m. on the later to occur of:

                           (i) the sixtieth (60th) day following the
                  determination of the purchase price for the Shares pursuant to
                  Section 4(d) above;

                           (ii) the sixtieth (60th) day following the
                  qualification of the executor or personal representative of the estate of the deceased Shareholder (if applicable under the circumstances);

                           (iii) the sixtieth (60th) day following the date of
                  the qualification of a guardian for the property of the deceased Shareholder (if applicable under the circumstances); or

                           (iv) the sixtieth (60th) day following the date upon
                  which the Company timely exercises its right to purchase Shares pursuant to Section 4(b).

         5. MANAGEMENT.

                  (a) The Board of Directors shall manage the business and affairs of the Company in accordance with the Company's Articles of Incorporation and its Bylaws; provided, however, that the Board of Directors, and the officers of the Company acting at the direction of the Board of Directors, shall refrain from taking the following actions:

                           (i) doing any act in contravention of this Agreement;
                  or

                           (ii) issuing additional Shares of Company stock such
                  that the Company loses its eligibility to be taxed in accordance with the provisions of Subchapter S of the Code.

                  (b) The Board of Directors intends, subject to applicable laws and regulatory requirements, limitations or approvals, to cause the Company to make annual or quarterly distributions which are equal, on an annualized basis, to approximately the amount which represents the tax liability attributable to the Company's annual taxable income, calculated using the highest individual income tax rate set forth in the Code. In determining the amount of the distribution, in addition to computing annualized taxable income based upon year-to-date income, the Board of Directors may take into account future anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

                  (c) The Board of Directors shall, subject to applicable laws and regulatory requirements, limitations or approvals, cause the Company to exercise the option granted pursuant to Section 4 of this Agreement to purchase the Shares held by a Shareholder's Representative if the Shares, upon transfer or distribution by the Representative, would be owned by a person who would cause a termination of the Company's election to be taxed in accordance with the provisions of Subchapter S of the Code.

         6. SPECIFIC ENFORCEMENT. The Shareholders expressly agree that the Company and the Shareholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the Company and the other Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         7. LEGEND. Each certificate evidencing any of the Shares owned by any Shareholder shall bear a legend substantially as follows:

                  On the face of the certificate:

                           "Transfer of these Shares is restricted in accordance with conditions printed on the reverse of this certificate."

                  On the reverse of the certificate:

                           "The Shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders Agreement between First Cherokee Bancshares, Inc. (the "Company") and its shareholders, dated as of December____, 2003, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

         If a Shareholder should receive a certificate without the foregoing legend, such Shareholder shall promptly surrender such certificate to the Company so that the Company may affix the foregoing legend thereto.

         8. SECURITIES LAWS. Each Shareholder understands and agrees that as of the date of the Agreement the Company does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or 15(d) of the Securities and Exchange Act of 1934, and also understands that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

         9. DELIVERY OF CERTIFICATES. On the closing date for any transfer of Shares as provided in this Agreement, certificates representing such Shares shall be delivered to the Company with appropriate stock powers or endorsements duly executed in blank. If the stock certificate or certificates with appropriate stock powers or endorsements duly executed as aforesaid are not delivered contemporaneously with the tender of the purchase price, then the Company shall be appointed, and the Company is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the Company or other Shareholders in accordance with the provisions of this Agreement.

         10. SUBCHAPTER S CORPORATION STATUS. Notwithstanding the provisions of any other Section of this Agreement, the following provisions shall apply:

                  (a) SUBCHAPTER S ELECTION. Each Shareholder acknowledges that the Company has elected, and its Shareholders have consented, to have the Company treated for federal and state income tax purposes as a Subchapter S corporation and that each Shareholder, as necessary, has delivered to the Company a written consent to the Company's treatment as a Subchapter S corporation. Each Shareholder will deliver to the Company, immediately upon the Company's request, such properly signed consents or other documents as, in the opinion of the Company, may be necessary or useful in maintaining the Company's status as a Subchapter S corporation. Each Shareholder covenants that such Shareholder will not do anything to interfere with the Company's maintaining its status as a Subchapter S corporation.

                  (b) REVOCATION OF ELECTION. In the event that the Company, by the affirmative vote of at least 66-2/3% of its directors then holding office, and the Shareholders of the Company, by the affirmative vote of at least 66-2/3% of the then issued and outstanding Shares of the Company, decide to terminate the Subchapter S election, each Shareholder will be provided a written notice of such determination. Within sixty (60) days after the delivery of such notice, each Shareholder, if requested, will sign and deliver a consent to such revocation to the Secretary of the Company in the form prescribed by the Internal Revenue Service or the State Department of Revenue, or both, as the case may be.

                  (c) INADVERTENT TERMINATION OF SUBCHAPTER S ELECTION. In the event the Company's status as a Subchapter S corporation is terminated inadvertently and the Company and any Shareholder desire that the Subchapter S election be continued, the Company and the Shareholders agree to use their best efforts to obtain a wavier of the terminating event on the ground of inadvertence from the Internal Revenue Service. The Company and the Shareholders further agree to take such steps, and make such adjustments, as may be required by the Internal Revenue Service pursuant to Sections 1362(f)(3) and (4) or any successor section of the Code. If a Shareholder causes the terminating event to occur, such Shareholder shall bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps and of making such adjustments as may be required.

                  (d) RESTRICTIONS ON TRANSFER. So long as the Company maintains its Subchapter S election, no Shareholder shall transfer or offer to transfer any Shares that would in any manner cause the termination of the status of the Company as a Subchapter S corporation. Any such action as may be attempted in violation of the foregoing shall be void AB INITIO. In the event of any purported or attempted transfer of Shares that does not comply with the provisions of this Agreement, the purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new certificate evidencing the Shares or any dividends or other distributions with respect to the Shares.

                  (e) TRUST SHAREHOLDERS. Each Shareholder hereby agrees that if his or her Shares are hereafter held by a trust, such Shareholder shall cause the trustee of such trust to take all such necessary or appropriate action to maintain such trust as a permissible shareholder of a Subchapter S corporation, including, without limitation, distributing all of the income of such trust currently to the income beneficiary of such trust.

                  (f) SHARES OWNED BY HUSBAND AND WIFE. Each Shareholder hereby agrees that if his or her Shares are now or hereafter owned as husband and wife (whether held jointly or individually) and in the event that the individuals are no longer husband and wife, the Shares will by held by only one person, unless 66-2/3% of the directors of the Company then holding office approve such Shares being held by two or more persons. The purpose of this section is to avoid increasing the number of Shareholders as a result of a change in marital status.

                  (g) STATE TAX MATTERS.

                           (i) Each Shareholder hereby agrees to take all such
                  actions as may be required by any state in which the Company does business to ensure recognition of the Company's Subchapter S corporation status for state tax purposes, including without limitation, the payment, where applicable, of state taxes on such Shareholder's allocable shares of the Company's income attributable to each such state.

                           (ii) In the event that the Company elects or is
                  required to make any payment on behalf of any Shareholder in an amount required to discharge any legal obligation of the Company to withhold or make payment ("Tax Payment") to any governmental authority with respect to any Federal, state, or local tax liability of such Shareholder arising as a result of the ownership of Shares by such Shareholder, then the Shareholder and the Company agree that the amount of any such Tax Payment shall be treated as a non-interest bearing loan made by the Company to such Shareholder, which amount shall be repaid by charging against and reducing the amount of any subsequent distribution made by the Company with respect to the Shares held by such Shareholder. By way of example, but not limitation, in the event that the Company elects to file a composite income tax return with the State of Georgia on behalf of the Company's non-resident Shareholders, in lieu of the filing of individual income tax returns with the State of Georgia by each of such non-resident Shareholders, and to pay any income tax due with such income tax return, then each such non-resident Shareholder's proportionate share of such income tax paid by the Company shall be regarded as a Tax Payment. If and to the extent the amount of Tax Payment exceeds the amount of distributions to which a Member is subsequently entitled, and all or a portion of the Tax Payment remains unpaid at the time of a subsequent disposition of Shares by the Shareholder, then the unpaid balance of the loan made by the Company to such Shareholder that is the result of any such remaining unpaid Tax Payment shall be repaid to the Company on demand and, in the event that such payment of such loan is not made within three (3) business days of such demand, such former Shareholder shall be charged interest at an annual rate equal to the Prime Rate plus two percent (2%) for the period beginning three (3) business days after such demand for payment ending on the date that repayment of the loan is made.

                  (h) INDEMNITY. Each Shareholder hereby agrees to indemnify and hold the Company and each other Shareholder of the Company harmless from and against all loss, liability, damage, cost and expense, including reasonable attorneys' fees and any additional federal or state tax liability, actually incurred by the Company or any other Shareholder, arising out of or in connection with any violation of this Agreement by such indemnifying Shareholder.

                  (i) CLOSE OF TAXABLE YEAR. In the event a Shareholder sells or otherwise transfers all of such Shareholder's Shares on any date other than the date on which the Company's taxable year ends, to the extent permitted the Company may elect, pursuant to Code Section 1377(a)(2), or any successor section, of the Code, to treat its tax year as if it closes on the day of such Shareholder's sale or transfer. In such event, the Company's applicable tax year shall be treated as two tax years for the allocation of income and loss items pursuant to Code Section 1377(a)(1), or any successor section, of the Code. Each Shareholder who owned Shares in the Company during such taxable year agrees to consent to such an election. The Company and the Shareholders agree to execute such documents and take such actions as may be required by the Internal Revenue Service or any State Department of Revenue having jurisdiction, or both, as the case may be, to effect this election. In connection with this election, the selling Shareholder's basis in such Shareholder's Shares shall be determined as of the date of the sale or transfer of the selling Shareholder's Shares. The Company shall bear the expense of carrying out the election, including the legal and accounting costs necessary to determine the basis of the selling Shareholder and to ascertain the applicable allocations attributable to the short taxable year.

         11. NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows (or at such other address for the parties as shall be specified by like notice):

                  (a) if to the Company:

                           First Cherokee Bancshares, Inc.
                           9860 Highway 92
                           Woodstock, Georgia  30188
                           Attention:  Mr. Carl C. Hames, Jr.

                  (b) if to a Shareholder, to the Shareholder's address as listed on Schedule I hereto or such address as the Shareholder otherwise designates to the Company in writing.

         12. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings set forth below:

         (a) BENEFICIALLY OWNED.

                           (i) Shares "Beneficially Owned" by any Shareholder
                  shall be deemed to include Shares:

                                    (A) which the Shareholder owns directly,
                           whether or not of record; or

                                    (B) which the Shareholder has the right to
                           acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

                                    (C) which are owned, directly or indirectly
                           (including Shares deemed to be owned through application of Section 12(a)(i)(B) above), by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on August 9, 2001) of the Shareholder; or

                                    (D) which are beneficially owned, directly
                           or indirectly (including shares deemed owned through application of Section 12(a)(i)(B) above), by any other corporation, person or entity with which the Shareholder or the Shareholder's "affiliate" or "associate" (as defined above)) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Company.

                           (ii) For the purpose of determining whether a
                  Shareholder Beneficially Owns one or more of the issued and outstanding Shares of the Company, the issued and outstanding shares of the Company shall include shares not in fact issued and outstanding but deemed owned through the application of Sections 12(a)(i)(B) and 12(a)(i)(C) above, but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

                           (iii) The Board of Directors shall have the power and
                  duty to determine for the purposes of this Agreement, on the basis of information known to the Company, whether:

                                    (A) such Shareholder Beneficially Owns,
                           directly or indirectly, more than five percent (5%) of the issued and outstanding Shares of the Company; and

                                    (B) a corporation, person or entity is an
                           "affiliate" or "associate" (as defined above) of a Shareholder.

                  (b) QUALIFIED OFFER. A Qualified Offer means a legally enforceable arms' length written offer received by a Shareholder to purchase the Shareholder's Shares from a person who is financially capable of carrying out the terms of the written offer and who satisfies all of the then existing ownership requirements with respect to the stock of a corporation that has in effect an election to be taxed in accordance with the provisions of Subchapter S of the Code, provided, however, that either (i) the number of Shareholders of the Company does not increase as a result of any transfer of Shares if such offer were to be accepted, or (ii) the Board of Directors (by the affirmative vote of 66-2/3% of the directors then holding office) approves the transfer.

                  (c) SHARES. "Shares" means and includes (i) all shares of the Common Stock of the Company now or hereafter owned by the Shareholders, (ii) all securities of the Company that may be issued in exchange for or in respect of its Common Stock, and (iii) all securities of the Company hereafter acquired that may be exchangeable for or convertible into Common Stock.

                  (d) SHAREHOLDER. "Shareholder" means each of the Shareholders listed on Schedule I, and, also, any person who receives Shares of the Company following execution of this Agreement.

         13. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Except as otherwise provided in Section 21 below, neither this Agreement nor any provision hereof may be waived, modified, amended, or terminated except by a written agreement approved by the Company, by the affirmative vote of at least 66-2/3% of its directors then holding office, and by the Shareholders of the Company, by the affirmative vote of at least 66-2/3's of the then-issued and outstanding shares of the Company. To the extent any term or other provision of any other indenture, agreement, or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

         14. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the laws of Georgia without respect to conflicts of laws provisions thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors, and permitted assigns of the parties.

         15. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         16. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

         17. CAPTIONS. Captions and section headings are for convenience only and are not deemed to be part of this Agreement.

         18. EFFECT OF OTHER LAWS AND AGREEMENTS. The rights and obligations of the parties under this Agreement shall be subject to any restrictions on the purchase of Shares which may be imposed by the Georgia Business Corporation Code, federal or state regulations affecting financial institutions and their holding companies, and any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company.

         19. FURTHER ASSURANCES. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         20. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be effective as to each Shareholder as of the date this Agreement or as of the date any counterpart of this Agreement is executed by such Shareholder.

         21. TERMINATION. This Agreement shall remain in full force and effect until the earlier of (a) the effective date that a written agreement providing for termination of this Agreement is signed by the Company (authorized by the affirmative vote of 66-2/3% of its directors then holding office) and by the holders of 66-2/3% of the then issued and outstanding Shares of the Company, (b) the effective date of a registration statement filed by the Company with the Securities and Exchange Commission with respect to a public offering of the Company's common Shares, (c) the effective date of dissolution of the Company, either voluntarily or involuntarily, in accordance with the Company's articles of incorporation and/or bylaws, (d) the effective date of the termination of the subchapter S election by the Company pursuant to Section 10(b) hereof, or (e) the twentieth anniversary of the effective date pursuant to Section 14-2-731(d) of the Georgia Business Corporation Code, unless that provision has been repealed or amended.

         22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         23. ENFORCEMENT. This Agreement has been negotiated, executed and delivered in the State of Georgia, and each party (a) submits to personal jurisdiction in the State of Georgia for the enforcement of this Agreement, and
(b) waives any and all rights under the laws of any state to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against another party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a waiver of the agreement that the laws of the State of Georgia shall govern or of the submission made by a party to personal jurisdiction within the State of Georgia.

         24. ENFORCEMENT COSTS. Should a party be required to engage legal counsel to enforce or prevent the breach of any of the provisions of this Agreement, to institute any action or proceeding to enforce any such provision of this Agreement, to seek an injunction, to seek damages by reason of any alleged breach of any provisions, to seek a declaration of its rights or obligations, or to seek any other judicial or equitable remedy, then the prevailing party in such action shall be entitled to be reimbursed by the other party or parties for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees actually incurred.

         25. SEPARATE COUNSEL. BY SIGNING THIS AGREEMENT, THE PARTIES
             ----------------
ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO OBTAIN SEPARATE LEGAL COUNSEL AND ADVICE REGARDING THIS AGREEMENT AND THAT THEY HAVE READ AND UNDERSTAND THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date and year first above written.

                                           FIRST CHEROKEE BANCSHARES, INC.


                                        By:/s/ Carl C. Hames, Jr.
                                           -------------------------------------
                                           Carl C. Hames, Jr.
                                           President and Chief Executive Officer

                                   SCHEDULE I

                         FIRST CHEROKEE BANCSHARES, INC.
                             SHAREHOLDERS AGREEMENT

                  ORIGINALLY DATED AS OF THE EFFECTIVE TIME OF
         COMPANY'S REORGANIZATION PURSUANT TO THE AMENDED AND RESTATED
        AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN THE COMPANY
           AND FIRST CHEROKEE INTERIM CORP., DATED NOVEMBER 12, 3003.



                 SHAREHOLDERS OF FIRST CHEROKEE BANCSHARES, INC.








-----------------------------     -----------------------------    ------------
Signature                         Print Name                       Date Signed




----------------------------
Number of Shares Owned

                                   APPENDIX C
                                   ----------

                        FIRST CHEROKEE BANCSHARES, INC.
              FORM 2553, ELECTION BY A SMALL BUSINESS CORPORATION

     J - Name and address of each                 K - Shareholders' Consent
shareholder; shareholder's spouse            Statement.  Under penalties of
having  a community property interest        perjury, we declare that we consent
in the corporation's stock; and each         to the election of the above-named
tenant in common, joint tenant, and          corporation to be as S corporation
tenant by the entirety.  (A husband          under section 1362(a) and that we
and wife (and their estates) are counted     have examined this consent statement,
as one shareholder in determining the        including accompanying schedules and
number of shareholders without regard to     statements, and to the best of our                            M - Social     N - Share-
the  manner  in which  the  stock is         knowledge and belief, it is true,                             Security       holder's
owned.)                                      correct, and complete.  We understand                         number or      tax year
                                             our consent is binding and may not be                         employer       ends
                                             withdrawn after the corporation has                           identification (month
                                             made a valid election.  (Shareholders            L            number (see    and day)
                                             sign and date below).                       Stock Owned       instructions)
                                                                                         -----------


                                                                                       Number      Dates
                                              Signature                   Date       of shares   acquired
                                              ---------                   ----       ---------   --------


-------------------------------       ------------------------------    ----------   ----------  ---------  -----------  ----------



-------------------------------       ------------------------------    ----------   ----------  ---------  -----------  ----------



-------------------------------       ------------------------------    ----------   ----------  ---------  -----------  ----------

                                   APPENDIX D
                                   ----------
                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                       CODE RELATING TO DISSENTERS' RIGHTS

14-2-1301.       DEFINITIONS.

As used in this article, the term:

                      (1) "Beneficial shareholder" means the person who is a
                           beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                      (2) "Corporate action" means the transaction or other
                           action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

                      (3) "Corporation" means the issuer of shares held by a
                           dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                      (4) "Dissenter" means a shareholder who is entitled to
                           dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                      (5) "Fair value," with respect to a dissenter's shares,
                           means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                      (6) "Interest" means interest from the effective time of
                           the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                      (7) "Record shareholder" means the person in whose name
                           shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                      (8) "Shareholder" means the record shareholder or the
                           beneficial shareholder.

14-2-1302.       RIGHT TO DISSENT.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                      (1) Consummation of a plan of merger to which the
                  corporation is a party:

                           (A) If approval of the shareholders of the
                  corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
                  with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
                  shares;

                           (B) Creates, alters, or abolishes a right in respect
                  of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or abolishes a preemptive right of the
                  holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the rights of the shares to
                  vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                           (E) Reduces the number of shares owned by the
                  shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                           (F) Cancels, redeems, or repurchases all or part of
                  the shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,500 shares, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective time of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,500 shares, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.       DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320.       NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321.       NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

                  (2) Must not vote his or her shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322.       DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4) Be accompanied by a copy of this article.

14-2-1323.       DUTY TO DEMAND PAYMENT.

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.       SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

14-2-1325.       OFFER OF PAYMENT.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                  (5) A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.       FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.

14-2-1327.       PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

                  (1) The dissenter believes that the amount offered under Code
         Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.       COURT ACTION.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action QUASI IN REM against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331.       COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.        LIMITATION OF ACTIONS.

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.